                                                                     EXHIBIT 4.4


       ----------------------------------------------------------------
       ----------------------------------------------------------------


                       AMENDED AND RESTATED LOAN AGREEMENT

                            Dated as of July 31, 1996

                                      among

                              ELDORADO RESORTS LLC

                                  as Borrower,

                                       and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

          as sole initial Bank, Issuing Bank and Administrative Agent

       ----------------------------------------------------------------
       ----------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                              Page
                                                              ----
ARTICLE 1.


               DEFINITIONS AND ACCOUNTING TERMS...............   1
               --------------------------------

     1.1  Defined Terms.......................................   1
          -------------
     1.2  Use of Defined Terms................................  27
          --------------------
     1.3  Accounting Terms....................................  27
          ----------------
     1.4  Rounding............................................  27
          --------
     1.5  Exhibits and Schedules..............................  27
          ----------------------
     1.6  Miscellaneous Terms.................................  28
          -------------------


ARTICLE 2.



                    LOANS AND LETTERS OF CREDIT...............  29
                    ---------------------------

     2.1  Loans-General.......................................  29
          -------------
     2.2  Base Rate Loans.....................................  30
          ---------------
     2.3  Eurodollar Rate Loans...............................  31
          ---------------------
     2.4  Letters of Credit...................................  31
          -----------------
     2.5  Automatic Reduction of Commitment...................  35
          ---------------------------------
     2.6  Voluntary Reduction of Commitment...................  35
          ---------------------------------
     2.7  Administrative Agent's Right to Assume Funds
          --------------------------------------------
          Available for Advances..............................  35
          ---------------------
     2.8  Collateral..........................................  36
          ----------
     2.9  Senior Indebtedness.................................  36
          -------------------


ARTICLE 3.
                       PAYMENTS AND FEES......................  37
                       -----------------
     3.1  Principal and Interest..............................  37
          ----------------------
     3.2  Annual Agency Fees..................................  38
          ------------------
     3.3  Facility Fees.......................................  38
          -------------
     3.4  Commitment Fees.....................................  38
          ---------------
     3.5  Standby Letter of Credit Fees.......................  39
          -----------------------------
     3.6  Increased Commitment Costs..........................  39
          --------------------------
     3.7  Eurodollar Fees and Costs...........................  39
          -------------------------
     3.8  Default Rate........................................  43
          ------------
     3.9  Computation of Interest and Fees....................  43
          --------------------------------
     3.10  Non-Banking Days...................................  43
           ----------------
     3.11  Manner and Treatment of Payments...................  44
           --------------------------------
     3.12  Funding Source.....................................  44
           --------------
     3.13  Failure to Charge Not Subsequent Waiver............  44
           ---------------------------------------
     3.14  Administrative Agent's Right to Assume Payments
           -----------------------------------------------
          Will be Made by Borrower............................  45
          ------------------------
     3.15  Authority to Charge Account........................  45
           ---------------------------
     3.16  Fee Determination Detail...........................  45
           ------------------------


ARTICLE 4.



                    REPRESENTATIONS AND WARRANTIES............  46
                    ------------------------------
     4.1  Existence and Qualification; Power; Compliance
          ----------------------------------------------
          With Laws...........................................  46
          ---------
     4.2  Authority; Compliance With Other Agreements and
          -----------------------------------------------

          Instruments and Government Regulations............................  46
          --------------------------------------
     4.3  No Governmental Approvals Required................................  47
          ----------------------------------
     4.4  Subsidiaries......................................................  48
          ------------
     4.5  Financial Statements..............................................  48
          --------------------
     4.6  No Other Liabilities; No Material Adverse Effect..................  49
          ------------------------------------------------
     4.7  Title to and Location of Property.................................  49
          ---------------------------------
     4.8  Real Property.....................................................  49
          -------------
     4.9  Intangible Assets.................................................  49
          -----------------
     4.10  Governmental Regulation..........................................  49
           -----------------------
     4.11  Litigation.......................................................  50
           ----------
     4.12  Binding Obligations..............................................  50
           -------------------
     4.13  No Default.......................................................  50
           ----------
     4.14  ERISA............................................................  50
           -----
     4.15  Regulations G. U and X; Investment Company Act...................  50
           ----------------------------------------------
     4.16  Disclosure.......................................................  51
           ----------
     4.17  Tax Liability....................................................  51
           -------------
     4.18  Projections......................................................  51
           -----------
     4.19  Employee Matters.................................................  51
           ----------------
     4.20  Gaming Laws......................................................  51
           -----------
     4.21  Security Interests...............................................  51
           ------------------
     4.22  Hazardous Materials..............................................  52
           -------------------
     4.23  Silver Legacy....................................................  52
           -------------
     4.24  Certain Leases...................................................  52
           --------------

ARTICLE 5.
                             AFFIRMATIVE COVENANTS
                             ---------------------
                          (OTHER THAN INFORMATION AND
                           --------------------------
                            REPORTING REQUIREMENTS).........................  54
                            -----------------------
     5.1  Payment of Taxes and Other Potent.................................  54
          ---------------------------------
     5.2  Preservation of Existence.........................................  54
          -------------------------
     5.3  Maintenance of Properties.........................................  54
          -------------------------
     5.4  Maintenance of Insurance..........................................  55
          ------------------------
     5.5  Compliance With Laws..............................................  55
          --------------------
     5.6  Inspection Rights.................................................  55
          -----------------
     5.7  Keeping of Records and Books of A.................................  55
          ---------------------------------
     5.8  Compliance With Agreements........................................  55
          --------------------------
     5.9  Use of Proceeds...................................................  56
          ---------------
     5.10  Hazardous Materials Laws.........................................  56
           ------------------------
     5.11  Additional Collateral............................................  56
           ---------------------
     5.12  New Significant Subsidiaries.....................................  57
           ----------------------------

ARTICLE 6.
                          NEGATIVE COVENANTS................................  58

     6.1  Payment of Subordinated Obligation................................  58
          ---------------------------------
     6.2  Disposition of property...........................................  58
          -----------------------
     6.3  Investments and Acquisitions......................................  58
          ----------------------------
     6.4  Hostile Tender Offers.............................................  59
          ---------------------
     6.5  Distributions.....................................................  59
          -------------
     6.6  ERISA.............................................................  59
          -----

     6.7  Change in Nature of Business........................  60
          ----------------------------
     6.8  Liens; Negative Pledges; Sales and Leasebacks.......  60
          ---------------------------------------------
     6.9  Indebtedness and Contingent Obligations.............  60
          ---------------------------------------
     6.10  Transactions with Affiliates.......................  61
           ----------------------------
     6.11  Capital Expenditures...............................  61
           --------------------
     6.12  Members' Equity....................................  62
           ---------------
     6.13  Total Debt to EBITDA Ratio.........................  62
           --------------------------
     6.14  Senior Debt to EBITDA Ratio........................  62
           ---------------------------
     6.15  Fixed Charge Ratio.................................  62
           ------------------
     6.16  Amendments to Subordinated Obligations.............  62
           --------------------------------------

ARTICLE 7.

                 INFORMATION AND REPORTING REQUIREMENTS.......  63
                 --------------------------------------
     7.1  Financial and Business Information..................  63
          ----------------------------------
     7.2  Compliance Certificates.............................  66
          -----------------------

ARTICLE 8.

                             CONDITIONS.......................  67
                             ----------
     8.1  Initial Advances....................................  67
          ----------------
     8.2  Any Increasing Advance..............................  70
          ----------------------

ARTICLE 9.

     EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT.....  71
     ----------------------------------------------------
     9.1  Events of Default...................................  71
          -----------------
     9.2  Remedies Upon Event of Default......................  73
          ------------------------------

ARTICLE 10.

                     THE ADMINISTRATIVE AGENT.................  77
                     ------------------------
     10.1  Appointment and Authorization......................  77
           -----------------------------
     10.2  Business Activities with the Borrower..............  77
           -------------------------------------
     10.3  Proportionate Interest of the Banks in any
           ------------------------------------------
           Collateral.........................................  77
           ----------
     10.4  Banks' Credit Decisions............................  78
           -----------------------
     10.5  Action by Administrative Agent.....................  78
           ------------------------------
     10.6  Liability of Administrative Agent..................  79
           ---------------------------------
     10.7  Indemnification....................................  81
           ---------------
     10.8  Successor Administrative Agent.....................  81
           ------------------------------
     10.9  Performance of Condition...........................  82
           -----------------------

ARTICLE 11.

                            MISCELLANEOUS.....................  84
                            -------------
     11.1  Cumulative Remedies: No Waiver.....................  84
           ------------------------------
     11.2  Amendments; Consents...............................  84
           --------------------
     11.3  Costs. Expenses and Taxes..........................  85
           -------------------------
     11.4  Nature of Banks' Obligations.......................  86
           ----------------------------
     11.5  Survival of Representations and Warranties.........  86
           -----------------------------------------
     11.6  Notices............................................  86
           -------
     11.7  Execution of Loan Documents........................  87
           ---------------------------
     11.8  Binding Effect: Assignment.........................  87
           --------------------------

     11.9   Lien on Deposits and Property in Possession of
            ----------------------------------------------
           any Bank...........................................  90
           --------
     11.10  Sharing of Setoffs................................  90
            ------------------
     11.11  Indemnity by Borrower.............................  91
            ---------------------
     11.12  Nonliability of the Banks.........................  92
            -------------------------
     11.13  No Third Parties Benefited........................  94
            --------------------------
     11.14  Confidentiality...................................  94
            ---------------
     11.15  Hazardous Materials Indemnity.....................  94
            -----------------------------
     11.16  Further Assurances................................  95
            ------------------
     11.17  Integration.......................................  96
            -----------
     11.18  Governing Law.....................................  96
            -------------
     11.19  Severability of Provisions........................  96
            --------------------------
     11.20  Independent Covenants.............................  96
            ---------------------
     11.21  Headings..........................................  96
            --------
     11.22  Time of the Essence...............................  97
            -------------------
     11.23  Tax Withholding Exemption Certificates............  97
            ---------------------------------
     11.24  Arbitration Reference.............................  97
            ---------------------
     11.25  Purported Oral Amendments.........................  98
            -------------------------

Exhibits
- --------

A - Compliance Certificate
B - Commitment Assignment and Acceptance
C - Deed of Trust
D - Guaranty
E - Note
F - Opinion
G - Pricing Certificate
H - Request for Letter of Credit
I - Request for Loan
J - Security Agreement
K - Subsidiary Security Agreement

Schedules
- ---------

l.1A          Eldorado Hotel Property Description
l.lB          Daniel's Expansion Property Description
4.1           Ownership of Borrower
4.3           Governmental Approvals
4.4           Subsidiaries
4.7           Real Property
4.10          Governmental Regulation
4.11          Litigation
4.18          Projections
4.22          Hazardous Materials
5.4           Real Property Insurance
6.3           Investments
6.8           Existing Liens and Rights of Others
6.9           Existing Indebtedness and Contingent Obligations
6.11          Remaining Southside Capital Expenditures

                       AMENDED AND RESTATED LOAN AGREEMENT
                       -----------------------------------

                            Dated as of July 31, 1996

             This AMENDED AND RESTATED LOAN AGREEMENT ("Agreement")
is entered into among Eldorado Resorts LLC, a Nevada limited liability company ("Borrower"), Bank of America National Trust and Savings Association, as sole initial Bank, Issuing Bank and Administrative Agent. From time to time, other lenders may become parties to this Agreement by means of a Commitment Assignment and Acceptance executed in accordance with Section 11.8 (each such Lender and
                                                   ----
Bank of America National Trust and Savings Association are collectively, the "Banks" and individually, a "Bank"). Borrower and Bank of America National
Trust and Savings Association hereby agree with reference to the following facts:

     A. Eldorado Hotel Associates Limited Partnership, a Nevada limited partnership (the "Eldorado Partnership"), entered into a Loan Agreement dated as of March 25, 1994 with Bank of America National Trust and Savings Association, as Administrative Agent and the Banks referred to therein (the "Existing Loan Agreement").

     B. As of June 28, the Eldorado Partnership and Borrower entered into an Agreement and Plan of Merger of even date therewith, pursuant to which the Eldorado Partnership and Borrower merged, with Borrower the survivor.

     C. Borrower entered into an Assumption Agreement dated as of July 1, 1996 pursuant to which Borrower expressly assumed the obligations of the Eldorado Partnership under the Existing Loan Agreement and the Loan Documents referred to therein.

     D. Borrower, the Administrative Agent and the Banks desire to amend and restate the Loan Agreement in its entirety as set forth herein.

       In consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                 ARTICLE 1.
                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

     1.1   Defined Terms. As used in this Agreement, the following terms shall
           -------------
have the meanings set forth below :

           "Acquisition" means any transaction, or any series of related
            -----------
transactions, by which Borrower directly or indirectly (i) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquires control of a 50% or more ownership interest in any partnership or joint venture.

           "Advance" means any Advance made or to be made by any Bank to
            -------
Borrower as provided in Article 2.
                        ---------

           "Administrative Agent" means Bank of America National Trust
            --------------------
and Savings Association, when acting in its capacity as the Administrative Agent under any of the Loan Documents, and any successor Administrative Agent.

           "Administrative Agent's Office" means the Administrative
            -----------------------------
Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Banks.

           "Affiliate" means, as to any Person, any other Person which
            ---------
directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) .

           "Agreement" means this Amended and Restated Loan Agreement,
            ---------
either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended .

           "Applicable Percentage" means, during each calendar month, the
            ---------------------
per annum percentage set forth below opposite the Pricing Leverage Ratio set forth in the then most recently delivered Pricing Certificate (a) with respect to each Base Rate Loan, in the column headed "Base Rate", (b) with respect to each Eurodollar Rate Loan, in the column headed "Eurodollar Rate", (c) for each Letter of Credit, in the column headed "Letters of Credit", and (d) with respect to

Commitment Fees, in the column headed "Commitment Fees":



  Pricing Leverage            Base         Eurodollar        Letters          Commitment
  Ratio                       Rate         Rate              of Credit        Fees
  -----                       ----         ----              ---------        ----
  Less than                   0%           1.0000%           1.0000%          0.2500%
  1.50:1.00

  Greater than or             0.2500%      1.2500%           1.2500%          0.3125%
  equal to 1.50:1.00
  but less than 2.00:1.00

  Greater than or             0.5000%      1.5000%           1.5000%          0.3750%
  equal to 2.00:1.00
  but less than 2.50:1.00

  Greater than or             0.7500%      1.7500%           1.7500%          0.4375%
  equal to 2.50:1.00
  but less than 3.00:1.00

  Greater than or             1.0000%      2.0000%           2.0000%          0.5000%
  equal to 3.00:1.00

           "Approved Swan Agreements" means one or more Swap Agreements
            ------------------------
with respect to the Indebtedness evidenced by the Notes between Borrower and one or more of the Banks, on terms mutually acceptable to Borrower and that Bank or Banks. Each Approved Swap Agreement shall be a Loan Document and shall be secured by the Liens created by the Collateral Documents to the extent set forth in Section 2.8.
           ---

           "Arranger" means BA Securities, Inc.
            --------

           "Bank of America" means Bank of America National Trust and
            ---------------
Savings Association, its successors and assigns.

           "Banking Day" means any Monday, Tuesday, Wednesday, Thursday
            -----------
or Friday, other than a day on which banks are authorized or required to be
           ----------
closed in California, Nevada or New York.

           "Base Rate" means, as of any date of determination, the
            ---------
greater of (a) the Reference Rate or (b) the Federal Funds Rate plus .50%.
- -------                                                         ----

           "Base Rate Advance" means an Advance made hereunder and
            -----------------
designated as a Base Rate Advance in accordance with Article 2.
                                                     ---------

           "Base Rate Loan" means a Loan made hereunder and designated as
            --------------
a Base Rate Loan in accordance with Article 2.
                                    ---------

           "Borrower" means Eldorado Resorts LLC, a Nevada limited
            --------
liability company, and its successors and permitted assigns.

           "Capital Expenditure" means any expenditure that is considered
            -------------------
a capital expenditure under Generally Accepted Accounting Principles, consistently applied, including any amount that is required to be treated as an asset subject to a Capital Lease.

            "Capital Lease" means, as to any Person, a lease of any
             -------------
Property by that Person as lessee that is, or should be in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or if such Statement is not then in effect, such other statement of Generally Accepted Accounting Principles as may be applicable, recorded as a "capital lease" on the balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles.

            "Cash" means, when used in connection with any Person, all
             ----
monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles.

            "Cash Equivalents" means, when used in connection with any
             ----------------
Person, that Person's Investments in:

     (a) Government Securities due within one year after the date of the making of the Investment;

     (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one year after the date of the making of the Investment;

     (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and reverse repurchase agreements covering Government Securities executed by, any Bank or any other bank, savings and loan or savings bank doing business in and incorporated under the Laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, in each case due within one year after the date of the making of the Investment;

     (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and reverse repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, in each case due within one year after the date of the making of the Investment; and

     (e) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof given on the date of such Investment the highest credit rating by Moody's Investors Service, Inc. and Standard & Poor's Corporation, in each case due within 270 days after the date of the making of the Investment.

            "Cash Interest Charges" means, with respect to any Person and
             ---------------------
for any fiscal period, Interest Charges of that Person to the extent payable in Cash during that period.

            "Certificate of a Responsible Official" means a certificate
             -------------------------------------
signed by a Responsible Official of the Person providing the certificate.

            "Change in Control" means (i) the failure of Donald Carano,
             -----------------
members of his immediate family, or trusts of which Donald Carano or members of his immediate family are the sole beneficiaries, to own, directly or indirectly, and control the power to vote, a majority of the equity ownership interests in Borrower or (ii) the failure of Donald Carano to be actively involved in the management of Borrower as the chief executive officer of Borrower for a period in excess of 90 days unless, during that period, a successor chief executive officer reasonably acceptable to the Majority Banks is appointed.

            "Circus and Eldorado Joint Venture" means Circus and Eldorado
             ---------------------------------
Joint Venture, a Nevada general partnership which is the joint venture of ELLC and Galleon which owns, manages and operates Silver Legacy.

            "Circus and Eldorado Joint Venture Agreement" means
             -------------------------------------------
the final written joint venture agreement among Circus Circus Enterprises, Inc., Galleon, Borrower and ELLC governing the formation of the Circus and Eldorado Joint Venture and the construction, management and operation of Silver Legacy.

            "Closing Date" means March 25, 1994.
             ------------

            "Co-Agent" means Wells Fargo Bank, N.A. In its capacity as such, the
             --------
Co-Agent shall have no rights or obligations under this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended or
             ----
replaced and as in effect from time to time.

            "Collateral" means, collectively, all of the collateral
             ----------
subject to the Liens, or intended to be subject to the Liens, created by the Collateral Documents.

            "Collateral Documents" means, collectively, the Security
             --------------------
Agreement, the Subsidiary Security Agreement, the Deed of Trust, any deed of trust hereafter executed with respect to the Daniel's Expansion and any other pledge agreement, hypothecation agreement, security agreement, assignment, deed of trust, mortgage or similar instrument executed by Borrower or by CS&Y in favor of the Banks to secure the Obligations .

            "Commission" means the Securities and Exchange Commission .
             ----------

            "Commitment Assignment and Acceptance" means a commitment assignment
             ------------------------------------
and acceptance substantially in the form of Exhibit A.
                                            ---------

            "Commitment Fees" means the fees referred to in Section 3.4.
             ---------------                                        ---

            "Commitment" means, subject to Sections 2.5 and 2.6, $50,000,000.
             ----------                             ---     ---
As of the Restatement Date, Bank of America holds the entire Commitment.


            "Compliance Certificate" means a certificate in the form of
             ----------------------
Exhibit B, properly completed and signed by a Senior Officer of Borrower.
- ---------


            "Contingent Obligation" means, as to any Person, any (a)
             ---------------------
direct or indirect guarantee of Indebtedness of, or other obligation performable by, any other Person, including any endorsement (other than for collection or
                      ---------
deposit in the ordinary course of business), co-making or sale with recourse of the obligations of any other Person or (b) contractual assurance (not arising solely by operation of Law) given to an obligee with respect to the performance of an obligation by, or the financial condition of, any other Person, whether direct, indirect or contingent, including any purchase
                                                          ---------
or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item to such other Person, or any other arrangement of whatever nature having the effect of assuring or holding harmless any obligee against loss with respect to any obligation of such other Person including without limitation any "keep-well", "take-or-pay" or "through put" agreement or arrangement. As of each date of determination, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

           "Contractual Obligation" means, as to any Person, any
            ----------------------
provision of any outstanding Securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

           "CS&Y" means CS&Y Associates, a Nevada general partnership
            ----
consisting of Donald L. Carano, The Sonya Carano Trust under Trust Agreement dated January 16, 1979, The George Yori and Genevieve Yori Family Trust under Agreement dated September 28, 1981, The Siri Family Trust, under Agreement dated December 13, 1991, The William and Lena Carano Family Trust - Exemption Trust, under Trust Agreement dated April 10, 1984, the William and Lena Carano Family Trust, - Survivors Trust, under Trust Agreement dated April 10, 1984, The Caryl Stringham Trust, under Trust Agreement dated January 28, 1992, The Lawrence Yori Trust, under Trust Agreement dated November 2, 1992, and the Siri 1993 Irrevocable Trust, under Trust Agreement dated June 18, 1993.

           "Daniels Expansion" means the proposed expansion of the
            -----------------
Eldorado Hotel to be constructed on the real property described on
Schedule 1.1B, which real property is the site of the existing Daniel's Motel.
- -------------

           "Debtor Relief Laws" means the Bankruptcy Code of the United
            ------------------
States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

           "Deed of Trust" means the Amended and Restated Deed of Trust
            -------------
executed by Borrower and CS&Y covering the real property described on
Schedule 1.lA and the related improvements and fixtures used in connection with
- -------------
the Eldorado Hotel, substantially in the form of Exhibit C, either as originally
                                                 ---------
executed or as the same may from time to time be supplemented, modified, amended, renewed, extended on supplanted .

           "Default" means any event that, with the giving of any
            -------
applicable notice or passage of time specified in Section 9.1, or both, would be
                                                          ---
an Event of Default.

           "Default Rate" means the interest rate set forth in Section 3.8.
            ------------                                               ---

           "Designated Deposit Account" means a deposit account to be
            --------------------------
maintained by Borrower with the Administrative Agent, as from time to time designated by Borrower by written notification to the Administrative Agent.

           "Designated Eurodollar Market" means, for any Eurodollar Rate
            ----------------------------
Loan, the London Eurodollar Market or such other Eurodollar Market as may be acceptable to the Administrative Agent .

           "Disposition" means the sale, transfer or other disposition in
            -----------
any single transaction or series of related transactions of any individual asset, or group of related assets, of Borrower (but not of assets of ELLC or of the Circus and Eldorado Joint Venture) that has or have at the date of the Disposition a book value or fair market value (which shall be deemed to be equal to the sales price for such asset or assets upon a sale to a Person that is not an Affiliate of Borrower) of $1,000,000 on more, other than (i) the sale or
                                                 ----------
other disposition of inventory in the ordinary course of business and (ii) the sale or other disposition of equipment or other personal property that is replaced by equipment or personal property, as the case may be, performing substantially the same function not later than ninety (90) days after such sale or disposition.

           "Distribution" means, with respect to any membership interest,
            ------------
partnership interest or capital stock, or any warrant or option to acquire any membership interest, partnership interests, capital stock or other equity securities issued by a Person, (a) the retirement, redemption, purchase on other acquisition for value by such Person of any such security or interest, (b) the declaration or payment by such Person of any dividend in Cash or in Property (other than Property which is in the form of like securities or interests of that Person) with respect to any such security or interest, and (c) any Investment by such Person in any holder of 5% or more of the equity securities of such Person, if a purpose of such Investment is to avoid the characterization of the transaction between such Person and such holder as a Distribution under clause (a) or (b) above.

           "dollars" or "$" means United States dollars.
            -------      -

           "EBITDA" means, for any period, (a) Net Income for that
            ------
period, plus (b) consolidated Interest Charges of Borrower and its Subsidiaries
        ----
for that period, plus (c) the aggregate amount of federal and state taxes on
                 ----
measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period), plus (d) depreciation, amortization and all
                                 ----
other non-cash expenses of Borrower and its Subsidiaries for that period, in each case as determined in accordance with Generally Accepted Accounting Principles.

           "Eldorado Capital" means Eldorado Capital Corp., a Nevada
            ----------------
corporation, its successors and permitted assigns.

           "Eldorado Hotel" means the Borrower's hotel and casino complex
            --------------
located at 295 North Virginia Street, Reno, Nevada 89501, the adjacent parking structure located at Sierra and Third Streets, Reno, Nevada 89501 and the related interests in real property described in the Deed of Trust and includes
(i) the Southside Expansion and (ii) following the acquisition thereof, the Daniel's Expansion.

           "Eligible Assignee" means (a) with respect to any Bank,
            -----------------
another Bank (b) with respect to any Bank, any Affiliate of that Bank and (c) any commercial bank having a combined capital and surplus of $100,000,000 or more that is (i) organized under the Laws of the United States of America or any State thereof or (ii) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (A) such bank is acting
                                         --------
through a branch or agency located in the United States of America and (B) is otherwise exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 pursuant to Section 11.23 at the time of any assignment pursuant to
                              -----
Section 11.8.
        ----

           "ELLC" means Eldorado Limited Liability Company, a Nevada
            ----
limited liability company, its successors and permitted assigns.

           "ERISA" means the Employee Retirement Income Security Act of
            -----
1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time .

           "ERISA Affiliate" means, with respect to any Person, any
            ---------------
Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

           "Eurodollar Banking Day" means any Banking Day on which
            ----------------------
dealings in dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

           "Eurodollar Base Rate" means, with respect to any Eurodollar
            --------------------
Rate Loan, the interest rate per annum (determined solely by the Administrative Agent and rounded upward to the next 1/16 of 1%) at which deposits in dollars are of offered by Bank of America to prime banks in the Designated Eurodollar Market at or about ll:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period. The determination of the Eurodollar Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

           "Eurodollar Lending Office" means, as to each Bank, its office
            -------------------------
or branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Rate Lending Office. If no Eurodollar Rate Lending Office is designated by a Bank, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

           "Eurodollar Obligations" means eurocurrency liabilities, as defined
            ----------------------
in Regulation D.

           "Eurodollar Period" means, as to each Eurodollar Rate Loan,
            -----------------
the period commencing on the date specified by Borrower pursuant to
Section 2.1(b) and ending 1, 2, 3 or 6 months thereafter, as specified by
        ------
Borrower in the applicable Request for Loan; Provided that:

         (a) The first day of any Eurodollar Period shall be a Eurodollar Banking Day;

     (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

     (c)     No Eurodollar Period shall extend beyond the Maturity Date.

             "Eurodollar Rate" means, with respect to any Eurodollar Rate
              ---------------
Loan, the interest rate (rounded upward to the next 1/100 of 1%) determined to be equal to the Eurodollar Base Rate divided by [1 minus the Eurodollar Reserve
                                     ------- --    -----
Percentage].

             "Eurodollar Rate Advance" means an Advance made hereunder and
              -----------------------
designated as a Eurodollar Rate Advance in accordance with Article 2.
                                                           ---------

             "Eurodollar Rate Loan" means a Loan made hereunder and
              --------------------
designated as a Eurodollar Rate Loan in accordance with Article 2.
                                                        ---------

             "Eurodollar Reserve Percentage" means, with respect to any
              -----------------------------
Eurodollar Rate Loan, the percentage applicable as of the date of determination of the Eurodollar Base Rate representing the aggregate reserve requirements of the Administrative Agent (disregarding any offsetting amounts that may be available to the Administrative Agent to decrease such requirements to the extent that such offsetting amounts arose out of transactions other than those contemplated by this Agreement) under Regulation D and any other applicable Laws with respect to Eurodollar Obligations in an aggregate amount equal to the amount of such Eurodollar Rate Loan and for a time period comparable to the number of months in the applicable Eurodollar Period. The determination by the Administrative Agent of any applicable Eurodollar Reserve Percentage shall be presumed connect in the absence of manifest error.

             "Event of Default" shall have the meaning provided in Section 9.1.
              ----------------

             "Federal Funds Rate" means, as of any date of determination, a
              ------------------
fluctuating interest rate per annum equal to the federal funds effective rate for the previous Banking Day as quoted by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

           "Fiscal Quarter" means the fiscal quarter of Borrower
            --------------
consisting of a three month fiscal period ending on each March 31, June 30, September 30 and December 31.

           "Fiscal Year" means the fiscal year of Borrower consisting of
            -----------
a twelve month fiscal period ending on each December 31.

           "Fixed Change Ratio" means, as of the last day of each Fiscal
            ------------------
Quarter, the ratio of:
             --------

     (a) the sum of (i) EBITDA for the twelve month period ending on that
             ---
     date plus (ii) Distributions made in Cash received by Borrower from
          ----
     the Circus and Eldorado Joint Venture during that period; to
                                                               --

     (b) the sum of (i) Cash Interest Charges payable by Borrower and its
             ---
     Subsidiaries during that period, plus (ii) Scheduled Debt Amortization
                                      ----
     for twelve month period beginning on the day following the last day of such Fiscal Quarter (prospectively), plus (iii) 2% of the net revenues
                                          ----
     of Borrower for the twelve month period ending on such date, plus (iv)
                                                                  ----
     Distributions made by Borrower in Cash to its members during the same period in accordance with Section 6.5, provided that any Distributions
                                       ---  --------
     made in that fiscal period in excess of 50% of Net Income for that fiscal period shall be disregarded for this purpose.

           "Funded Debt" means, as of each date of determination, without
            -----------
duplication, the sum of (a) all principal Indebtedness of Borrower and its
                 ---
Subsidiaries (excluding in any event, the Circus and Eldorado Joint Venture) for
              ---------
borrowed money (including debt securities issued by Borrower and such Subsidiaries) on that date, plus (b) the aggregate amount of all Capital Lease
                            ----
Obligations of Borrower and such Subsidiaries on that date, plus (c) the
                                                            ----
aggregate amount available for drawing under all letters of credit (including the Letters of Credit) for which Borrower or any such Subsidiary is the account party, outstanding on that date, plus (d) the aggregate amount drawn under all
                                 ----
letters of credit (including the Letters of Credit) for which Borrower or any such Subsidiary is the account party and for which the issuer of such letters of credit has not been reimbursed on that date.

           "Galleon" means Galleon, Inc., a Nevada corporation which is
            -------
a wholly-owned subsidiary (directly or indirectly) of Circus Circus Enterprises, Inc.

           "Gaming Board" means, collectively, (a) the Nevada Gaming Commission,
            ------------
(b) the Nevada State Gaming Control Board and (c) any other Governmental Agency that holds licensing or permit authority over gambling, gaming or casino activities conducted by Borrower within its jurisdiction.

           "Gaming Laws" means all Laws pursuant to which any Gaming Board
            -----------
possesses licensing or permit authority over gambling, gaming, or casino activities conducted by Borrower within its jurisdiction.

           "Generally Accepted Accounting Principles" means, as of any date of
            ----------------------------------------
determination, accounting principles set forth as generally accepted in then currently effective Statements of the Auditing Standards Board of the American Institute of Certified Public Accountants, or if such statements are not then in effect, accounting principles that are then approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the
 --------------------
accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

           "Government Securities" means readily marketable direct full faith
            ---------------------
and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.

           "Governmental Agency" means (a) any international, foreign, federal,
            -------------------
state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court, administrative tribunal or public utility, or (d) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has consented.

           "Guaranty" means the continuing Guaranty of the Obligations executed
            --------
by Eldorado Capital on the Restatement Date, substantially in the form of Exhibit D, either as originally executed or as it may from time to time be
- ---------
supplemented, modified, amended, restated or extended, and as modified by any instrument of Joinder executed by new Subsidiaries pursuant to Section 5.12.
                                                                       ----

           "Hazardous Materials" means substances defined as hazardous
            -------------------
substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC ss.9601 et seq., or as hazardous, toxic or pollutant pursuant to the Hazardous Materials Transportation Act, 49 USC ss.1801, et seq., the Resource Conservation and Recovery Act, 42 USC ss.6901, et seq., the Hazardous Waste Control Law, Chapter 459 of Nevada Revised Statutes, or in any other applicable Hazardous Materials Law, in each case as such laws are amended from time to time.

           "Hazardous Materials Claims" means the matters described in clauses
            --------------------------
(a) and (b) of Section 5.10.
- ---     ---            ----

           "Hazardous Materials Laws" means all federal, Nevada state or local
            ------------------------
laws, ordinances, rules or regulations governing the disposal of Hazardous Materials.

           "Indebtedness" means, as to any Person, (a) all indebtedness of such
            ------------
Person for borrowed money, (b) that portion of the obligations of such Person under Capital Leases which is properly recorded as a liability on a balance sheet of that Person prepared in accordance with Generally Accepted Accounting Principles, (c) any obligation of such Person that is evidenced by a promissory note or other instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other
                                                 ----------
accounts payable in the ordinary course of business in accordance with customary terms), (e) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (g) obligations of such Person for unreimbursed draws under letters of credit issued for the account of such Person and (h) any obligations of such Person under a Swap Agreement.

           "Intangible Assets" means assets that are considered intangible
            -----------------
assets under Generally Accepted Accounting Principles, including customer lists,
                                                       ---------
goodwill, computer software and capitalized research and development costs .

           "Interest Charges" means, as of the last day of any fiscal period,
            ----------------
the sum of (a) all interest, fees, charges and related expenses payable with
    ------
respect to that fiscal period
to a lender in connection with borrowed money or the deferred purchase price of assets that is treated as interest in accordance with Generally Accepted Accounting Principles, plus (b) the portion of rent payable with respect to that
                       ----
fiscal period under Capital Leases that should be treated as interest in accordance with Generally Accepted Accounting Principles.

           "Interest Differential" means, with respect to any prepayment of a
            ---------------------
Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period and with respect to the failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in a Request for Loan, (a) the per annum interest rate payable pursuant to Section 3.1(c) with respect to that
                                                ------
Eurodollar Rate Loan as of the date of the prepayment or failure to borrow, minus (b) the Eurodollar Rate on or as near as practicable to the date of the
- -----
prepayment or failure to borrow for a Eurodollar Rate Loan commencing on such date and ending on the last day of the applicable Eurodollar Period; provided
                                                                     --------
that if the Eurodollar Rate so prescribed is equal to or within 1/8% less than the Eurodollar Rate for the Eurodollar Rate Loan that was prepaid or not borrowed, then 1/8 of 1% shall be subtracted from the Eurodollar Rate so prescribed. The determination of the Interest Differential by the Administrative Agent shall be conclusive in the absence of manifest error.

           "Investment" means, when used in connection with any Person, any
            ----------
investment by or of that Person, whether by means of purchase or other acquisition of capital stock or other Securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any
                                                              ---------
membership, partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the amount actually invested, without adjustment for increases or decreases in the value of such Investment.

           "Issuing Bank" means Bank of America.
            ------------

           "Laws" means, collectively, all international, foreign, federal,
            ----
state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

           "Letters of Credit" means any of the standby letters of credit issued
            -----------------
by the Issuing Bank under the Commitment pursuant to Section 2.4, either as
                                                             ---
originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplemented.

           "License Revocation" means the revocation of, or failure to renew,
            ------------------
any casino, gambling or gaming license issued by any Gaming Board to Borrower that could constitute a Material Adverse Effect.

           "Lien" means any mortgage, deed of trust, pledge, hypothecation,
            ----
assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing,
                        ---------
any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property .

           "Loan" means the group of Advances made at any one time by the Banks
            ----
pursuant to Article 2.
            ---------

           "Loan Documents" means, collectively, this Agreement, the Notes, the
            --------------
Guaranty, each Letter of Credit, the Collateral Documents, any Request for Loan, any Request for Letter of Credit and any other agreements of any type or nature heretofore or hereafter executed and delivered by Borrower or any of its Affiliates to the Administrative Agent or to any Bank in any way relating to or in furtherance of this Agreement, including any Approved Swap Agreement, in each
                                  ---------
case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted, provided that
                                                                   --------
the foregoing shall not be deemed to include any agreement evidencing the obligations of ELLC or the Circus and Eldorado Joint Venture to a direct lender to the Circus and Eldorado Joint Venture.

           "Maintenance Capital Expenditure" means a Capital Expenditure for the
            -------------------------------
maintenance, repair, restoration or refurbishment of the Eldorado Hotel, but excluding any Capital Expenditure (including any Capital Expenditure made in
- ---------
connection with the Southside Expansion or the Daniels Expansion) which adds permanent improvements, areas or structures to the Eldorado Hotel.

           "Majority Banks" means, as of any date of determination, Banks whose
            --------------
aggregate Pro Rata Share is at least 51% of the Commitment then in effect or, if the Commitment is not then in effect, Banks holding Notes evidencing at least 51% of the aggregate Indebtedness evidenced by the Notes.

           "Material Adverse Effect" means any set of circumstances or events
            -----------------------
which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations or to the prospects of Borrower,
(c) materially impairs or could reasonably be expected to materially impair the ability of Borrower to perform its Obligations or (d) materially impairs or could reasonably be expected to materially impair the ability of the Banks to enforce their legal remedies pursuant to the Loan Documents.

           "Maturity Date" means July 31, 2001.
            -------------

           "Members' Equity" means, as of any date of determination, the members
            ---------------
equity of Borrower and its Subsidiaries on that date, determined in accordance with Generally Accepted Accounting Principles, provided that there shall be
                                               --------
excluded from Members' Equity (i) any amount attributable to membership shares or interests that are, directly or indirectly, required to be redeemed or repurchased by Borrower or its Subsidiaries at a specified date or upon the occurrence of specified events or at the election of the holder thereof, and
(ii) that portion of Member's Equity which is attributable to the interests of Recreational Enterprises, Inc. and other minority members in ELLC, minus
                                                                   -----
Intangible Assets of Borrower and its Subsidiaries on that date.

           "Multiemployer Plan" means any employee benefit plan of the type
            ------------------
described in Section 4001(a) (3) of ERISA.

           "Negative Pledge" means any covenant binding on Borrower that
            ---------------
prohibits the creation of Liens on any Property thereof, except a covenant
                                                         ------
contained in an instrument creating a Permitted Encumbrance or Permitted Right of Others on Property that prohibits the creation of other Liens on that Property and no other Property of Borrower.

           "Net Cash Proceeds" means the gross Cash proceeds received by
            -----------------
Borrower or any of its Subsidiaries upon the issuance and sale of any equity Securities of Borrower, minus, the actual expenses of such sale paid or payable
                        -----
by Borrower or any of its Subsidiaries in connection with such issuance and sale.

           "Net Income" means, with respect to any fiscal period, the net after-
            ----------
tax income (or loss) from continuing operations before extraordinary or non-recurring items of Borrower and its Subsidiaries for that period, excluding any
                                                                  ---------
income (or loss) attributable to or received from the Circus and Eldorado Joint Venture, determined in accordance with Generally Accepted Accounting Principles, consistently applied .

           "Note" means any of the promissory notes made by Borrower to a Bank
            ----
evidencing Advances under that Bank's Pro Rata Share, substantially in the form of Exhibit E, either as originally executed or as the same may from time to time
   ---------
be supplemented, modified, amended, renewed, extended or supplanted.

           "Obligations" means all present and future obligations of every kind
            -----------
or nature of Borrower or any Party at any time and from time to time owed to the Administrative Agent, the Issuing Bank or the Banks or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of
               ---------
payment, and including interest that accrues after the commencement of any
             ---------
proceeding under any Debtor Relief Law by or against Borrower or any Affiliate of Borrower.

           "Opinion of Counsel" means the favorable written legal opinion of
            ------------------
Messrs. McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks, counsel to Borrower, substantially in the form of Exhibit F, together with copies of all
                                       ---------
factual certificates and legal opinions upon which such counsel have relied.

           "Party" means any Person other than the Administrative Agent, the
            -----
Issuing Bank and the Banks, which now or hereafter is a party to any of the Loan Documents.

           "PBGC" means the Pension Benefit Guaranty Corporation at any
            ----
successor thereof established under ERISA.

           "Pension Plan" means any "employee pension benefit plan" that is
            ------------
subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates, other than a Multiemployer Plan.
                                ----------
           "Permitted Dispositions" means Dispositions of Property made during
            ----------------------
the term of this Agreement which have, as of each date of determination, an aggregate book value not in excess of 5% of the consolidated total assets of Borrower and its Subsidiaries determined, as of each such date, with reference to Borrower's then most recent audited financial statements, provided that no
                                                             --------
Disposition of Property which is an operationally integral part of the Eldorado Hotel shall be a treated as a Permitted Disposition without the prior written consent of all of the Banks.

                  "Permitted Encumbrances" means:
                   ----------------------
         (a) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for which adequate accounting reserves have been set aside and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture;

         (b) Liens for taxes and assessments on real property which are not yet past due, or Liens for taxes and assessments on real property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason
                                                      --------
                  of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture;

         (c) minor defects and irregularities in title to any real property which in the aggregate do not materially impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

         (d) easements, exceptions, reservations, or other agreements granted or entered into after the date hereof for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such real property for the purposes for which it is or may reasonably be expected to be held;

         (e) rights reserved to or vested in any Governmental Agency by Law to control or regulate, or obligations or duties under Law to any Governmental Agency with respect to, the use of any real property;

(f) rights reserved to or vested in any Governmental Agency by Law to control or regulate, or obligations or duties under Law to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

(g) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of real property;

(h) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent,
                                           --------
         adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

(i) Liens consisting of pledges or deposits made in connection with obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(j) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower is a party as lessee, provided the
                                                                    --------
         aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 10% of the annual fixed rentals payable under such lease;

(k) Liens consisting of deposits of Property to secure statutory obligations of Borrower in the ordinary course of its business;

(1) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower is a party in the ordinary course of its business; and

(m) Liens created by or resulting from any litigation or legal proceeding involving Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been
         --------
                  set aside with respect thereto, and such Liens are discharged or stayed within 60 days of creation and no Property is subject to a material risk of loss or forfeiture.

                  "Permitted Right of Others" means a Right of Others consisting
                   -------------------------
of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease) that does not materially impair the value or use of property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, and (c) the reversionary interest of a landlord under a lease of Property.

                  "Permitted Tax Distribution" means Distributions made by
                   --------------------------
Borrower to the Members in an amount not to exceed the actual combined federal and state income tax then payable in Cash (including estimated income taxes then
                                           ---------
payable) under then applicable Laws by the ultimate tax-paying individuals or entities who are directly or indirectly owners of the Members with respect to their respective distributive shares of the taxable income of Borrower (including their distributive shares of any components or tax attributes
 ---------
thereof), assuming that such ultimate tax-paying individuals or entities had no other taxable income, loss, deductions or other tax attributes and that any net operating loss carryforward attributable to Borrower if it were a tax-paying entity would be available in such Fiscal Year to such individuals or entities, all as set forth in calculations in reasonable detail attached to a letter from independent public accountants of recognized standing selected by Borrower and satisfactory to the Majority Banks) furnished to the Agent not later than five
(5) days prior to any such Distribution.

           "Person" means any entity, whether an individual, trustee,
            ------
corporation, general partnership, limited liability company, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, Governmental Agency, or otherwise.

           "Pricing Certificate" means each Pricing Certificate, substantially
            -------------------
in the form of Exhibit G, signed by a Responsible Official of Borrower and
               ---------
properly completed to provide all information required to be included therein.

           "Pricing Leverage Ratio" means, as of the last day of each
            ----------------------
Fiscal Quarter, the ratio of (a) the average daily outstanding principal amount of Funded Debt for the Fiscal Quarter ended on that date to (b) EBITDA for the twelve month fiscal period ended on that date.

           "Projections" means the financial projections heretofore furnished by
            -----------
Borrower to the Banks, true and correct copies of which are attached hereto as
Schedule 4.18.
- -------------

           "Property" means any interest in any kind of property or asset,
            --------
whether real, personal or mixed, or tangible or intangible.

           "Pro Rata Share" means, with respect to each Bank, the percentage of
            --------------
the Commitment held by that Bank from time to time. The Administrative Agent shall inform the Borrower and the Banks of each change to the Pro Rata Share of any Bank.

           "Quarterly Payment Date" means each March 31, June 30, September 30,
            ----------------------
and December 31, commencing September 30, 1997.

           "Real Property" means, collectively, the real property and
            -------------
improvements described in the Deed of Trust.

           "Reduction Date" means each Quarterly Payment Date beginning with the
            --------------
Quarterly Payment Date occurring on September 30, 1997.

           "Reference Rate" means the rate of interest publicly announced from
            --------------
time to time by Bank of America in San Francisco, California, as its "Reference Rate." The Reference Rate is a rate set by Bank of America based upon various factors, including the Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Bank of America may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

           "Regulation D" means Regulation D, as at any time amended, of the
            ------------
Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

           "Regulation G" means Regulation G, as at any time amended, of
            ------------
the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

           "Regulation U" means Regulation U, as at any time amended, of
            ------------
the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

           "Regulation X" means Regulation X, as at any time amended, of
            ------------
the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

           "Request for Letter of Credit" means a written request for
            ----------------------------
letter of credit substantially in the form of Exhibit H, together with the
                                              ---------
standard form of application for standby letters of credit, as applicable, used by the Issuing Bank, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.

           "Request for Loan" means a written request for a Loan substantially
            ----------------
in the form of Exhibit I, signed by a Responsible Official of Borrower and
               ---------
properly completed to provide all information required to be included therein.

           "Requirement of Law" means, as to any Person, the certificate of
            ------------------
organization, articles or certificate of incorporation and bylaws, the partnership agreement and any related certificate of partnership, or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

           "Responsible Official" means (a) when used with reference to a
            --------------------
Person other than an individual, any officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or, corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership, membership and/or other action on the part of that Person.

           "Restatement Date" means the date upon which the conditions precedent
            ----------------
set forth in Section 8.1 are fulfilled or waived by the Banks.
                     ---

           "Right of Others" means, as to any Property in which a Person
            ---------------
has an interest, (a) any legal or equitable right, title or other interest (other than a Lien) held by any other Person in or with respect to that
 ----------
Property, and (b) any option or right held by any other Person to acquire any right, title or other interest in or with respect to that Property, including
                                                                    ---------
any option or right to acquire a Lien.

           "Scheduled Debt Amortization" means, with respect to any fiscal
            ---------------------------
period, that portion of the principal of Funded Debt which is scheduled by its terms to be repaid or prepaid during that period; provided that, in the case of
                                                  --------
a revolving credit facility (such as the Commitment) which will terminate or reduce during that period, a scheduled principal payment shall be deemed to exist only to the extent required by application of such termination or reduction to the average daily principal amount outstanding thereunder during the one calendar month period immediately preceding such fiscal period.

           "Securities" means any capital stock, share, voting trust
            ----------
certificate, bonds, debentures, notes or other evidences of indebtedness, membership interests, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.

           "Security Agreement" means the Amended and Restated Security
            ------------------
Agreement executed by Borrower on the Restatement Date, substantially in the form of Exhibit J, either as originally executed or as the same may from time to
        ---------
time be supplemented, modified, amended, renewed, extended or supplanted.

           "Senior Debt to EBITDA Ratio" means, as of the last day of each
            ---------------------------
Fiscal Quarter, the ratio of (a) the sum of (i) Funded Debt, plus without
                                     ---                     ----
duplication, all obligations of Borrower and its Subsidiaries with respect to Swap Agreements, plus (iii) all Contingent Obligations of Borrower and its
                 ----
Subsidiaries with respect to indebtedness for borrowed money, minus (iii) all
                                                              -----
Subordinated Obligations, in each case as of such date, to (b) EBITDA for the twelve month fiscal period ended on such date.

           "Senior Officer" means the (a) chief executive officer, (b) chief
            --------------
financial officer, (c) director of administration, or (d) general manager of the Person designated.

           "Senior Subordinated Notes" means the 10 1/2% Senior Subordinated
            -------------------------
Notes due 2006 issued by Borrower and Eldorado Capital pursuant to the Indenture dated as of July

31, 1996 among Borrower, Eldorado Capital and Fleet National Bank, as Trustee, as in effect on the Restatement Date.

           "Silver Legacy" means the Silver Legacy Resort and Casino hotel
            -------------
casino complex in Reno, Nevada owned by the Circus and Eldorado Joint Venture and situated on the real property immediately adjacent to the Eldorado Hotel on its north and northwest.

           "Southside Expansion" means that portion of the Eldorado Hotel
            -------------------
constructed during 1994 through 1996 commonly known as the Southside Expansion.

           "Special Eurodollar Circumstance" means (a) the adoption of any Law
            -------------------------------
by any Governmental Agency, central branch or comparable authority with respect to activities in the Designated Eurodollar Market, or (b) any change in the interpretation or administration of any existing Law by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or (c) compliance by any Bank or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or (d) the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks.

           "Subordinated Obligations" means the Senior Subordinated Notes and
            ------------------------
all other Indebtedness of Borrower hereafter approved in writing by the Banks which is subordinated to the Obligations in a manner which is solely acceptable to the Banks, provided that it is understood that the Banks shall be under no
              --------
obligation to consent to the incurrence of Subordinated Obligations other than the Senior Subordinated Notes.

           "Subsidiary" means, as of any date of determination and with respect
            ----------
to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which such Person or a Subsidiary of such Person is a general partner or of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries, or (c) in the case of a limited liability or other entity, of which the majority of the membership or other ownership interests having ordinary voting power are at the time owned by such Person and/or one or more Subsidiaries of such Person, provided that the Circus and Eldorado Joint Venture shall not be deemed to be a
- --------
Subsidiary of Borrower or of ELLC.

           "Subsidiary Security Agreement" means the Security Agreement executed
            -----------------------------
by Eldorado Capital on the Restatement Date, substantially in the form of Exhibit K, either as originally executed or as the same may from time to time be
- ---------
supplemented, modified, amended, renewed, extended or supplanted, and as modified by any instrument of Joinder executed by new Subsidiaries pursuant to
Section 5.12.
        ----

           "Swap Agreements" means one or more written agreements between
            ---------------
Borrower and one or more financial institutions providing for "swap," "cap," "collar" or other interest rate protection with respect to any Indebtedness.

           "Termination Event" means (a) a "reportable event" as defined in
            -----------------
Section 4043 of ERISA (other than a reportable event that is not subject to the
                       ----------
provision for 30 day notice to the PBGC), (b) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during any plan year in which it was a "substantial employer" as defined in Section 4001(a) (2) of ERISA, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination thereof pursuant to Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC or (e) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

           "Title Company" means First American Title Insurance Company, Inc. or
            -------------
such other title insurance company as may be satisfactory to Administrative
Agent.

           "Total Debt to EBITDA Ratio". means, as of the last day of each
            --------------------------
Fiscal Quarter, the ratio of (a) the sum of (i) Funded Debt, plus (ii) without
                                     ---                     ----
duplication, all obligations of Borrower and its Subsidiaries with respect to Swap Agreements, plus (iii) all Contingent Obligations of Borrower and its
                 ----
Subsidiaries with respect to indebtedness for borrowed money, in each case as of such date, to (b) EBITDA for the twelve month fiscal period ended on such date.

           "type", when used with respect to any Loan or
            ----

         Advance, means the designation of whether such Loan or Advance is a Base Rate Loan or Advance or a Eurodollar Rate Loan or Advance.

               "Unused Commitment" means, as of each date of determination, the
                -----------------
         difference between (a) the Commitment on that date and (b) the sum of
                                                                        ---
         (i) the principal Indebtedness then evidenced by the Notes, (ii) the amount available for drawing under outstanding Letters of Credit, and
         (iii) the aggregate amount of all unreimbursed draws with respect to letters of credit.

           1.2 Use of Defined Terms. Any defined term used in the plural shall
               --------------------
refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

           1.3 Accounting Terms. All accounting terms not specifically defined
               ----------------
in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except
                                                                        ------
as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the financial covenants contained in Sections 6.12 through 6.15, inclusive,
                                                   ----         ----
would then be calculated in a different manner or with different components,
(a) Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the financial covenants contained in such Sections during the 60 day period following any such change in Generally Accepted Accounting Principles if and to the extent that Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

           1.4 Rounding. Any financial ratios required to be maintained by
               --------
Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

           1.5 Exhibits and Schedules. All Exhibits and Schedules to this
               ----------------------
Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

           1.6 Miscellaneous Terms. The term "or" is disjunctive; the term "and"
               -------------------
is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is, by way of example and not limitation.

                                   ARTICLE 2.
                           LOANS AND LETTERS OF CREDIT
                           ---------------------------

           2.1  Loans-General.
                -------------

                (a) Subject to the terms and conditions set forth in this Agreement, from and after the Restatement Date each Bank shall, pro rata according to its Pro Rata Share, make Advances to Borrower under the Commitment in such amounts as Borrower may request that do not exceed in the aggregate at any one time outstanding the amount of that Bank's Pro Rata Share; provided that, giving effect to the Loan of which such Advance
                 --------
     is a part, the sum of (i) the aggregate principal amount outstanding under
                    ---
     the Notes plus (ii) the aggregate amount available for drawing under the
               ----
     outstanding Letters of Credit plus (iii) the aggregate amount of all
                                   ----
     unreimbursed draws with respect to all Letters of Credit, shall not exceed the then applicable Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under this Section 2.1(a)
                                                                        ------
     without premium or penalty.


                (b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, which shall be a Banking Day in the case of a Base Rate Loan and a Eurodollar Banking Day in the case of a Eurodollar Rate Loan, (ii) amount of such Loan, (iii) type of such Loan, and (iv) in the case of Eurodollar Rate Loans, the Eurodollar Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a loan may be requested by telephone, telecopier or telex by a Responsible Official of Borrower. Borrower shall immediately confirm each requested Loan by submitting a Request for Loan conforming with the requirements of the preceding sentence to the Administrative Agent by telecopier, with the original thereof to follow by mail. In the case of the initial Loans to be made on the Restatement Date, the Request for Loan to be delivered by the Borrower shall be delivered to the Administrative Agent no later than 12:00 noon (California time), one day before the Closing Date, and such Loans shall be Base Rate Loans only and, notwithstanding Section 2.1(d) may be in any amount which does not exceed
                             ------
     the Commitment. The Administrative Agent will net settle Advances to be made by Banks which are banks under the Existing Loan Agreement to fund such initial Loans against payments to be made to those Banks in order to refinance the Loans outstanding under the Existing Loan Agreement.

                (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Bank by telephone, telecopier or telex of the date of the Loan and that Bank's Pro Rata Share of the Loan. Not later than 12:00 noon, California time, in the case where a Base Rate Loan is requested, and 10:00 a.m. California time, in the case where a Eurodollar Rate Loan is requested, on the date specified for any Loan, each Bank shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon fulfillment of the applicable conditions set forth in Article
                                                                        -------
     8, all Advances shall be credited in immediately available funds to the
     -
     Designated Deposit Account.

                (d) Unless the Majority Banks otherwise consent, each Loan under the Commitment shall be in an integral multiple of $250,000 which is equal to or greater than $1,000,000.

                (e) The Advances made by each Bank under the Commitment shall be evidenced by that Bank's Note.

                (f) Unless the Administrative Agent otherwise consents, no Request for Loan may be revoked by Borrower after its submission to the Administrative Agent. In the event that the Administrative Agent consents to the revocation of any Request for Loan submitted by the Borrower, Borrower agrees that it shall reimburse the Administrative Agent and each Bank for any loss, cost, damage or expense associated with any redeployment of funds caused by such revocation.

                (g) If, as of the end of the Eurodollar Period with respect to any Eurodollar Rate Loan, Borrower has not submitted a Request for Loan or orally requested a Base Rate Loan in accordance with Section 2.1(b), or if
                                                                  ------
     any Request for Loan submitted by Borrower for a Eurodollar Rate Loan fails to satisfy the notice periods specified in Section 2.3,then, in the
                                                        ---
     absence of notice from Borrower to the contrary, Borrower shall be deemed to have requested a Base Rate Loan in an amount equal to the maturing Eurodollar Rate Loan, and the Banks shall make the Advances necessary to make such Loan notwithstanding Sections 2.1(b) and 2.2.
                                             ------     ---

           2.2  Base Rate Loans. Each request by Borrower for a Base Rate Loan
                ---------------
shall be made pursuant to a Request for Loan or an oral request for loan submitted in accordance with Section 2.1(b), in each case received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m. California time, on the Banking Day immediately preceding the

Banking Day upon which the requested Loan is to be made.

                2.3  Eurodollar Rate Loans.
                     ---------------------

                     (a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan or an oral request submitted in accordance with Section 2.1 (b), in each case received by the
                                -------
     Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

                     (b) Prior to the first day of the applicable Eurodollar Period, the Administrative Agent shall determine the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Banks by telephone, telecopier or telex.

                     (c) Unless all of the Banks otherwise consent in writing, no Eurodollar Rate Loan may be requested during the continuance of a Default or Event of Default.

                     (d) Nothing contained herein shall require any Bank to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

                     (e) Unless the Administrative Agent otherwise consents, no more than ten Eurodollar Rate Loans shall be outstanding at any one time.

                2.4  Letters of Credit.
                     -----------------

                     (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Maturity Date, the Issuing Bank shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit; provided that (i)
                                                             --------
     giving effect to all such Letters of Credit, the sum of (A) the aggregate
                                                      ---
     principal amount outstanding under the Notes plus (B) the aggregate amount
                                                  ----
     available for drawing under the outstanding Letters of Credit plus (C) the
                                                                   ----
     aggregate amount of all unreimbursed draws with respect to all Letters of Credit, does not exceed the then applicable Commitment, and (ii) the aggregate amount available for drawing under all outstanding Letters of Credit plus the amount of all unreimbursed draws under Letters of Credit
            ----
     shall not exceed $3,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Bank. Unless all the Banks otherwise consent in a writing delivered to the Administrative Agent, the terms of the Letters of Credit shall not exceed 24 months from the date of issuance thereof, and shall not extend beyond the Maturity Date. No Letter of Credit shall be issued except to the extent reasonably necessary in the ordinary course of business of Borrower.

           (b) Each Request for Letter of Credit shall be submitted to the Issuing Bank, with a copy to the Administrative Agent, at least ten (10) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Bank whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Banks, of the amount and terms thereof.

           (c) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a pro rata participation from the Issuing Bank in an amount equal to that Bank's Pro Rata Share, of such Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrower for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Pro Rata Share, reimburse the Issuing Bank promptly upon demand for the amount of such payment through the Administrative Agent. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

           (d) Borrower agrees to pay to the Issuing Bank through the Administrative Agent an amount equal to any payment made by the Issuing Bank with respect to each Letter of Credit within one (1) Banking Day after demand made by the Issuing Bank therefor, together with interest on such amount from the date of any payment made by the Issuing Bank at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit. Each Bank that has reimbursed the Issuing Bank pursuant to Section 2.4(c) and for its Pro-Rata
                                                ------
Share of any payment made by the Issuing Bank under a Letter of Credit shall thereupon acquire a pro-rata participation, to the extent of such reimbursement, in the claim of the

Issuing Bank against Borrower under this Section 2.4 (d) and shall share, in
                                                 -------
accordance with that pro-rata participation, in any payment made by Borrower with respect to such claim.

           (e) If Borrower fails to make the payment required by Section 2.4(d)
                                                                         ------
within the time period therein set forth, in lieu of the reimbursement to the Issuing Bank under Section 2.4(c) the Issuing Bank may (but is not required to)
                           ------
without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Banks under the Commitment in an aggregate amount equal to the amount paid by the Issuing Bank with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8
                                                                       ---------
shall not apply. The proceeds of such Advances shall be paid to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit. Such Advances shall be payable upon demand and shall bear interest at the Default Rate.

           (f) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

           (g) The obligation of Borrower to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Bank of its obligations to Borrower under Nevada Revised Statutes
Section 104.5109. Without limiting the foregoing, Borrower's obligations shall not be affected by any of the following circumstances:

               (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

               (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrower;

               (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against the Issuing Bank, the Administrative Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                 (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                  (v) payment by the Issuing Bank in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                 (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or for any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

                (vii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

               (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                 (ix) any failure or delay in notice of shipments or arrival of any property;

                  (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

                 (xi) any error, neglect or default of any correspondent of the Issuing Bank in connection with a Letter of Credit;

                (xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

               (xiii) so long as the Issuing Bank in good
                  faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit; and

                               (xiv) where the Issuing Bank has acted in good
                  faith and observed general banking usage, any other circumstances whatsoever.

                     (h) The Issuing Bank shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 10.6, mutatis
                                                                  -------------
         mutandis.
         --------

                  2.5 Automatic Reduction of Commitment. The Commitment shall
                      ---------------------------------
automatically reduce by the amount of $1,562,500 on each Reduction Date.

                  2.6 Voluntary Reduction of Commitment. Borrower shall have the
                      ---------------------------------
right, at any time and from time to time, without penalty or charge, upon at least four (4) Banking Days prior written notice to the Administrative Agent, to voluntarily, permanently and irrevocably reduce, in amounts which are integral multiples of $2,500,000, or to terminate, the then undisbursed portion of the Commitment, provided that (i) any such reduction or termination shall be
            --------
accompanied by all accrued and unpaid commitment fees with respect to any portion of the Commitment being reduced or terminated, and (ii) no such reduction or termination shall affect the reduction of the Commitment as set forth in Section 2.5.

                  2.7 Administrative Agent's Right to Assume Funds Available for
                      ----------------------------------------------------------
Advances. Unless the Administrative Agent shall have been notified by any Bank
- --------
prior to the funding by the Administrative Agent of any Loan that such Bank does not intend to make available to the Administrative Agent such Bank's Pro Rata Share of the total amount of such Loan, the Administrative' Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank, which demand shall be made in a reasonably prompt manner. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Pro Rata Share or to prejudice any rights which the Administrative Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

           2.8  Collateral. The Loans, together with all other Obligations,
                ----------
shall be secured by the Liens created by the Collateral Documents. Each Approved Swap Agreement shall be secured by the Lien of the Collateral Documents (a) on a pari passu basis to the extent of the Bank of America's risk assessment factor
- ----------
times the notional amount thereof, and (b) to the extent of any excess, on a
- -----
basis which is in all respects subordinated to all other Obligations.

           2.9  Senior Indebtedness. The Obligations are "Designated Senior
                -------------------
Debt" within the meaning for that term described in the Senior Subordinated Notes and shall be "Senior Indebtedness" with respect to all other Subordinated Obligations.

                                  ARTICLE 3.

                               PAYMENTS AND FEES
                               -----------------
           3.1    Principal and Interest.
                  ----------------------
                  (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Loan from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

                  (b) Interest accrued on each Base Rate Loan on each Quarterly Payment Date shall be due and payable on that Quarterly Payment Date. Except as
                                                                      ------
otherwise provided in Section 3.8, the unpaid principal amount of any Base Rate
                              ---
Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Applicable Percentage for Base Rate Loans. Each change in the interest
- ----
rate hereunder shall take effect simultaneously with the corresponding change in the Base Rate or the Applicable Percentage .

                  (c) Interest on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made, every three months thereafter and, in any event, on the last day of the related Eurodollar Period. Except as otherwise provided in
Section 3.8, the unpaid principal amount of any Eurodollar Rate Loan shall bear
        ---
interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the Applicable Percentage for Eurodollar Rate Loans. While the
          ----
Eurodollar Rate for each Eurodollar Rate Loan shall remain fixed for the entire related Eurodollar Period, the Applicable Percentage for each Eurodollar Rate Loan shall change simultaneously with the corresponding change in Applicable Percentages generally.

                  (d) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                  (i) the principal amount of each Eurodollar Rate Loan shall be payable on the last day of the

                  Eurodollar Period for such Loan;

                              (ii) the amount, if any, by which the aggregate
                  principal Indebtedness evidenced by the Notes plus the
                                                                ----
                  aggregate amount available for drawing under outstanding Letters of Credit plus the aggregate amount of all
                                    ----
                  unreimbursed draws with respect to Letters of Credit at any time exceeds the Commitment shall be payable immediately; and

                              (iv) the principal Indebtedness evidenced by the
                  Notes shall in any event be payable on the Maturity Date.

                  (e) Subject to Section 3.7 the Notes may, at any time and from
                                         ---
time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, provided that with respect to any voluntary prepayment of the Notes
            --------
under this Section 3.1(e), (i) any partial prepayment shall be in an integral
                   ------
multiple of $250,000 which is not less than $500,000, (ii) the Administrative Agent shall have received written notice of any prepayment prior to 9:00 a.m. California time one Banking Day (or, in the case of any prepayment of any Eurodollar Rate Loan, three Eurodollar Banking Days) before the date of prepayment, which notice shall identify the date and amount of the prepayment and (iii) each repayment of principal shall be accompanied by payment of interest accrued through the date of payment on the amount of principal paid.

                  3.2 Annual Agency Fees. On the Restatement Date and on each
                      ------------------
anniversary of the Restatement Date, Borrower shall pay to the Administrative Agent agency fees in the amounts set forth in a letter agreement between the Administrative Agent and Borrower. These agency fees are fully earned as of the date when due, are solely for the account of Administrative Agent and are non-refundable.

                  3.3 Facility Fees. On the Restatement Date, Borrower shall pay
                      -------------
to the Administrative Agent, for the account of each Bank, a non-refundable facility fee in amount equal to 0.25% of that Bank's allocated Pro Rata Share.

                  3.4 Commitment Fees. From the Restatement Date, Borrower shall
                      ---------------
pay to the Administrative Agent, for the account of the Banks according to their Pro Rata Shares, commitment fees equal to the product of (a) the Applicable Percentage times (b) the average daily Unused Commitment. The commitment fees
           -----
shall be payable quarterly in arrears on each Quarterly Payment Date, upon termination of the Commitment under Section 2.6 and on the Maturity Date.
                                            ---

           3.5 Standby Letter of Credit Fees. Concurrently with the
               -----------------------------
issuance of each Letter of Credit, Borrower shall pay standby letter of credit fees (a) to the Issuing Bank, for the sole account of the Issuing Bank, in an amount set forth in a letter agreement between the Issuing Bank and Borrower, and (b) to the Administrative Agent, for the ratable account of the Banks in accordance with their Pro Rata Shares, in an amount equal to the Applicable Percentage times the maximum amount available for drawing under such Letter of
           -----
Credit, in each case for the term of such Letter of Credit. The Administrative Agent shall promptly make available to the Banks in immediately available funds, pro-rata according to their Pro Rata Share, the standby letter of credit fees which are for the account of the Banks. Borrower shall also pay transfer, issuance, check fees and such other fees as the Issuing Bank normally charges (not to include origination fees) in connection with standby letters of credit and activity pursuant thereto, which fees shall be solely for the account of the Issuing Bank.

           3.6 Increased Commitment Costs. If any Bank shall have determined
               --------------------------
that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by that Bank (or its Eurodollar Lending Office) or any corporation controlling that Bank, with any request, guidelines or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by that Bank or any corporation controlling that Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligations under this Agreement, then, upon demand of such Bank, Borrower shall immediately pay to that Bank, from time to time as specified by that Bank, additional amounts sufficient to compensate that Bank for such increase.

           3.7 Eurodollar Fees and Costs.
               -------------------------

               (a) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                    (i) shall subject any Bank or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, its Note or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, its Note or its obligation to make Eurodollar Rate Advances (except for changes in
                                                          ------
         any tax on the overall net income, gross income or gross receipts of such Bank or its Eurodollar Lending Office);

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of
          ---------
         Governors of the Federal Reserve System), special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Bank or its Eurodollar Lending Office; or

                 (iii) shall impose on any Bank or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, its Note, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

and the result of any of the foregoing, as determined by such Bank, increases the cost to such Bank or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, its Note or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Bank or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, its Note or its obligation to make Eurodollar Rate Advances (assuming such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, upon demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). A statement of any Bank claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge occurring after the Closing Date, which will entitle such Bank to compensation pursuant to this Section, and agrees to designate a different Eurodollar Lending Office promptly if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of such

Bank, otherwise be disadvantageous to such Bank. If any Bank claims compensation under this Section, Borrower may at any time, upon at least four (4) Eurodollar Banking Days' prior notice to the Administrative Agent and such Bank and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.7(d), pay in full the
             ----                                        ------
affected Eurodollar Rate Advances of such Bank or request that such Eurodollar Rate Advances be converted to Base Rate Advances.

           (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the opinion of any Bank, make it unlawful, impossible or impracticable for such Bank or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Bank to purchase or sell, or to take deposits of, dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Bank shall so notify the Administrative Agent, then such Bank's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality, impossibility or impracticability and the Administrative Agent forthwith shall give notice thereof to the other Banks and Borrower. Upon receipt of such notice, the outstanding principal amount of such Bank's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Bank may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or
(2) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event the
                                         --------
conversion shall not be subject to payment of a prepayment fee under
Section 3.7(d). In the event that any Bank is unable, for the reasons set forth
        ------
above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Bank shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance.

           (c) If, with respect to any proposed Eurodollar Rate Loan:

               (i) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks, deposits in dollars (in the applicable amounts) are not being offered to each of the Banks in the Designated Eurodollar Market for the applicable Eurodollar Period; or

               (ii) the Majority Banks advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (A) does not represent the effective pricing to such Banks for deposits in dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (B) will not adequately and fairly reflect the cost to such Banks of making the applicable Eurodollar Rate Advances;

then the Administrative Agent forthwith shall give notice thereof to Borrower and the Banks, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make any future Eurodollar Rate Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a Eurodollar Rate Loan, such Request for Loan shall be deemed to specify a Base Rate Loan.

          (d) Upon payment or prepayment of any Eurodollar Rate Advance, (other than as the result of a conversion required under Section 3.7(b)), on a day
                                                          -------
other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, Borrower shall pay to the appropriate Bank a prepayment fee or failure to borrow fee, as the case may be, calculated as follows (and determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market):

               (i) principal amount of the Eurodollar Rate Advance, times
                                                                    -----
     [number of days between the date of prepayment and the last day in the applicable Eurodollar Period], divided by 360, times the applicable
                                    ----------      -----
     Interest Differential; plus
                            ----

               (ii) all actual out-of-pocket expenses (other than those taken into account in the calculation of the Interest Differential) incurred by the Bank (excluding allocations of any expense internal to that Bank) and
               ---------
     reasonably attributable to such payment or prepayment;

     provided that no prepayment fee or failure to borrow fee shall be payable
     --------
     (and no credit or rebate shall be required) if the product of the foregoing formula is not a positive number. Each Bank's determination of the amount of any prepayment fee or failure to borrow fee payable under this Section 3.7(d) shall be based upon the Administrative Agent's determination of the
     -----
     applicable Interest Differential but shall otherwise be conclusive in the absence of manifest error.

          3.8  Default Rate.  Upon the occurrence of any Event of Default, the
               ------------
outstanding principal amount of the Loans shall, at the option of the Majority Banks, thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Base Rate plus the Applicable Percentage for Base
                                        ----
Rate Loans plus 2% per annum, to the fullest extent permitted by applicable
           ----
Laws.  Accrued and unpaid interest on past due amounts (including, without
                                                        ---------
limitation, interest on past due interest) shall be compounded quarterly, on the last day of each calendar quarter, to the fullest extent permitted by applicable Laws.

          3.9  Computation of Interest and Fees.  Computation of interest on
               --------------------------------
Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of interest on Eurodollar Rate Loans and on fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days
elapsed.   Borrower acknowledges that such latter calculation method will result in a higher yield to the Banks than a method based on a year of 365 or 366 days. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. For the purpose of complying with Nevada Revised Statutes Section 99.050, Borrower hereby declares that it understands that to the extent principal sums are advanced by the Banks for the purpose of funding the payments of interest due on each Quarterly Payment Date, as set forth in this Article 3
                                                                     ---------
or in any other obligation owing by Borrower to Administrative Agent or to the Banks under any Loan Document, a compounding of interest results, which compounding is agreed to by Borrower as part of the terms of this Agreement and of the Notes.

          3.10  Non-Banking Days.  If any payment to be made by Borrower or any
                ----------------
other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest.

          3.11  Manner and Treatment of Payments.
                --------------------------------

               (a) Each payment hereunder or on the Notes or under any other Loan Document shall be made to the Administrative Agent for the account of each of the Banks or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m., California time, on the day of payment (which must be a Banking Day). Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office. All payments received after 11:00 a.m., California time, on any particular Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Bank shall be promptly paid (and, in any event, on the same Banking Day when deemed received) by the Administrative Agent to that Bank in immediately available funds. All payments shall be made in lawful money of the United States of America.

               (b) Each payment or prepayment on account of any Loan shall be made and applied pro rata according to the outstanding Advances made by each Bank comprising such Loan.

               (c) Each Bank shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to each of its Note and such record shall be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, no Bank shall be liable to any Party for any failure to keep such a record, and no such failure shall affect the amount of the Obligations hereunder.

          3.12  Funding Source.  Nothing in this Agreement shall be deemed to
                --------------
obligate any Bank to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

          3.13  Failure to Charge Not Subsequent Waiver.  Any decision by the
                ---------------------------------------
Administrative Agent or any Bank not to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable
 ---------
under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Bank's right to require full payment of any interest (including interest at the Default Rate), fee, cost or other amount
          ---------
payable under any Loan Document, or to calculate an amount payable by another method, on any other or subsequent occasion.

          3.14  Administrative Agent's Right to Assume Payments Will be Made by
                ---------------------------------------------------------------
Borrower.  Unless the Administrative Agent shall have been notified by Borrower
- --------
prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

          3.15  Authority to Charge Account.  Borrower hereby authorizes Bank of
                ---------------------------
America to charge the Designated Deposit Account, or any other demand deposit account maintained by Borrower with Bank of America, in such amounts as may from time to time be necessary to cause timely payment of principal, interest, fees and other charges payable by Borrower under the Loan Documents. Nothing herein shall obligate Bank of America to charge the Designated Deposit Account, or any other account, in this manner or to charge any account at a time when there are not sufficient good funds in such account.

          3.16  Fee Determination Detail.  The Administrative Agent, and any
                ------------------------
Bank, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Banks, or that Bank, under Article 3 has been
                                                            ---------
determined.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Borrower represents and warrants to the Banks that:

          4.1  Existence and Qualification; Power; Compliance With Laws.
               --------------------------------------------------------
Borrower is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Nevada. Borrower is duly qualified to transact business, and is in good standing, in Nevada and each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where
                                                                   ------
the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform the Obligations to be performed by it. As of the Restatement Date, the chief executive offices of Borrower are located in Reno, Nevada. The chief executive off ices of Borrower are located at the address set forth for notices in the signature pages to this Agreement. All outstanding membership shares of Borrower are duly authorized, validly issued, fully paid and issued in compliance with all applicable state and federal securities Laws, Gaming Laws and other Laws.
Schedule 4.1 accurately describes the Persons owning membership interests in
- ------------
Borrower, and the nature and extent of the interests held by each such Person, and there are not other holders of equity interests in Borrower. Except as set forth on Schedule 4.1, no Person holds any option, warrant or other right to
         ------------
acquire any equity interests in Borrower. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and-permits from, and have accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its businesses, except where the failure so to
                                                 -------
comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

          4.2  Authority; Compliance With Other Agreements and Instruments and
               ---------------------------------------------------------------
Government Regulations.  The execution, delivery and performance by Borrower and
- ----------------------
its Subsidiaries of the Loan Documents and the execution of the Loan Documents have been duly authorized by all necessary limited liability company and corporate action, and do not:

                (a) require any consent or approval not here-tofore obtained of any member, director, stockholder, security holder or creditor of such Party;

               (b) violate or conflict with any provision of such Party's limited liability company agreement, charter, partnership agreement, articles of incorporation or bylaws, as applicable;

               (c) result in or require the creation or imposition of any Lien or Right of Others (other than pursuant to the Collateral Documents) upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

               (d) violate any Requirement of Law, including any Gaming Law, applicable to such Party;

               (e) constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction;

               (f) result in a breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and Borrower and its Subsidiaries are not in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(f), in any respect that constitutes a
                               ------
Material Adverse Effect.

          4.3  No Governmental Approvals Required.  Except as set forth in
               -----------------------------------  ------
Schedule 4.3, no authorization, consent, approval, order, license or permit
- ------------
from, or filing, registration or qualification with, any Governmental Agency is required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and its Subsidiaries of the Loan Documents. All authorizations from, or filings with, any Governmental Agency described in
Schedule 4.3 will be accomplished as of the Restatement Date.
- ------------

          4.4  Subsidiaries.
               ------------

               (i) Schedule 4.4 hereto correctly sets forth the names, form of
                   ------------
     legal entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower. Except as described in Schedule 4.4, Borrower does not own any
                                       ------------
     capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person.

               (ii) Each Subsidiary of Borrower is duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good
                ------
     standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

               (iii) Each Subsidiary of Borrower is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such
                ------
     authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

          4.5  Financial Statements.  Borrower has furnished to the Banks (a)
               --------------------
the audited financial statements of Borrower as at December 31, 1992 and for the fiscal year then ended, (b) the unaudited financial statements of Borrower as at September 30, 1993 and for the nine month fiscal period then ended. The financial statements described above fairly present the financial condition and the results of operations of Borrower as at such dates and for such periods in accordance with Generally Accepted Accounting Principles consistently applied, except (x) as otherwise specifically described in the notes to any such
- ------
financial statements and (y) in the case of the financial
statements described in clause (b) above, for any requirement for footnote
                               ---
disclosures.

          4.6  No Other Liabilities: No Material Adverse Effect. As of the
               ------------------------------------------------
Restatement Date, Borrower and its Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the financial statements described in Section 4.5(b) or the notes to the financial
                                          -----
statements described in Section 4.5(a).  There has been no event or circumstance
                                ------
occur that constitutes a Material Adverse Effect since December 31, 1995 or the Restatement Date.

          4.7  Title to and Location of Property.  As of the Restatement Date,
               ---------------------------------
Borrower and its Subsidiaries have good and valid title to all the Property reflected in the financial statements described in Section 4.5(b) other than
                                                           ------ -----
immaterial items of Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than as set forth in Schedule 6.8.
                ------------

          4.8  Real Property.  Schedule 4.7 sets forth a summary description of
               --------------  ------------
all real property owned by Borrower and its Subsidiaries, and of all real property leasehold estates held by Borrower and its Subsidiaries, which summary is accurate and complete in all material respects. Except as set forth in
Schedule 4.7, the leases creating such real property leasehold estates are in
- ------------
full force and effect and create a valid leasehold estate on the terms of such lease, Borrower and its Subsidiaries are not in default or breach of any thereof and, to the best knowledge of Borrower, no other party thereto is in default or breach thereof. The copies of such real property leases heretofore furnished to the Administrative Agent are true copies and there are no amendments thereto copies of which have not been furnished to the Administrative Agent.

          4.9  Intangible Assets.  Borrower and its Subsidiaries own, or possess
               -----------------
the right to use to the extent necessary in their business, all trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their business as now operated and which are material to the condition (financial or otherwise), business or operations of Borrower, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

          4.10  Governmental Regulation.  Except as specifically described in
                -----------------------
Schedule 4.10, Borrower and its Subsidiaries are not subject to regulation under
- -------------
any Law limiting or regulating
its ability to incur Indebtedness for money borrowed.

          4.11  Litigation.  Except for (a) any matter fully covered (subject to
                ----------   ------
applicable deductibles and retentions) by insurance and with respect to which the insurance carrier has not denied coverage, nor issued any denial of claim, nor any other statement that the claim is in excess of coverage, (b) any matter, or series of related matters, not fully covered by insurance (subject to applicable deductibles and retentions) involving a claim against Borrower and its Subsidiaries which is, in the reasonable opinion of their independent legal counsel, in an amount less than $1,000,000, and (c) matters set forth in
Schedule 4.11, as of the Restatement Date there are no actions, suits,
- -------------
proceedings or investigations pending as to which Borrower or its Subsidiaries has been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or its Subsidiaries or their Property before any Governmental Agency. Except for matters set forth in Schedule 4.11,
                                 ------                          -------------
as of the Restatement Date there is no reasonable basis for any action, suit, proceeding or investigation against or affecting Borrower, its Subsidiaries or any of their Property before any Governmental Agency which would constitute a Material Adverse Effect.

          4.12  Binding Obligations.  Each of the Loan Documents will, when
                -------------------
executed and delivered by Borrower and its Subsidiaries, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief
                           ------
Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

          4.13  No Default.  No event has occurred and is continuing that is a
                ----------
Default or an Event of Default.

          4.14  ERISA.  As of the Restatement Date neither Borrower nor any
                -----
ERISA Affiliate maintains, contributes to or is required to contribute to any "employee pension benefit plan" that is subject to Title IV of ERISA.

          4.15  Regulations G, U and X; Investment Company Act. No part of the
                ----------------------------------------------
proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulations G, U and X) in violation of Regulations G, U and X. Borrower and its Subsidiaries are not engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock." Borrower and its Subsidiaries are not required to be registered as an "investment company" under the Investment Company Act of 1940.

          4.16  Disclosure.  No written statement made by a Responsible Official
                ----------
of Borrower to the Administrative Agent or any Bank in connection with this Agreement, or in connection with any Loan, contains any untrue statement of a material fact or omits a material fact necessary in order to make the statement made not misleading in light of all the circumstances existing at the date the statement was made. There is no fact known to Borrower (other than matters of a general economic nature or matters generally applicable to businesses of the types engaged in by Borrower) which would constitute a Material Adverse Effect that has not been disclosed in writing to the Administrative Agent and the Banks.

          4.17  Tax Liability.  Borrower and its Subsidiaries have filed all
                -------------
material tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its Subsidiaries, except such taxes, if any, as are being contested
                              ------
in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained.

          4.18  Projections.  As of the Restatement Date, to the best knowledge
                -----------
of Borrower, the assumptions( set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower and no material assumption is omitted as a basis for the Projections, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved.

          4.19  Employee Matters.  There is no strike or work stoppage in
                ----------------
existence or threatened involving Borrower or its Subsidiaries that would constitute a Material Adverse Effect.

          4.20  Gaming Laws.  Borrower and each of its Affiliates are in
                -----------
compliance with all Gaming Laws that are applicable to them, except for any
                                                             ------
violations that would not constitute a Material Adverse Effect.

          4.21  Security Interests.  Upon the execution and delivery of the
                ------------------
Security Agreement and the Subsidiary Security Agreement, such agreements will create valid first priority security interests in the Collateral described therein securing the Obligations (subject only to then existing Permitted Encumbrances, Permitted Rights of Others and matters disclosed in Schedule 6.8
                                                                  ------------
and to such qualifications and exceptions as are
contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Division 9 of said Code does not apply) and all action necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to the Administrative Agent pursuant to Section
8.1 and with the appropriate Governmental Agency have been taken and completed.
- ---
Upon the execution and delivery of the Deed of Trust (and any deed of trust hereafter delivered with respect to the Daniels Expansion), such deeds of trust will create valid Liens in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others and matters described in Schedule 6.8) and all action necessary to perfect the
                         ------------
Lien so created, other than recordation thereof with the appropriate Governmental Agency, will have been taken and completed.

          4.22  Hazardous Materials.  Except as specifically described in
                -------------------
Schedule 4.22, neither Borrower or its Subsidiaries nor, to the best knowledge
- -------------
of Borrower, any predecessor in title or any third person at any time occupying or present on the Real Property at any time, has disposed of, discharged, released or threatened the release of any material amount of Hazardous Materials on, from or under such real property in any manner that violates any Hazardous Materials Law. Except as specifically described in Schedule 4.22,. to the best
                                                    -------------
knowledge of Borrower no condition exists that violates any Hazardous Material Law affecting the Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect. Except as specifically described in Schedule 4.22, the Real Property and each portion
                          -------------
thereof is not and has not been utilized by Borrower or its Subsidiaries as a site for the manufacture of any Hazardous Materials and is in compliance in all material respects with all Hazardous Materials Laws. To the extent that any Hazardous Materials have been, or are, used, generated or stored by Borrower or its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or its Subsidiaries, such use, generation, storage and transportation have been and are, in compliance in all material respects with all Hazardous Materials Laws.

          4.23  Silver Legacy.  None of the creditors of the Circus and Eldorado
                -------------
Joint Venture, Galleon or ELLC has any recourse to Borrower or its Subsidiaries, other than recourse to ELLC.
- -----

          4.24  Certain Leases.  The Certificate of a Responsible Official of
                --------------
Borrower and CS&Y dated as of March 25, 1994 and delivered to the Administrative Agent certifying that the attached copy of the Lease dated July 21, 1972, as amended, between Borrower and CS&Y is true, correct and complete, remains accurate as of the Restatement Date. Borrower is in possession of all of the Real Property underlying the Eldorado Hotel and Casino and has not entered into any lease with respect to any material portion of the Real Property, except for that portion of the Real Property covered by the leases and subleases (the "Leases") described on the Lessor Estoppel Certificate delivered in connection with the Original Loan Agreement. To the best of Borrower's knowledge, there are no defaults presently existing or continuing under any of the terms and provisions of any of the Leases referred to in this Section.

                                   ARTICLE 5.
                             AFFIRMATIVE COVENANTS
                             ---------------------
                          (OTHER THAN INFORMATION AND
                           --------------------------
                            REPORTING REQUIREMENTS)
                            ----------------------

          So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall, and shall cause each of its Subsidiaries to, unless the Administrative Agent (with the approval of the Majority Banks) otherwise consents:

          5.1  Payment of Taxes and Other Potential Liens.  Pay and discharge
               ------------------------------------------
promptly all taxes, assessments and governmental charges or levies imposed upon Borrower and its Subsidiaries or their Property or any part thereof, upon its income or profits or any part thereof or upon any right or interest of the Administrative Agent or any Bank under any Loan Document, except that Borrower
                                                          ------
and its Subsidiaries shall not be required to pay or cause to be paid (a) any income or gross receipts tax or any other tax on or measured by income generally applicable to banks, and (b) any tax, assessment, charge or levy that is not yet delinquent, or is being contested in good faith by appropriate proceedings, so long as Borrower has established and maintained adequate reserves for the payment of the same and by reason of such nonpayment and contest no material item or portion of Property of Borrower or its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

          5.2  Preservation of Existence.  Preserve and maintain its existence
               -------------------------
in Nevada and all authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of its business, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its Properties except where the failure to preserve and maintain any such
                  ------
authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits or registrations or to so qualify or remain qualified would not constitute a Material Adverse Effect.

          5.3  Maintenance of Properties.  Maintain, preserve and protect all of
               -------------------------
its depreciable Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of its Properties, except that the failure to maintain, preserve and protect a particular item of
- ------
depreciable Property that is not of significant value, either intrinsically or to the operations of the Eldorado Hotel or of Borrower and its Subsidiaries shall not constitute a violation of this covenant.

          5.4  Maintenance of Insurance.  Maintain liability, casualty and other
               ------------------------
insurance (subject to customary deductibles and retention) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate and, in any event, (a) public liability insurance with limits of not less than $75,000,000 per occurrence (subject to deductibles or self-insurance retentions not in excess of $500,000 per occurrence) and (b) such insurance with respect to the Real Property as is maintained as of the Restatement Date as described in
Schedule 5.4.
- ------------

          5.5  Compliance With Laws. Comply with all Requirements of Laws
               --------------------
noncompliance with which would constitute a Material Adverse Effect, except that
                                                                     ------
Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by it in good faith by appropriate proceedings.

          5.6  Inspection Rights.  Upon reasonable notice, at any time during
               -----------------
regular business hours and as often as requested (but not so as to materially interfere with the business of Borrower and its Subsidiaries), permit the Administrative Agent or any Bank, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of its officers, key employees, accountants, customers or vendors, and, upon request, furnish promptly to the Administrative Agent or any Bank true copies of all financial information made available to the senior management of Borrower and its Subsidiaries.

          5.7  Keeping of Records and Books of Account.  Keep adequate records
               ---------------------------------------
and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower and its Subsidiaries.

          5.8  Compliance With Agreements.  Promptly and fully comply with all
               --------------------------
Contractual Obligations under all material agreements, indentures, leases and/or instruments to which it is a party, whether such material agreements, indentures, leases or instruments are with a Bank or another Person, except that
                                                                     ------
Borrower and its Subsidiaries need not comply with Contractual Obligations under any such agreements, indentures, leases or instruments then being contested by it in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

          5.9  Use of Proceeds.  Use the proceeds of the Loans and Letters of
               ---------------
Credit, (a) for completion of anticipated remaining Southside Capital Expenditures described on Schedule 6.11, (b) to purchase the land for the
                          -------------
Daniels Expansion and, subject to Section 6.11, to construct the proposed room
                                          ----
tower to be located there and related enhancements to the parking garage, (c) for working capital and general business purposes.

          5.10  Hazardous Materials Laws.  Keep and maintain the Real Property
                ------------------------
and each portion thereof in compliance in all material respects with all Hazardous Materials Laws and promptly advise Administrative Agent in writing of
(a) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Hazardous Materials Laws,
(b) any and all claims made or threatened in writing by any third party against Borrower or any of its Subsidiaries or the Real Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower or its Subsidiaries of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that could reasonably be expected to cause the Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Real Property under any Hazardous Materials Laws.

          5.11  Additional Collateral.  Execute and deliver to the Banks deeds
                ---------------------
of trust or leasehold deeds of trust, as appropriate, containing restrictions and granting Liens in a manner similar to the Deed of Trust and in any event reasonably acceptable to the Majority Banks, with respect to each fee and leasehold interest in real property acquired by Borrower or any of its Subsidiaries, including without limitation the Daniels Expansion (but, in the case of real property or leasehold interests other than the Daniels Expansion, only if such real property or any improvements thereon are then, or subsequently become, an operationally integral part of the Eldorado Hotel), and cause the issuance of policies of title insurance reasonably acceptable to the Administrative Agent with respect thereto. In connection therewith, Borrower shall provide to the Administrative Agent, at Borrower's sole expense, any and all environmental reviews and other assurances as the Administrative Agent may reasonably request. Without limitation on the foregoing, the deed of trust delivered by Borrower with respect to the Daniels Expansion shall be delivered substantially concurrently with the acquisition by Borrower of the Daniels

Expansion, and shall contain customary provisions which will render the same a "Construction Deed of Trust" within the meaning of the Nevada Revised Statutes. The policy of title insurance delivered with respect thereto shall be in the amount of $75,000,000, but shall contain a pro tanto reduction clause with
                                           --- -----
respect to the policy of title insurance described in Section 8.1.
                                                              ---

          5.12  New Significant Subsidiaries.  Cause each of its Subsidiaries
                ----------------------------
(other than ELLC) which hereafter becomes a Significant Subsidiary (within the meaning of Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933, as in effect on the date hereof) to execute and deliver to the Administrative Agent an instrument of joinder of the Subsidiary Guaranty and the Subsidiary Security Agreement.

                                   ARTICLE 6.
                               NEGATIVE COVENANTS
                               ------------------

          So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the approval of the Majority Banks) otherwise consents:

          6.1  Payment of Subordinated Obligations. Pay any (a) principal
               -----------------------------------
(including sinking fund payments) or any other amount (other than scheduled
 ---------                                             ----- ----
interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation or (b) scheduled interest on any Subordinated Obligation unless the payment thereof is then permitted pursuant to the terms of
           ------
the Indenture governing such Subordinated Obligation;

          6.2  Disposition of Property.  Make any Disposition of its Property,
               -----------------------
whether now owned or hereafter acquired, except for Permitted Dispositions made
                                         ------
when no Default or Event of Default exists.

          6.3  Investments and Acquisitions.  Make any Acquisition or enter into
               ----------------------------
any agreement to make any Acquisition, or make or suffer to exist any Investment, except:
            ------

               (a) Investments consisting of Cash Equivalents;;

               (b) Borrower's investments in ELLC and the
     Circus and Eldorado Joint Venture existing as of the Restatement Date, provided that Borrower may convert its
                       --------
     Investment of $23,000,000 of Indebtedness of ELLC to Borrower to equity in ELLC;

               (c) Investments existing on the Restatement Date and disclosed in

     Schedule 6.3;
     ------------

               (d) Investments consisting of loans and advances to employees for travel and relocation expenses in the ordinary course of business; and

               (e) other Acquisitions and Investments made when
     no Default or Event of Default exists which do not exceed $5,000,000 in the aggregate in any Fiscal Year, provided that, giving effect to the making of
                                   --------
     any such Investment, the aggregate principal amount of Investments consisting of direct or indirect loans or advances to Persons who are officers, directors or Affiliates of Borrower or its Subsidiaries does not exceed $5,000,000 at any time.

          6.4  Hostile Tender Offers.  Make any offer to purchase or acquire, or
               ---------------------
consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity if the board of directors or management of such corporation or business entity has notified Borrower that it opposes such offer or purchase.

          6.5  Distributions.  Make any Distribution, whether from capital,
               -------------
income or otherwise, and whether in Cash or other Property, if (a) any Default under the covenants contained in Sections 6.12, 6.13, 6.14 or 6.15 has occurred
                                          ----  ----  ----    ----
and remains continuing or would, giving pro forma effect to the making of such Distribution, occur as of the next date upon which compliance with such covenants is tested, or (b) any other Event of Default has then occurred and remains continuing or if the making of such Distribution would result in the occurrence of a Default or an Event of Default, provided that Borrower shall be
                                                --------
entitled to make Permitted Tax Distributions for so long as no Event of Default of the types described in Sections 9.1(a) which has resulted in an acceleration
                                   ------
or 9.1(j) occurs.
   ------

          6.6  ERISA.
               -----

               (a) At any time, permit any Pension Plan which is maintained by Borrower or its ERISA Affiliates or to which Borrower or itS ERISA Affiliates is obligated to contribute on behalf of its employees, in such case if to do so would constitute a Material Adverse Effect, to:

                       (i) engage in any non-exempt "prohibited transaction", as such term is defined in Section 4975 of the Code;

                       (ii) incur any material "accumulated funding deficiency", as that term is defined in Section 302 of ERISA; or

                       (iii) suffer a Termination Event to occur which may reasonably be expected to result in liability of Borrower or any of its ERISA Affiliate to the Pension Plan or to the PBGC or the imposition of a Lien on the Property of Borrower or any of its ERISA Affiliates pursuant to Section 4068 of ERISA.

               (b) Fail, upon a Responsible Official of Borrower becoming aware thereof, promptly to notify the Administrative Agent of the occurrence of any "reportable event" (as defined in Section 4043 of ERISA) or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees or any trust created thereunder.

               (c) At any time, permit any Pension Plan which is maintained by Borrower or to which Borrower is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable Laws in any respect that would result in a Material Adverse Effect.

          6.7  Change in Nature of Business.  Make any material change in the
               ----------------------------
nature of the business of Borrower and its Subsidiaries as at present conducted.

          6.8  Liens; Negative Pledges; Sales and Leasebacks. Create, incur,
               ---------------------------------------------
assume or suffer to exist any Lien or Right of Others of any nature upon or with respect to any of its Property, whether now owned or hereafter acquired; or suffer to exist any Negative Pledge with respect to any of its Property; or engage in any sale and leaseback transaction with respect to any of its Property; except:
          ------

               (a) Permitted Encumbrances and Permitted Rights of Others;

               (b) Liens and Negative Pledges in favor of the Administrative Agent or the Banks under the Loan Documents;

               (c) Existing Liens disclosed in Schedule 6.8; provided that the
                                               ------------  --------
     obligations secured thereby are not increased;

               (d) Existing Rights of Others and Negative Pledges disclosed in

     Schedule 6.8; and
     ------------

               (e) Liens securing Indebtedness permitted by Section 6.9(e) which
                                                                    -----
     qualify as "purchase money security interests" as defined in Section 9107 of the Nevada Uniform Commercial Code, and Negative Pledges with respect to the assets purchased with the proceeds of such Indebtedness that benefit the creditor holding such Indebtedness.

          6.9  Indebtedness and Contingent Obligations.  Create, incur, assume
               ---------------------------------------
or suffer to exist any Indebtedness or Contingent

Obligation, except:
            ------

               (a) Existing Indebtedness and Contingent Obligations disclosed on Schedule 6.9;
        ------------

               (b) Indebtedness and Contingent Obligations in favor of the Banks or the Administrative Agent under the Loan Documents;

               (c) Indebtedness and Contingent Obligations consisting of Approved Swap Agreements;

               (d) the Indebtedness evidenced by the Senior Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 at any time; and

               (e) Indebtedness and Contingent Obligations not otherwise permitted by this Section in an aggregate outstanding principal amount which does not exceed $10,000,000 at any time.

          6.10  Transactions with Affiliates.  Enter into any transaction of any
                ----------------------------
kind with any Affiliate of Borrower other than transactions on terms at least as
                                    ----------
favorable to Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power, the terms of which are disclosed to the Banks in writing (except that the terms of Investments permitted by 6.2(e) consisting of loans and advances to officers, directors and
             ------
employees need not be so disclosed).

          6.11  Capital Expenditures.
                --------------------

               (a) Make any Maintenance Capital Expenditure in any Fiscal Year, or commit to make any Maintenance Capital Expenditure in any Fiscal Year, which, when added to the Maintenance Capital Expenditures theretofore made or committed to be made in that Fiscal Year would exceed $6,500,000; or

               (b) Make any other Capital Expenditure in any Fiscal Year, or commit to make any such Capital Expenditure in any Fiscal Year other than:
                                                                    ----- ----

          (i) Remaining scheduled expenditures for completion of Southside amenities described on Schedule 6.11 in an aggregate amount not
                                      -------------
               to exceed $22,000,000;

          (ii) to acquire the real property underlying the Daniels Expansion for a purchase price not in excess of $5,000,000 of which not more than $3,000,000 may be a note to the sellers thereof and to construct the proposed tower to be located on the Daniels Expansion and related parking enhancements for not more than an additional $40,000,000; and

         (iii) Up to $10,000,000 in each fiscal year for other Capital Expenditures (other than Maintenance Capital Expenditures).

          6.12 Members' Equity. Permit Members' Equity, as of the last day of
               ---------------
any Fiscal Quarter, to be less than the sum of (a) $70,000,000, plus (b) 30% of
                                        ---                     ----
Net Income for each Fiscal Quarter having then ended since the Restatement Date (without reduction for any net loss having occurred in any such Fiscal Quarter), plus (c) 75% of any Net Cash Proceeds received by Borrower or its Subsidiaries
- ----
since the Restatement Date.

          6.13  Total Debt to EBITDA Ratio.  Permit the Total Debt to EBITDA
                --------------------------
Ratio to exceed 4.00 to 1.00 as of the last day of any Fiscal Quarter.

          6.14  Senior Debt to EBITDA Ratio.  Permit the Senior Debt to EBITDA
                ---------------------------
Ratio to exceed 2.00 to 1.00 as of the last day of any Fiscal Quarter.

          6.15  Fixed Charge Ratio.  Permit the Fixed Charge Ratio, as of the
                ------------------
last day of any Fiscal Quarter, to be less than 1.25:1.00.


          6.16  Amendments to Subordinated Obligations.  Amend or modify any
                --------------------------------------
term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation in any respect that will or may adversely affect the interests of the Banks.

                                   ARTICLE 7.
                     INFORMATION AND REPORTING REQUIREMENTS
                     --------------------------------------

          7.1  Financial and Business Information.  So long as any Advance
               ----------------------------------
remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the approval of the Majority Banks) otherwise consents, deliver to the Administrative Agent and the Banks, at Borrower's sole expense:

               (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), (i) the consolidated and consolidating balance sheets of Borrower as at the end of such Fiscal Quarter, and (ii) consolidated and consolidating statements of income and cash flow of Borrower for such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and changes in financial position or cash flows of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than any requirement for footnote disclosures) consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

               (b) As soon as practicable, and in any event within 120 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year, (ii) consolidated and consolidating statements of income of Borrower and its Subsidiaries for such Fiscal Year, and (iii) consolidated and consolidating statements of cash flow of Borrower and its Subsidiaries for such Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied (except for any inconsistency concurred with by Borrower's independent public accountants), and such balance sheet and statements shall be accompanied by a report and opinion of Arthur Andersen & Co. or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Majority Banks, which report shall be based on an audit conducted in accordance with generally accepted auditing standards as at such date, and which opinion shall be an unqualified opinion without additional explanatory or non-standard wording which the Majority Banks determine is unacceptable;

          (c) Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b), a written discussion and analysis of
                        -----      ------
the financial condition and results of operations of Borrower and its Subsidiaries in reasonable detail, including in the case of any such report
                                   ---------
delivered in connection with the financial statements referred to in Section 7.1(b), an explanation of any material variance from operational results or
- ------
balance sheet items contained in projections previously delivered to the Banks;

          (d) Not sooner than one month following the end of each Fiscal Quarter, but not later than 45 days following the end of each Fiscal Quarter, a Pricing Certificate as of the last day of such Fiscal Quarter;

          (e) As soon as practicable, and in any event within 60 days after the commencement of each Fiscal Year, projected financial statements by Fiscal Year for each of the four Fiscal Years immediately subsequent to that Fiscal Year, including, in each case, projected balance sheets, statements of income and
- ---------
statements of cash flow of Borrower and its Subsidiaries, all in reasonable detail and in any event to include (i) projected Distributions to be made to the members of Borrower and (ii) projected Capital Expenditures;

          (f) Promptly after the same are available, copies of the Nevada "Regulation 6.090 Report" and Nevada "6-A Report" and copies of any written communication to Borrower or any of its Subsidiaries from any Gaming Board relating to a License Revocation with respect to Borrower or any of its Subsidiaries;

          (g) Promptly after request by any Bank, copies of any detailed audit reports or recommendations submitted to Borrower and its Subsidiaries by independent accountants in connection with the accounts or books of Borrower and its Subsidiaries, or any audit of Borrower or its Subsidiaries;

          (h) Promptly after request by any Bank, copies of any other specific report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency;

          (i) Promptly after the same are available, a copy of the Form 5500 series report of each Pension Plan maintained by Borrower or its Subsidiaries as filed with the Internal Revenue Service for each Fiscal Year;

          (j) Promptly upon a Senior Officer of Borrower becoming aware, and in any event within ten Banking Days after becoming aware, of the occurrence of any
(i) "reportable event" (as such term is defined in Section 4043 of ERISA) or
(ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, written notice specifying the nature thereof and specifying what action Borrower and its Subsidiaries are taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

          (k) As soon as practicable, and in any event within five Banking Days after a Senior Officer of Borrower becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, written notice specifying the nature and period of existence thereof and specifying what action Borrower and its Subsidiaries are taking or propose to take with respect thereto;

          (1) Promptly upon a Senior Officer of Borrower becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or its Subsidiaries that is, in the reasonable opinion of their independent legal counsel, $1,000,000 or more in excess of the amount thereof that is fully covered by insurance (subject to applicable deductibles and retentions), (ii) any creditor or lessor under a written credit agreement with respect to Indebtedness in excess of $1,000,000 or lease involving unpaid rent in excess of $1,000,000 has asserted a default thereunder on the part of Borrower or its Subsidiaries, (iii) any Person commenced a legal proceeding with respect to a claim against Borrower or its Subsidiaries under a contract that is not a credit agreement or material lease in excess of $1,000,000, (iv) any labor union has notified Borrower or its Subsidiaries of its intent to strike Borrower or its Subsidiaries on a date certain, which strike could reasonably be expected to have a Material Adverse Effect, or (v) any other event or circumstance occurs or exists (other than matters of a general economic nature) that would constitute a Material Adverse Effect, in each case a written notice describing the pertinent facts relating thereto and what action Borrower and its Subsidiaries are taking or proposes to take with respect thereto; and

               (m) Such other data and information regarding the Borrower and its Subsidiaries and their businesses as from time to time may be reasonably requested by the Administrative Agent or the Majority Banks.

          7.2  Compliance Certificates.  So long as any Advance remains unpaid,
               -----------------------
or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrower shall, unless the Majority Banks otherwise consent, deliver to the Administrative Agent, at Borrower's sole expense, concurrently with the financial statements required pursuant to Sections 7.1(a), and 7.1(b), a Compliance Certificate signed by the chief
         ------      ------
financial officer, chief executive officer or director of administration of Borrower.

                                   ARTICLE 8.
                                   CONDITIONS
                                   ----------

          8.1  Initial Advances.  The obligation of each Bank to make the
               ----------------
initial Advance to be made by it, and the obligation of the Issuing Bank to issue the initial Letter of Credit, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless the Majority Banks, in their sole and absolute discretion, shall agree otherwise):

               (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Restatement Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                    (i) executed counterparts of this Agreement, sufficient in number for distribution to the Banks and Borrower;

                    (ii) Notes executed by Borrower in favor of each Bank, each in a Principal amount equal to that Bank's Pro Rata Share of the Commitment;

                    (iii) with respect to Borrower and its Subsidiaries, such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of the Borrower and its Subsidiaries, their qualification to engage in business in each jurisdiction in which they are engaged in business or required to be so qualified, their authority to execute, deliver and perform any Loan Documents to which each is a Party, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, organizational documents and amendments thereto, including, without limitation, certified copies of limited liability
          ---------
          company agreements and amendments thereto, articles of incorporation and amendments thereto, and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of

Responsible Officials, and the like;

          (iv) the Security Agreement executed by Borrower, together with sufficient copies of financing statements on Form UCC-1 (including such fixture filings as may be appropriate) for filing in every jurisdiction in which Borrower owns Property;

          (v) the Amended and Restated Deed of Trust executed and acknowledged by Borrower and CS&Y in form acceptable for recordation with the appropriate Governmental Agency;

          (vi) assurance from the Title Company that it is committed to cause the Amended and Restated Deed of Trust to be recorded and, upon recordation thereof, to re-issue through First American Title Insurance Company the ALTA 1970 form lenders title insurance policy issued on the Closing Date in the amount of $75,000,000, and having reinsurance issued by title companies and in amounts acceptable to the Agent showing the Deed of Trust as the "insured mortgage" and insuring the validity and priority of the Lien of the Deed of Trust with respect to the Eldorado Hotel, subject only to such exceptions as may be acceptable to Administrative Agent; and

          (vii) evidence that the Title Company has obtained the commitment of insurers acceptable to the Administrative Agent to provide appropriate reinsurance with rights of direct access with respect to the policy of title insurance referred to in the preceding paragraph;

          (viii) an Amended and Restated Assignment of Rents and Revenues and an Assignment of Subleases and Rents with respect to the Eldorado Hotel, in form and substance satisfactory to the Administrative Agent;

          (ix) an Amended and Restated Assignment of Equipment Leases and an Equipment Lease Estoppel Certificate with respect to leased equipment used on the Real Property, in form and substance satisfactory to the Administrative Agent;

          (x) the Guaranty and Subsidiary Security Agreement executed by Eldorado Capital, together with any and all related uniform commercial code financing statements requested by the Administrative Agent;

                (xi) the Opinion of Counsel;

                (xii) a Certificate of a Responsible Official signed by a Senior Officer of Borrower certifying that the conditions specified in Sections 8.1(c), 8.1(d) and 8.1(e) have been satisfied;
              ------  ------     ------

               (xiii) written consents to the execution and delivery by Borrower of the Loan Documents and to the transactions contemplated thereby executed by the required members of the executive committee of Borrower;

               (xiv) evidence that insurance, of the types and in the amounts specified in the Loan Documents, is maintained in force by Borrower, together with an executed form 438 BFU with respect thereto;

               (xv) evidence that all actions necessary or, in the opinion of the Administrative Agent or the Banks, desirable to perfect and protect the Liens of the Collateral Documents have been taken;

                (xvi)  a completed Pricing Certificate;

               (xvii) a certified copy of each of the Senior Subordinated Notes and each of the material instruments, documents agreements executed by Borrower, Eldorado Capital and their Affiliates in connection therewith;

               (xviii) a certified copy of the Circus and Eldorado Joint Venture Agreement; and

               (xix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

          (b) The fees payable on the Restatement Date pursuant to Article 3
                                                                   ---------
shall be paid concurrently.

          (c) The representations and warranties of Borrower contained in
Article 4 shall be true and correct.
- ---------

          (d) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing.

               (e) Borrower shall have received the net cash proceeds of Senior Subordinated Notes in an amount which is not less than $96,000,000, and all the provisions of the Senior Subordinated Notes (including without limitation the subordination provisions thereof) and all related transactions, shall be solely acceptable to the Banks;

         8.2  Any Increasing Advance. In addition to any applicable conditions
              ----------------------
precedent set forth elsewhere in this Article 8, and after giving effect to the
                                      ---------
requested Advances, the obligation of each Bank to make any Advance which would increase the principal amount outstanding under the Notes, and the obligation of the Issuing Bank to issue each Letter of Credit, is subject to the following conditions precedent (un1ess the Majority Banks, in their sole and absolute discretion, agree otherwise):

               (a) except as disclosed by Borrower and approved in writing by the Majority Banks, the representations and warranties contained in Article
                                                                         -------
     4 (other than Sections 4.5 (first sentence), 4.6, 4.7, 4.11, and 4.18)
     -  ----- ----          ---                   ---  ---  ----      ---
     shall be true and correct on and as of the date of the Advance as though made on that date;

               (b) other than matters described in Schedule 4.11 or not required
                                                   -------------
     as of the Restatement Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower, its Subsidiaries or any of their Property before any Governmental Agency that constitutes a Material Adverse Effect;

               (c) no Default or Event of Default shall then exist;

               (d) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for
                                 ---------
     loan referred to in the second sentence of Section 2.1(b), if applicable)
                                                        ------
     in compliance with Article 2, or the Issuing Bank and the Administrative
                        ---------
     Agent shall have timely received a Request for Letter of Credit in compliance with Article 2, as applicable; and
                     ---------

               (e) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent reasonably may require.

                                   ARTICLE 9.
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
              ----------------------------------------------------

          9.1  Events of Default.  The existence or occurrence of any one or
               -----------------
more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

               (a) Borrower fails to pay any principal or interest on any of the Notes, or any portion thereof, when due; or

               (b)  Borrower fails to pay any fees payable under Article 3, or
                                                                 ---------
     any portion thereof, any other fee or amount payable to the Banks under any Loan Document, or any portion thereof, within three (3) Banking Days after demand therefor; or

               (c)  Any failure to comply with Section 7.1(k) that is materially
                                                       ------
     adverse to the interests of the Administrative Agent or the Banks; or

               (d) Borrower fails to perform or observe any of the covenants contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.8, 6.5, 6.11, 6.12, 6.13,
                           ---  ---  ---  ---  ---  ---  ---  ----  ----  ----
     6.14, 6.15 or 6.16; or
     ----- ----    ----

               (e) Borrower or any other Party fails to perform or observe any other covenant or agreement contained in any Loan Document on its part to be performed or observed within thirty (30) days after the giving of notice by the Administrative Agent at the request of the Majority Banks of such Default; or

               (f) Any representation or warranty made in any Loan Document, or in any certificate delivered pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Administrative Agent or the Banks; or

               (g) Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $1,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $1,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $1,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $1,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (Or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

          (h) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Majority Banks, is materially adverse to the interests of the Banks; or any Party thereto denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

          (i) A judgment against Borrower or any of its Subsidiaries is entered for the payment of money in excess of $500,000 and, absent procurement of a stay of execution, such judgment remains unbonded or unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          (j) Borrower or any of its Subsidiaries institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property; or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit it of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower or such Subsidiary and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to Borrower or any of its Subsidiaries or to all or any part of its Property is instituted without the consent of Borrower or such Subsidiary and continues undismissed or unstayed for sixty (60) calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of Borrower and its Subsidiaries and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

               (k) The occurrence of a Termination Event with respect to any Pension Plan if the aggregate liability of Borrower and its ERISA Affiliates under ERISA as a result thereof exceeds $5,000,000; or the complete or partial withdrawal by Borrower or any of its ERISA Affiliates from any Multiemployer Plan if the aggregate liability of Borrower and its ERISA affiliates as a result thereof exceeds $5,000,000; or

               (1) The occurrence of an Event Of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

               (m) The occurrence of any Change in Control; or

               (n) The occurrence of any License Revocation; or

               (o) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or the trustee for, or any holder of, a Subordinated Obligation breaches any subordination provision applicable to such Subordinated Obligation; or

               (p) A final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations.

          9.2  Remedies Upon Event of Default.  Without limiting any other
               ------------------------------
rights or remedies of the Administrative Agent or the Banks provided for elsewhere in this Agreement, or the Loan Documents, or by applicable Law, or in equity, or otherwise:

               (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 9.1(j):
                                                                    ------

                    (i) the commitment to make Advances and issue Letters of Credit and all other obligations of the Administrative Agent, the Issuing Bank and the Banks and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that the Majority Banks
          ------

     (or, in the case of any Event of Default which arises under a provision of the Loan Documents the amendment of which requires the consent of all the Banks under Section 11.2, all of the Banks) may waive the Event of Default
                         ----
     or, without waiving, determine, upon terms and conditions satisfactory to such Banks, to reinstate the Commitment and make further Advances and issue further Letters of Credit, which waiver or determination shall apply equally to, and shall be binding upon, all the Banks;

               (ii) the Issuing Bank may, with the approval of the Administrative Agent on behalf of the Majority Banks, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Bank as cash collateral for the Obligations in non-interest bearing accounts with the Issuing Bank; and

                (iii) the Majority Banks may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

          (b) Upon the occurrence of any Event of Default described in Section 9.1(j):
- ------

               (i) the commitment to make Advances and issue Letters of Credit and all other obligations of the Administrative Agent, the Issuing Bank and the Banks and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all the Banks may waive the
                                       ------
     Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitment, make further Advances and issue further Letters of Credit;

               (ii) an amount equal to the aggregate amount available for drawing under outstanding Letters of Credit shall forthwith become due and payable to the Issuing Bank without protest, presentment, notice of dishonor demand or further notice of any kind, all of which are waived by Borrower; and

               (iii) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

          (c) Upon the occurrence of any Event of Default, the Administrative Agent (but only with the consent of the Majority Banks), without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower,
- -------
which are expressly waived by Borrower (except as to notices expressly provided
                                        ------
for in any Loan Document), may proceed in accordance with applicable Laws (but only with the consent of the Majority Banks) to protect, exercise and enforce their rights and remedies under the Loan Documents (including the Collateral Documents) against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

          (d) The order and manner in which the Banks' rights and remedies are to be exercised shall be determined by the Majority Banks in their sole discretion, and all payments received by the Administrative Agent and the Banks, or any of them, shall be applied first to the costs and expenses (including attorneys' fees and disbursements payable pursuant to Section 11.3) of the Administrative Agent, acting as Administrative Agent, and of the Banks, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to
                                                                     -----
the costs and expenses of the Administrative Agent, acting as the Administrative Agent, and the Banks, as set forth above, second, to the payment of accrued and
                                          ------
unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment
                                                           -----
of all other amounts (including principal and fees) then owing to the Administrative Agent or the Banks under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or at law or in equity.

                                  ARTICLE 10.
                            THE ADMINISTRATIVE AGENT
                            ------------------------

          10.1  Appointment and Authorization.  Each Bank hereby irrevocably
                -----------------------------
appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Bank or as representative of any Bank for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the
- ------
Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity. The Administrative Agent is the agent of the Banks only and does not assume any agency relationship with Borrower, express or implied.

          10.2  Business Activities with the Borrower.  Bank of America (and
                -------------------------------------
each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it was not the Administrative Agent, and the term "Bank" or "Banks" includes Bank of America in its individual capacity. Each Bank (including Bank of America and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower or any Affiliate of Borrower. Bank of America may engage in these activities in the same manner as the other Banks as if it was not the Administrative Agent and without any duty to account therefor to the Banks. Bank of America (and each successor Administrative Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent here under, or for any monies received by it in its capacity as a Bank hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

          10.3  Proportionate Interest of the Banks in any Collateral.  The
                -----------------------------------------------------
Administrative Agent, on behalf of all the Banks, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Banks' rights to reimbursement for their costs and expenses hereunder (including attorneys' fees and disbursements and other
                    ---------
professional services), each Bank shall have an interest in any collateral or interests therein in the same proportions that the aggregate Obligations owed such Bank under the Loan Documents (other than an Approved Swap Agreement) bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Any obligation owed to a Bank under an Approved Swap Agreement shall rank par passu with the Obligations
                                            --- -----
under the Loan Documents up to an amount equal to the risk assessment factor then generally utilized by the Administrative Agent in assessing similar interest rate protection agreements times the national amount of Indebtedness
                                    -----
covered by that Approved Swap Agreement, and shall be subordinate to the Obligations under other Loan Documents to the extent of any excess over such amount.

          10.4  Banks' Credit Decisions.  Each Bank agrees that it has,
                -----------------------
independently and without reliance upon the Administrative Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

          10.5  Action by Administrative Agent.
                ------------------------------

               (a) The Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent has received notice from Borrower stating the nature of the Default or has received notice from a Bank stating the nature of the Default and that such Bank considers the Default to have occurred and to be continuing.

               (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

               (c)  Except for any obligation expressly set forth in the Loan
                    ------
     Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent
     ------
     shall be required to act or not act upon the instructions of the Majority Banks (or of all the Banks, to the extent required by Section 11.2) and
                                                                   ----
     those instructions shall be binding upon the Administrative Agent and all the Banks, provided that the Administrative Agent shall not be required to
                --------
     act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

               (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall give notice thereof to the Banks and shall act or not act upon the instructions of the Majority Banks (or of all the Banks, to the extent required by Section 11.2), provided
                                                             ----   --------
     that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that
                                                                    ------
     if the Majority Banks (or all the Banks, if required under Section 11.2)
                                                                        ----
     fail, for five (5) Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Banks, until such time as it receives such a notice from the Majority Banks.

               (e) The Administrative Agent shall have no liability to any Bank for acting as instructed by the Majority Banks, or for refraining from acting, if so instructed by the Majority Bank (or, in each case, all the Banks, if required under Section 11.2), notwithstanding any other provision
     hereof.                          ----

          10.6  Liability of Administrative Agent.  Neither the Administrative
                ---------------------------------
Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct.
                    ------
Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

               (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this

Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Bank.

          (b) May consult with legal counsel (including in-house legal counsel),
                                              ---------
accountants (including in-house accountants) and other professionals or experts
             ---------
selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and its Subsidiaries or the Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

          (c) Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

          (d) Except to the extent expressly set forth in the Loan Documents,
              ------
shall have no duty to ask or inquire as to the performance or observance by Borrower or its Affiliates of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or the Property, books or records of Borrower or its Affiliates.

          (e) Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral.

          (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

          (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrower or any Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, without limitation, principal, interest, commitment fees,
          ---------
Advances and other amounts; provided that, promptly upon discovery of such an
                            --------
error in computation, the Administrative Agent, the Banks and (to the extent applicable) Borrower and/or its Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

          10.7  Indemnification.  Each Bank shall, ratably in accordance with
                ---------------
its Pro Rata Share, indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements) that may be
 ---------
imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower and its Subsidiaries to pay the indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross negligence or willful
            ------
misconduct. Without limitation on the foregoing, each Bank shall reimburse the Administrative Agent upon demand for that Bank's ratable share of any cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted
                ---------
enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by Section 11.3 to pay that cost or expense but fails to do so
                             ----
upon demand. Nothing in this Section shall entitle the Administrative Agent to recover any amount from the Banks if and to the extent that such amount has theretofore been recovered from Borrower, and the Administrative Agent shall promptly refund amounts recovered from Borrower to Banks which have reimbursed expenses under this Section.

          10.8  Successor Administrative Agent.  The Administrative Agent may,
                ------------------------------
and at the request of the Majority Banks shall, resign as Administrative Agent
(i) upon 30 days' notice to the Borrower and the Banks or (ii) if the Administrative Agent determines that for it to continue as Administrative Agent would result in a conflict of interest affecting the Administrative Agent, or would create an unacceptable risk of significant liability of the Administrative Agent to a third party, or would otherwise be inadvisable under prevailing standards of banking prudence, at any time, and effective immediately upon written notice to Borrower and the Banks. If the Administrative Agent so resigns, (a) the Majority Banks shall appoint a successor Administrative Agent, who must be from among the Banks and be reasonably acceptable to Borrower, provided that any resigning Administrative Agent shall be entitled to appoint a
- --------
successor Administrative Agent from among the Banks, subject to acceptance of appointment by that successor Administrative Agent, if the Majority Banks have not appointed a successor Administrative Agent within thirty (30) days after the date the resigning Administrative Agent gave notice of resignation; (b) upon a successor's acceptance of appointment as Administrative Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent or the removed Administrative Agent; and (c) upon the effectiveness of any resignation, the resigning Administrative Agent thereupon will be discharged from its duties and obligations thereafter arising under the Loan Documents other than obligations arising as a result of any action or inaction of the resigning Administrative Agent prior to the effectiveness of such resignation. Upon any resignation of the Bank of America (or any successor Administrative Agent) as Administrative Agent, Bank of America (or such successor) shall be deemed to have concurrently resigned as Issuing Bank.

          10.9  Performance of Conditions.    For the purpose of determining
                -------------------------
fulfillment by Borrower and its Subsidiaries of conditions precedent specified in Article 8, each Bank shall be deemed to have consented to, and approved or
   ---------
accepted, or to be satisfied with each document or other matter sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required under Article 8 to be consented to, or approved by or
                                ---------
acceptable or satisfactory to, that Bank, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Loan Documents shall have received written notice from that Bank prior to the making of the requested Loan or the issuance of the requested Letter of Credit specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Bank shall not have made available to the Administrative Agent that Bank's Pro Rata Share of such Loan.

          10.10  Collateral Matters.
                 ------------------

     (a) The Administrative Agent is authorized by each Bank, without the necessity of any notice to or further consent from any Bank, and without the obligation to take any such action, to take any action with respect to any Collateral or any Collateral Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Collateral Documents.

     (b) The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitment and the payment in full of all Loans and all other Obligations payable under this Agreement and under the other Loan Documents; (ii) constituting Property of Borrower or its Affiliates which is sold, transferred or otherwise disposed of in connection with any transaction not prohibited by this Agreement; (iii) constituting Property leased to Borrower or its Subsidiaries under a lease which has expired or been terminated in a transaction not prohibited by this Agreement or which will concurrently expire and which has not been and is not intended by Borrower or its Subsidiaries to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or
     (v) if approved or consented to by those of the Banks required by Section
     11.2.  Upon request by the Administrative Agent, the Banks will confirm in
     ----
     writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section.

          10.11  No Obligations of Borrower.  Nothing contained in this
                 --------------------------
Article 10 shall be deemed to impose upon Borrower any obligation in respect of
- ----------
the due and punctual performance by the Administrative Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Banks in respect of any failure by the Administrative Agent or any Bank to perform any of its obligations to the Administrative Agent or the Banks under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Banks, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

                                  ARTICLE 11.
                                 MISCELLANEOUS
                                 -------------

          11.1  Cumulative Remedies; No Waiver.  The rights, powers, privileges
                ------------------------------
and remedies of the Administrative Agent, the Issuing Bank and the Banks provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity.
No failure or delay on the part of the Administrative Agent, the Issuing Bank or any Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Administrative
   ---------
Agent, the Issuing Bank and the Banks; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's, the Issuing Bank's or the Banks' rights to assert them in whole or in part in respect of any other Loan or Letter of Credit.

          11.2  Amendments; Consents.  No amendment, modification, supplement,
                --------------------
extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval in writing of the Majority Banks (and, in the case of amendments, modifications or supplements of or to any Loan Document to which Borrower is a Party, the approval in writing of Borrower), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

                (a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitment or of any commitment fee payable to any Bank, or any other fee or amount payable to any Bank under the Loan Documents;

               (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of the Commitment, or to release any Collateral (except as specifically provided for in any Loan Document);

               (c) To amend or modify the provisions of the definition of "Majority Banks", Articles 9 or 10; or this Section 11.2;
      --------------   ----------------                  ----

               (d) To amend or modify any provision of this Agreement in a manner which materially and adversely affects the Issuing Bank without the written consent of the Issuing Bank; or

               (e) To amend or modify any provision of this Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the
                ----
Banks, the Issuing Bank and the Administrative Agent.

          11.3  Costs, Expenses and Taxes.  Borrower shall pay on demand the
                -------------------------
reasonable costs and expenses of the Administrative Agent and the Arranger in connection with the negotiation, preparation, execution and delivery of the Loan Documents, and of the Administrative Agent, the Issuing Bank and the Banks in connection with the amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or
                ---------
attempted enforcement of the Loan Documents, and any matter related thereto, including, without limitation, filing fees, recording fees, title insurance
- ---------
fees, appraisal fees, search fees and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including the allocated fees and all disbursements and other expenses of any internal legal counsel), independent public accountants and other outside experts retained by the Administrative Agent or any Bank, and including, without limitation, any
                                          ---------
costs, expenses or fees incurred or suffered by the Administrative Agent or any Bank in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower; provided that (a) Administrative Agent and the Banks
                         --------
shall, in connection with any such amendment, waiver, refinancing, restructuring, reorganization, enforcement or attempted enforcement of the Loan Documents shall use their best efforts to avoid duplicative efforts by legal counsel on behalf of Administrative Agent and one or more Banks, and (b) in the event that Borrower is the prevailing party in any proceeding referred to above (other than any proceeding commenced or maintained after any bankruptcy or insolvency proceeding with respect to Borrower), Borrower shall be entitled to reimbursement of its reasonable attorneys fees and costs. Borrower shall pay any and all documentary and other taxes

(other than income or gross receipts taxes generally applicable to banks) and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Administrative Agent and the Banks from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Bank under this Section shall bear interest at the Default Rate from the second Banking Day of a demand for payment.

          11.4  Nature of Banks' Obligations.  The obligations of the Banks
                ----------------------------
hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of the Borrower. Each Bank's obligation to make any Advance pursuant hereto is several and not joint or joint and several. A default by any Bank will not increase the percentage of the Commitment attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Banks to assume the obligations of a Bank in default or to obtain another Bank, reasonably satisfactory to Borrower, to replace such a Bank in default.

          11.5  Survival of Representations and Warranties. All representations
                ------------------------------------------
and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Bank, notwithstanding any investigation made by the Administrative Agent or any Bank or on their behalf.

          11.6  Notices.  Except as otherwise expressly provided in the Loan
                -------   ------
Documents: (a) All notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, delivered or sent by telex or cable to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section; and (b) Any notice, request, demand direction or other communication given by telegram, telecopier, telex or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except
                                                                         ------
as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when sent; or if given by personal delivery, when delivered. Notices given by the Borrower under Articles 2 and 3 shall be deemed given on actual receipt by the
               ----------     -
Administrative Agent.

          11.7  Execution of Loan Documents.  Unless the Administrative Agent
                ---------------------------
otherwise specifies with respect to any Loan Document, this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

          11.8  Binding Effect; Assignment.
                --------------------------

               (a) This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns, except that Borrower and/or its
                                              ------
     Affiliates may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Any assignment by the Borrower or its Affiliates without the prior written consent of the Banks shall be void, provided that no Person other
                                                 --------
     than the Banks shall have any rights under this sentence. Each Bank represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of its Note must be within the control of such
Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

          (b) From time to time following the Restatement Date each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share; provided that (i) such Eligible Assignee, if not then a Bank or an
       --------
Affiliate of the assigning Bank, shall be approved by each of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) and Borrower (which approval shall not be unreasonably withheld or delayed or, if an Event of Default has occurred and remains continuing, required), (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall be of a Pro Rata Share not less than $5,000,000, and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share set forth therein and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Bank to Borrower of its Note) to such assignee Bank, a Note evidencing that assignee Bank's Pro Rata Share, and to the assigning Bank, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

          (c) By executing and delivering a Commitment Assignment and Accep-tance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this

Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1
                                                                     -----------
and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (d) The Administrative Agent shall maintain at the Administrative Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it. After receipt of a completed Commitment Assignment and Acceptance executed by any Bank and an Eligible Assignee, and receipt of an assignment fee of $2,000 from such Eligible Assignee, Administrative Agent shall provide notice thereof to Borrower and the Banks.

          (e) Each Bank may grant participations from time to time in a portion of its Pro Rata Share to one or more banks or other financial institutions (including another Bank); provided; however, that (i) such Bank's obligations
 ---------                --------  -------
under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so
                               ------
provides, for the purposes of Sections 3.6, 3.7, 11.11 and 11.25, (iv) Borrower,
                                       ---  ---  -----     -----
the Administrative Agent, the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Bank's Pro Rata Share as they then exist and shall not restrict an increase in the Commitment, or in the granting Bank's Pro Rata

     Share, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date, any
               ----------
     Reduction Date or any date upon which any payment of any principal, fees or interest are due to the Banks, (B) reduce any installment of principal due with respect to the Notes, the rate of interest on the Notes, or any fee payable to the Banks, (C) reduce the amount of any installment of principal due under the Notes, or (D) release any material portion of the Collateral.

               (f) Notwithstanding anything in this Section to the contrary, the rights of the Banks to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

          11.9  Lien on Deposits and Property in Possession of any Bank.  As
                -------------------------------------------------------
security for the prompt payment and performance of all Obligations, Borrower hereby grants to the Administrative Agent; the Issuing Bank and the Banks and each of them a Lien on and a security interest in all its right, title, and interest in and to any and all deposit accounts now or hereafter maintained with the Administrative Agent, the Issuing Bank or any Bank and in and to any and all of its Property and the proceeds thereof now or hereafter in the possession of the Administrative Agent, the Issuing Bank or any Bank. If an Event of Default has occurred and is continuing, any Bank (but only with the consent of the Majority Banks) may, to the extent permitted by applicable Laws, exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

          11.10  Sharing of Setoffs.  Each Bank severally agrees that if it,
                 ------------------
through the exercise of any right of setoff, banker's lien or counterclaim against Borrower or its Subsidiaries, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in payment of the Obligations held by that Bank, then; (a) The Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall notify the Administrative Agent and thereafter shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) Such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the obligations ratably in accordance with each Bank's share of the obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a
                                  --------
disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or its Subsidiaries or any Person claiming through or succeeding to the rights of Borrower or its Subsidiaries, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the obligation purchased; provided, however, that each
                                                --------
Bank agrees that it shall not exercise any right of setoff, banker's lien or counterclaim without first obtaining the consent of the Majority Banks.

          11.11  Indemnity by Borrower.  Borrower agrees to indemnify, save and
                 ---------------------
hold harmless the Administrative Agent, the Issuing Bank, the Arranger, the Co-Agent and each Bank and their Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and
                                 -----------
all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent, the Issuing Bank, the Arranger, the Co-Agent or a Bank) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person asserts or may assert against Borrower, any Affiliate of Borrower or any officer, director or shareholder of Borrower; (b) any and all claims, demands, actions or causes of action if the claim, demand, action or cause of action arises out of or relates to the Commitment, the use or contemplated use of proceeds of any Loan, the relationship of Borrower and the Banks under this Agreement or any transaction contemplated by this Agreement, including
- ---------
without limitation any claim, demand, action or cause of action arising out of or related to the Southside Expansion or the Daniels Expansion; (c) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clauses (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including attorneys' fees and disbursements and other professional
          ---------
services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no
                                                        --------
Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Each Indemnitee may, and if requested by Borrower in writing shall, in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel selected by such Indemnitee and reasonably acceptable to Borrower, and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent, which consent shall not unreasonably be withheld. Each Indemnitee is authorized to employ counsel in enforcing its rights hereunder and in defending any claim, demand, action or cause of action covered by this Section; provided that each Indemnitee shall endeavor, but shall not be
         --------
obligated, in connection with any matter covered by this Section which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Banks; provided, however, that such obligations or liabilities shall not, from and
- --------
after the date on which the Notes are fully paid and the Commitment is terminated, be deemed Obligations for any purpose under the Loan Documents.

           11.12  Nonliability of the Banks.  Borrower acknowledges and agrees
                  -------------------------
that;

               (a) Any inspections of any Property of Borrower made by or through the Administrative Agent, the Arranger, the Issuing Bank or the Banks are for purposes of administration of the Loan Documents only and Borrower is not entitled to rely upon the same;

          (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent, the Issuing Bank or the Banks pursuant to the Loan Documents, neither the Administrative Agent, the Issuing Bank nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent, the Issuing Bank or the Banks;

          (c) The relationship between Borrower and the Administrative Agent, the Issuing Bank and the Banks is, and shall at all times remain, solely that of a borrower and lenders; neither the Administrative Agent, the Issuing Bank nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent, the Issuing Bank nor the Banks shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent, the Issuing Bank nor the Banks undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent, the Issuing Bank or the Banks in connection with such matters is solely for the protection of the Administrative Agent, the Issuing Bank and the Banks and neither Borrower nor any other Person is entitled to rely thereon; and

          (d) The Administrative Agent, the Issuing Bank and the Banks shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property or other loss, damage, liability or claim caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent, the Issuing Bank and the Banks
     harmless from any such loss, damage, liability or claim.

          11.13  No Third Parties Benefited.  This Agreement is made for the
                 --------------------------
purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent, the Issuing Bank and the Banks in connection with the Loans and Letters of Credit, and is made for the sole benefit of Borrower, the Administrative Agent and the Banks, and the Administrative Agent's and the Banks' successors and assigns. Except as provided in Sections 3.3, 11.8,
                                       ------                         ---  ----
11.11, and 11.25 no other Person shall have any rights of any nature hereunder
- -----      -----
or by reason hereof.

          11.14  Confidentiality. Each Bank, the Issuing Bank and Administrative
                 ---------------
Agent agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) To
                                                   ------
other Banks; (b) To legal counsel, accountants and other professional advisors to Borrower or any Bank; (c) To regulatory officials having jurisdiction over that Bank; (d) As required by Law or legal process (provided that in the event
                                                    ---------
any Bank is so required to disclose any such confidential information, such Bank shall endeavor promptly to notify Borrower, so that Borrower may seek a protective order or other appropriate remedy) or in connection with any legal proceeding to which that Bank and Borrower are adverse parties; (e) To another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Note, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Section; and (f) To prospective purchasers of any Collateral in connection with any disposition thereof, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean all information respecting Borrower, other than (i)
                                                             ----------
information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower without a written confidentiality agreement. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent, the Issuing Bank or the Banks to Borrower.

          11.15  Hazardous Materials Indemnity.  Borrower hereby agrees to
                 -----------------------------
indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) each of the Administrative Agent, the Issuing Bank, the Banks and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly, in whole or in part, out of (i) the presence on or under the Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from the Real Property and (ii) any activity carried on or undertaken on or off the Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on the Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on or under the Real Property. The foregoing indemnity shall further apply to any residual contamination on or under the Real Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to (I) Hazardous Materials on the Real Property, the presence of which is caused by the Administrative Agent, the Issuing Bank or the Banks or (ii) activities carried on or undertaken by the Administrative Agent, the Issuing Bank or the Banks, in each case subsequent to its or their entry into the Real Property pursuant to foreclosure under the Deed of Trust (but only to the extent that the same are not attributable to the Borrower). Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section shall be unlimited personal corporate obligations of Borrower and shall not be secured by any Deed of Trust on the Real Property.
                   ---
Borrower acknowledges that the Banks' appraisal of the Real Property is such that the Banks are not willing to accept the consequences of inclusion of the obligations under this Section among the obligations secured by any Deed of Trust and that the Banks would not enter into this Agreement and the transactions contemplated hereby but for the personal corporate liability undertaken by Borrower for such obligations.

          11.16  Further Assurances.  Borrower shall (and shall
                 ------------------
cause its Subsidiaries to), at its sole expense and without expense to the Banks, the Issuing Bank or the Administrative Agent, do, execute and deliver such further acts and documents as any Bank or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Banks, the Issuing Bank or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

          11.17  Integration.  This Agreement, together with the other Loan
                 -----------
Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof, provided that Borrower and the Administrative Agent
                           --------
have entered into a letter agreement of even date herewith regarding certain of the Schedules delivered in connection with this Agreement and the Deed of Trust. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor
        --------
of the Administrative Agent, the Issuing Bank or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          11.18  Governing Law.  Except to the extent otherwise expressly
                 -------------   ------
provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada.

          11.19  Severability of Provisions.  Any provision in any Loan Document
                 --------------------------
that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          11.20  Independent Covenants.  Each covenant in Articles 5, 6 and 7 is
                 ---------------------                    ----------  -     -
independent of the other covenants in those Articles; the breach of any such covenant shall not be excused by the fact that the circumstances underlying such breach would be permitted by another such covenant.

          11.21  Headings.  Article and Section headings in this
                 --------

Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

          11.22  Time of the Essence.  Time is of the essence of the Loan
                 -------------------
Documents.

          11.23  Tax Withholding Exemption Certificates.  On or before the
                 --------------------------------------
Restatement Date, each Bank which is organized outside the United States of America shall deliver to Borrower. a properly completed and duly executed Internal Revenue Service Form 4224 or Form 1001 and any other certificate or statement required by applicable Laws to establish that payments due to such Bank under the Loan Documents are (a) not subject to withholding under the Code because such payments are effectively connected with the conduct of a trade or business in the United States of America or (b) totally exempt from United States tax under the provisions of an applicable tax treaty.

          11.24  Arbitration Reference.
                 ---------------------

               (a) Mandatory Arbitration.  Any controversy or claim between or
                   ---------------------
     among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

               (b) Real Property Collateral.  Notwithstanding the provisions of
                   ------------------------
    subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx, obligation to the Administrative Agent, the Issuing Bank or any Bank which is secured by real property collateral.

               (c) Provisional Remedies. Self-Help and Foreclosure.  No
                   -----------------------------------------------
     provision of this section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Majority Banks' option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

        11.25 Purported Oral Amendments. BORROWER AND THE BANKS EXPRESSLY
              -------------------------
ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES
                                                       ----
THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT,
                                                   ----
MODIFICATION, WAIVER OR SUPPLEMENT TO THE AGREEMENT OF THE OTHER LOAN DOCUMENTS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                           BORROWER:

                           ELDORADO RESORTS LLC, a Nevada limited liability company

                           By: /s/ Donald L. Carano
                               -----------------------------
                           Donald L. Carano, Chief Executive
                           Officer

                           Address for Notices:

                           Eldorado Resorts LLC
                           295 North Virginia Street
                           Reno, Nevada  89501
                           Telephone:  (702} 786-5700
                           Telecopier; (702) 348-7513

                                           BANK OF AMERICA NATIONAL TRUST AND
                                           SAVINGS ASSOCIATION, as a Bank, as
                                           Issuing Bank and as Administrative
                                           Agent



                                           By:/s/ Scott Faber
                                              ---------------------------------
                                                Scott Faber, Vice President

                                           Address:

                                           Entertainment and Media Group
                                           555 South Flower Street, 10th Floor
                                           Los Angeles, California 90071
                                           Attn:  Scott Faber, Vice President
                                           Telecopier; 213/228 2641
                                           Telephone:  213/228 2768

                                           with a copy to:

                                           Bank of America National Trust and
                                           Savings Association
                                           Entertainment and Media Group 5777
                                           555 South Flower Street, 10th Floor
                                           Los Angeles, California 90071
                                           Attn:  William S. Newby,
                                                  Managing Director
                                           Telecopier: 213/228 3145
                                           Telephone:  213/228 2438

                                  [Exhibit A]

                             COMPLIANCE CERTIFICATE
                             ----------------------


TO: BANK OF AMERICA NATIONAL TRUST AMD SAVINGS ASSOCIATION, as Administrative Agent


     Reference is made to the Amended and Restated Loan Agreement dated as of July 31, 1996, between ELDORADO RESORTS LLC, a Nevada limited liability company ("Borrower") and BANK OF AMERICA NATIONAL TRUST AMD SAVINGS ASSOCIATION, as Administrative Agent and sole initial Bank (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined for them in the Loan Agreement. This Certificate is delivered in accordance with Section 7.2 of the
                                                                    ---
Loan Agreement, and shows computations evidencing compliance with the covenants set forth in Sections 6.11 through 6.15 of the Loan Agreement as of the last day
                      ----         ----
of Borrower's Fiscal Quarter ended ___________________, 199__ (the "Test Date").

Maintenance Capital Expenditures (Section 6.11(a)).
- --------------------------------

     As of the Test Date, Maintenance
     Capital Expenditures made or committed
     to be made by Borrower during the
     portion of Borrower's Fiscal Year
     19 ___ ended on the Test Date were        $
                                                --------------

     Maximum permitted Annual Maintenance
     Capital Expenditures                      $6,500,000

Other Capital Expenditures (Section 6.11(b)).
- --------------------------

     As of the Test Date, Capital Expenditures
     which do not qualify as Maintenance
     Capital Expenditures made or committed
     to be made by Borrower during the
     portion of Borrower's Fiscal Year
     19 ___ ended on the Test Date were        $
                                                --------------

     These Capital Expenditures
     are detailed as follows:

          Capital Expenditures for completion
          of Southside amenities described on
          Schedule 6.11
          -------------

                        $
                         -------------------------------

          Capital Expenditures to acquire the
          real property underlying the Daniels
          Expansion

                        $
                         -------------------------------

          Capital Expenditures to construct the
          tower located on the Daniels Expansion
          and related parking enhancements

                        $
                         -------------------------------

          Other Capital Expenditures (other than
          Maintenance Capital Expenditures)

                        $
                         -------------------------------


Members' Equity (Section 6.12).
- ---------------

     As of the Test Date, Members' Equity was calculated as follows:

          Members' Equity of Borrower on the
          Test Date, determined in accordance
          with Generally Accepted Accounting
          Principles                          $
                                               ----------------

          minus any amount attributable to
          -----
          membership shares or interests
          that are, directly or indirectly,
          required to be redeemed or
          repurchased by Borrower at a
          specified date or upon the
          occurrence of specified events
          or at the election of the holder
          thereof                            ($                )
                                               ----------------
          minus that portion of Member's Equity
          -----
          which is attributable to the interests
          of Recreational Enterprises, Inc. and
          other minority members in ELLC      ($             )
                                                -------------

          minus Intangible Assets             ($             )
          -----                                 -------------

     Members' Equity as of Test Date     $
                                          ---------------


     As of the Test Date, the minimum required Members' Equity was calculated as follows:

          Restatement Date Members Equity  $70,000,000

          plus 30% of Net Income for
          ----
          each Fiscal Quarter having ended
          on the Test Date since the
          Restatement Date (without reduction
          for any net loss having occurred
          in any such Fiscal Quarter)      $
                                            -------------

          plus 75% of any Net Cash Proceeds
          ----
          received by Borrower or its
          Subsidiaries since the Restatement
          Date.                            $
                                            -------------

     Minimum Required Tangible Net Worth
     as of the Test Date                   $
                                            -------------


Total Debt to EBITDA Ratio. (Section 6.13)
- --------------------------

     As of the Test Date, the maximum permitted Total Debt to EBITDA Ratio was 4.00:1.00. As of the Test Date, the actual Total Debt to EBITDA Ratio was ___:1.00, calculated as follows:

     The Ratio of the sum of:
                      ---

          Funded Debt as of the Test Date
          (components shown below)         $
                                            -------------


            Indebtedness for borrowed money
            (excludes Circus and
            Eldorado Joint Venture)        $
                                            -------------

            Capital Lease obligations            $______________

            letters of credit                    $________________

            Unreimbursed Draws                   $_____________

          plus obligations under Swap Agreements $______________
          ----

          plus all Contingent Obligations
          ----
          of Borrower and its Subsidiaries
          with respect to indebtedness for
          borrowed money, as the Test Date    $______________

     Numerator  = Total Debt                  $______________

     to EBITDA for the twelve month fiscal period ended on the Test Date,
     --
     calculated as follows:

          Net Income for that period          $________________

          plus consolidated Interest
          ----
          Charges of Borrower and its
          Subsidiaries for that period        $_______________

          plus the aggregate amount of
          ----
          federal and state taxes on or
          measured by income of Borrower
          and its Subsidiaries for that
          period (whether or not payable
          during that period)                 $________________

          plus depreciation, amortization
          ----
          and all other non-cash expenses
          of Borrower and its Subsidiaries
          for that period                     $________________

     Denominator = EBITDA =                   $_______________

Senior Debt to EBITDA Ratio. (Section 6.13)
- ---------------------------

     As of the Test Date, the maximum permitted Senior Debt to EBITDA Ratio was 2.00:1.00. As of the Test Date, the actual Senior Debt to EBITDA Ratio was____:1.00, calculated as follows:

     The Ratio of the difference between:
                      ----------

          Total Debt as of the Test Date
          (as set forth above)           $
                                          ------------------

          minus Subordinated Obligations ($               )
          -----                            ---------------

     Numerator  = Total Debt                  $
                                               --------------

     to EBITDA for the twelve month fiscal
     --
     period ended on the Test Date
     (as set forth above)                     $
                                               -------------------


Fixed Charge Ratio. (Section 6.15)
- ------------------

     As of the Test Date, the minimum Fixed Charge Ratio was    :1.00. As of the
                                                            ----
     Test Date, the actual Fixed Charge Ratio was            :1.00, calculated
                                                 ------------
     as follows:

     The ratio of the sum of:
                      ---

          EBITDA for the twelve month period
          ending on the Test Date (as set forth
          above)                         $
                                          -----------------

          plus Distributions made in Cash
          ----
          received by Borrower from the
          Circus and Eldorado Joint Venture
          during that period             $
                                          ----------------

          Numerator =                         $
                                               ------------------


     to the sum of:
     --     ---

          Cash Interest Charges payable by Borrower
          and its Subsidiaries during that period  $
                                                    -----------------

          plus Scheduled Debt Amortization
          ----
          for the twelve month fiscal period
          beginning on the next day following
          the Test Date                            $
                                                    -----------------
          plus 2% of the net revenues of Borrower
          ----
          for the twelve month period ending on
          the Test Date                            $_________________

          plus Distributions made by Borrower
          ----
          in Cash to its members during the same
          period in accordance with Section 6.5,
                                            ---
          net of Distributions made in
          ------
          that fiscal period in excess of 50% of
          Net Income                               $_________________

          Denominator =                                $____________________


          A review of the activities of Borrower during the fiscal period covered by the attached financial statements has been made under my supervision with a view to determining whether during such fiscal period Borrower performed and observed all of its Obligations under the Loan Documents. Except as described in an attached document or in an earlier Certificate, to the best of my knowledge, as of the date of this Compliance Certificate there is no Default or Event of Default.

          To the best of my knowledge, except as described in an earlier Compliance Certificate, no Material Adverse Effect has occurred since the date of the most recent Compliance Certificate delivered to the Banks.

Dated:________________, 19__


                                       By
                                         -------------------------------

                                         -------------------------------
                                                      Printed Name and Title

                                  [Exhibit B]

                COMMITMENT ASSIGNMENT AND ACCEPTANCE AGREEMENT
                ----------------------------------------------

        THIS COMMITMENT ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Agreement") dated as of ________________________, 19__ is made with reference to that certain Amended and Restated Loan Agreement dated as of July 31, 1996 among Eldorado Resorts LLC, a Nevada limited liability company ("Borrower"), the Banks therein named and Bank of America National Trust and Savings Association, as Administrative Agent for itself and for the Banks (as amended as of the date hereof, the "Loan Agreement") and is entered into between the "Assignor" described below, in its capacity as a Bank under the Loan Agreement, and the "Assignee" described below. Assignor and Assignee hereby represent, warrant and agree as follows:

             1.   Definitions.  Capitalized terms defined in the Loan Agreement
                  -----------
are used herein with the meanings set forth for such terms in the Loan Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

        "Assignee" means _________________________.
         --------

        "Assigned Pro-Rata Share" means _____% of the Commitment of the Banks
         -----------------------
        under the Loan Agreement, being equal to $________________________.

        "Assignor" means ________________________.
         --------

        "Effective Date" means _____________, the effective date of this Agreement determined in accordance with Section 11.8 of the Loan
                                                        ----
        Agreement.

             2.  Representations and Warranties of the Assignor.  The Assignor
                 ----------------------------------------------
represents and warrants as follows:

                 a. As of the date hereof, the Pro-Rata Share of the Assignor is ____% of the Commitment (without giving effect to assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Pro-Rata Share and the Assigned Pro-Rata Share is free and clear of any adverse claim.

                 b. The outstanding principal balance of Advances made by Assignor is $_______________. The aggregate effective face amount of the Assignor's Pro-Rata Share of all outstanding Letters of Credit is $___________.

                  c. The Assignor has full power and authority, and has taken all action necessary to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

                  d. This Agreement constitutes the legal, valid and binding obligation of the Assignor.

Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations, and assumes no responsibility with respect to any statements, warranties or representations made or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any Loan Document other than as expressly set forth above.

             3.   Representations and Warranties of the Assignee.  The Assignee
                  ----------------------------------------------
hereby represents and warrants to the Assignor as follows:

             (a) The Assignee has full power and authority, and has taken all action necessary to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

             (b) This Agreement constitutes the legal, valid and binding obligation of the Assignee;

             (c) The Assignee has independently and without reliance upon the Assignor and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Assignee will, independently and without reliance upon the Administrative Agent or any Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;

             (d) The Assignee is an "Eligible Assignee" within the meaning of the Loan Agreement;

             (e) The Assignee has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 of the Loan Agreement; and
           ---

             (f) If Assignee is organized under the Laws of a jurisdiction outside the United States of America, attached hereto are the forms prescribed by the Code certifying Assignee's exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Loan Agreement.

          4.  Assignment.  On the terms set forth herein, Assignor, as of
              ----------
Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights and obligations of the Assignor under the Loan Agreement, the other Loan Documents and Assignor's Note, in each case to the extent of the Assigned Pro-Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and as of the Effective Date. As of the Effective Date, Assignee shall have the rights and obligations of a "Bank" under the Loan Documents, except to the extent of any arrangements with respect to payments referred to in Section 5 hereof. Assignee
                                                             -
hereby appoints and authorizes the Administrative Agent to exercise such powers under the Loan Agreement as are delegate to the Administrative Agent by Article 10 of the Loan Agreement.
- --

          5.  Payment.  On the Effective Date, Assignee shall pay to the
              -------
Assignor, in immediately available funds, an amount equal to the purchase price, as agreed between the Assignor and Assignee, of the Assigned Pro-Rata Share.
The Assignor and the Assignee have entered into a letter agreement, of even date herewith, which sets forth their agreement with respect to the amount of interest, fees, and other payments with respect to the Assigned Pro-Rata Share which are to be retained by the Assignor.

          The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Loan Agreement, their respective Note and other Loan Documents which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

          6.  Principal, Interest, Fees, etc.  Any principal that would be
              ------------------------------
payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Loan Agreement and the Note shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement.

          7.  Notes.  The Assignor and the Assignee shall make appropriate
              -----
arrangements with the Borrower concurrently with the execution and delivery hereof so that a replacement Note is issued to the Assignor and a new Note is issued to the Assignee, in each case in principal amounts reflecting their Pro Rata Share of the Commitment or their outstanding Advances (as adjusted pursuant to this Agreement).

          8.  Further Assurances.  Concurrently with the execution of this
              ------------------
Agreement, Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to the Administrative Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Agreement and (ii) the Requests for Registration, to the Administrative Agent for the purpose of registration of Assignee as a "Bank" pursuant to
Section 11.8 of the Loan Agreement.
        ----

          9.  GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL
              -------------
OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA. FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA.

          10. Notices.  All communications among the parties or notices in
              -------
connection herewith shall be in writing, hand delivered or sent by registered airmail, postage prepaid, or by telex, telegram or cable, addressed to the appropriate party at its address set forth on the signature pages hereof. All such communications and notices shall be effective upon receipt.

          11. Binding Effect.  This Agreement shall be binding upon and inure to
              --------------
the benefit of the parties and their respective successors and assigns; provided, however, that Assignee shall not assign its rights or obligations without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

          12. Interpretation.  The headings of the various sections hereof are
              --------------
for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.


                                        "Assignor"


                                        -------------------------------

                                        By:
                                           ----------------------------

                                        Title:
                                              -------------------------

                                        Address:
                                                -----------------------

                                        -------------------------------

                                        -------------------------------
                                        Attn:
                                             --------------------------

                                        -------------------------------
                                        Telephone:
                                                  ---------------------
                                        Telecopier:
                                                   --------------------


                                        "Assignee"


                                        -------------------------------

                                        By:
                                           ----------------------------

                                        Title:
                                              -------------------------

                                        Address:
                                                -----------------------

                                        -------------------------------

                                        -------------------------------
                                        Attn:
                                             --------------------------

                                        -------------------------------
                                        Telephone:
                                                  ---------------------
                                        Telecopier:
                                                   --------------------

          Exhibit A to Commitment Assignment and Acceptance Agreement

                           REQUEST FOR REGISTRATION
                           ------------------------


TO:  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
     ASSOCIATION, as Administrative Agent, and to ELDORADO RESORTS LLC


          THIS REQUEST FOR REGISTRATION OF ASSIGNEE is made as of the date of the enclosed Commitment Assignment and Acceptance Agreement with reference to that certain Loan Agreement, dated as of _________________, 1996 among Eldorado Resorts LLC, a Nevada limited liability company, the Banks therein named, and Bank of America National Trust and Savings Association, as Administrative Agent for itself and for the Banks (as amended as of the date hereof, the "Loan Agreement").

          Assignor and Assignee hereby request that the Administrative Agent register Assignee as a Bank pursuant to Section 11.8 of the Loan
                                                ----
Agreement effective as of the Effective Date described in the enclosed Commitment Assignment and Acceptance and, in connection with this request certify to the Administrative Agent that:


              A. Assignee is an "Eligible Assignee" within the meaning of that term set forth in the Loan Agreement; and

              B. Schedule A to the enclosed Commitment Assignment and Acceptance Agreement sets forth the correct Assigned Pro-Rata Share of the Assignee.

          Enclosed with this Request are:

                   (i) two counterpart originals of the Commitment Assignment and Acceptance;

                  (ii)  the original Note of Borrower in favor of Assignor; and

                 (iii) Assignee's check payable to the Administrative Agent for the $2000 recordation fee required by Section 11.8(d) of the Loan
                                                       -------
     Agreement.

Assignor and Assignee hereby jointly request that the Administrative Agent cause Borrower to issue replacement Notes, dated as of the Closing Date, pursuant to Section 11.8 of the Loan Agreement in favor of Assignor in the
                    ----
principal amount of the remainder of its Pro-Rata Share and in favor of the Assignee in the amount of the Assigned Pro-Rata Share.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of this ___ day of __________, 19__.

                                        "Assignor"


                                        -----------------------------------


                                        By:
                                           --------------------------------
                                           (Printed/Typed Name of Officer)



                                        "Assignee"


                                        -----------------------------------


                                        By:
                                           --------------------------------
                                           (Printed/Typed Name of Officer)

               CONSENT OF THE ADMINISTRATIVE AGENT AND BORROWER
               ------------------------------------------------

TO: The Assignor and Assignee referred to in the above Request for Registration

        When countersigned by both Borrower and the Administrative Agent below, this document shall certify that:

        1. If the consent of Borrower or the Administrative Agent is required to such assignment, Borrower has consented, pursuant to the terms of the Loan Documents, to the assignment by Assignor to Assignee of the Assigned Pro-Rata Share.

        2. The Adminstrative Agent has registered Assignee as a Bank under the Loan Agreement, effective as of the Effective Date described above, with a Pro-Rata Share corresponding to the Assigned Pro-Rata Share and has adjusted the registered Pro-Rata Share of Assignor to reflect the assignment of the Assigned Pro-Rata Share.

Approved:

ELDORADO RESORTS LLC                    BANK OF AMERICA NATIONAL
                                        TRUST AND SAVINGS
                                        ASSOCIATION, as Administrative
                                        Agent

By:                                     By:
   ----------------------                  ----------------------

Title:                                  Title:
      -------------------                     -------------------

                                   EXHIBIT C

Recording requested by, and
when recorded return to:

Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, 48th Floor
Los Angeles, California  90071
Attention:  William M. Scott IV, Esquire


INSTRUCTIONS TO COUNTY RECORDER:

Index this document as
(1) a deed of trust and
(2) a fixture filing


- --------------------------------------------------------------------------------

           AMENDED AND RESTATED DEED OF TRUST, ASSIGNMENT OF RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING

        This Amended and Restated Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing ("Deed of Trust"), dated as of __________, 1996, is executed by Eldorado Resorts LLC, a Nevada limited liability company, trustor ("Trustor") and C.S.& Y. Associates, a general partnership, additional trustor ("Additional Trustor"), in favor of First American Title Company of Nevada, as trustee ("Trustee"), for the benefit of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Banks party to the Loan Agreement described below, as beneficiary ("Beneficiary"), whose address is 555 South Flower Street, 10th Floor, Los Angeles, California 90017 Attn: Scott Faber.

                                   RECITALS
                                   --------

        A. On or about March 25, 1994 Eldorado Hotel Associates Limited Partnership, a Nevada limited partnership (the "Predecessor Partnership") and Additional Trustor executed and delivered a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of March 25, 1994 in favor of Beneficiary (the "Original Deed of Trust") for the purpose inter alia, of
                                                           ----- ----
securing the obligations of the Predecessor Partnership under a Loan Agreement of even date therewith among the Predecessor Partnership, the Banks therein named and Beneficiary, as Administrative Agent (the "Original Loan Agreement).

        B. Pursuant to an Agreement and Plan of Merger dated as of June 28, 1996 between the Predecessor Partnership and Eldorado Resorts LLC, the Predecessor Partnership and Eldorado Resorts LLC were merged, with Eldorado Resorts LLC the Survivor.

        C. Pursuant to an Assumption Agreement dated July 1, 1996 between Eldorado Resorts LLC and Beneficiary, Eldorado Resorts LLC (the Trustor hereunder) expressly assumed the obligations of the Predecessor Partnership under the Original Loan Agreement and the other Loan Documents referred to therein, including without limitation the Original Deed of Trust. The Assumption Agreement has been recorded in the official records of Washoe County, Nevada, on July ___, 1996 as Instrument 2012495.

        D. Trustor is entering into an Amended and Restated Loan Agreement dated as of July 31, 1996 with Beneficiary, as Administrative Agent and sole Bank (the "Loan Agreement") which shall amend and restate the Original Loan Agreement in its entirety.

        E. It is a condition precedent to the extension of credit facilities under the Loan Agreement that this Deed of Trust be executed to amend and restate the Original Deed of Trust.

        NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt and adequacy of which are hereby amend and restated the original Deed of Trust and hereby acknowledged, Trustor and Additional Trustor hereby amend and restate the original Deed of Trust and hereby irrevocably GRANT, BARGAIN, SELL, TRANSFER, SET OVER, CONVEY AND ASSIGN to Trustee, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, under and subject to the terms and conditions hereinafter set forth, all rights, titles, interests, estates, powers and privileges that Trustor and Additional Trustor now have or may hereafter acquire in or to the Collateral which consists of Real Estate or Real Property and grant a security interest to Beneficiary under Article 9 of the Uniform Commercial Code - Secured Transactions, as enacted in the State of Nevada, in the Collateral which consists of Personal Property, however, it is specifically provided that any interest which is granted in the Rents, defined by Section 1.1 below, shall be subordinate to the absolute assignment which is granted under Article III of this Deed of Trust.

    FOR THE PURPOSE OF SECURING:

        (a) the payment of the Loans and all indebtedness evidenced by, and the performance of each and every obligation, covenant and agreement of Trustor contained in (i) that certain Amended and Restated Loan Agreement (as defined above, the "Loan Agreement") of even date herewith among Trustor and Beneficiary and the Banks (the "Loan Agreement"), other than those liabilities contained in the indemnity in favor of Beneficiary set forth in Section 11.15 of the Loan
                                                           -----
Agreement entitled "Hazardous Materials Indemnity", which indemnity shall be and is unsecured and is not subject to the lien of this Deed of Trust on the Premises; (ii) the "Loan Documents" referred to in the Loan Agreement (except to the extent that such Loan Documents recite that they are not secured hereby);
(iii) those certain Notes in the aggregate face amount of $50,000,000, made by Trustor payable to the order of the Banks that are party to the Loan Agreement (the "Notes") and any renewal, extension, substitution or modification thereof, together with interest on such indebtedness according to the terms of the Notes; and (iv) the reimbursement obligations of trustor with respect to each Letter of Credit issued under the Loan Agreement pursuant to a subfacility providing for the issuance of not more than $3,000,000 in such Letter of Credit at any time outstanding;

        (b) the payment by Trustor of all sums advanced by or on behalf of Trustee or Beneficiary to protect the Collateral, with interest thereon as provided herein;

        (c) the performance by Trustor of each and every obligation, covenant and agreement of Trustor contained herein;

        (d) the payment by Trustor of all other sums, with interest thereon, which may hereafter be loaned to Trustor, or its successors or assigns, by Beneficiary, or its successors or assigns, when evidenced by a promissory note or notes or other document(s) reciting that they are secured by this Deed of Trust;

        (e) the performance by Trustor of every obligation, covenant and agreement of Trustor contained in any agreement now or hereafter executed by Trustor which recites that the obligations thereunder are secured by this Deed of Trust;

        (f) the payment by Trustor of all sums, with interest thereon as herein provided, that may become due and payable to or for the benefit of Beneficiary or Trustee pursuant to the terms of this Deed of Trust;

                   (g) The expenses and costs incurred or paid by Beneficiary in the preservation and enforcement of the rights and remedies of Beneficiary and the duties and liabilities of Trustor hereunder, including, but not by way of limitation, attorneys' fees, court costs, witness fees, expert witness fees, collection costs, and costs and expenses paid by Beneficiary in performing for Trustor's account any obligation of said Trustor; and

                   (h) the performance of each and every obligation of Trustor now or hereafter arising out of or pertaining to any extensions, modifications, renewals or replacements of or substitutions for any of the documents and instruments described in clauses (a) through (g) above.

        As used above, the following terms have the meanings set forth after each:

        "Groundlease" means that certain Lease dated July 21, 1972 between
         -----------
        Additional Trustor, as lessor, and Trustor, as lessee, as amended by an Addendum dated March 20, 1973, an Amendment to Lease dated January 1, 1978, an Amendment to Lease dated January 31, 1985 and a Third Amendment to Lease dated December 24, 1987, as in effect on the date hereof.

                Beneficiary agrees that, promptly following the submission of any written request by Trustor or Additional Trustor (with such requests limited to not more by each of Trustor and Additional Trustor than one in any calendar month, unless more frequent requests are provided for by applicable law), Beneficiary shall deliver a statement to Trustor and/or Additional Trustor, as appropriate, setting forth the amount of the principal indebtedness evidenced by the Notes, provided that Beneficiary shall have no liability for, and the
           --------
security of this Deed of Trust shall not be affected by, any failure to respond to any such request or any error in any response.

                TO PROTECT THE PREMISES AND THE SECURITY GRANTED BY THIS DEED OF TRUST, TRUSTOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

                                   ARTICLE 1.
                                  DEFINITIONS

        1.1  Collateral.  For purposes of this Deed of Trust, the term
             ----------
"Collateral" means and includes all of the following:

                (a)  Real Estate. All of the real property which is particularly
                     -----------
   described by Exhibit "A", attached hereto and incorporated by reference herein (hereinafter the "Land"), easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging in anywise appertaining to the Land ( including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all gas, oil, minerals, coals and other substances of any kind or character underlying the Land to the extent owned by Trustor and/or Additional Trustor; all estate, claim, demand, right, title or interest of the Trustor and/or Additional Trustor in and to any street, road, highway, or alley (vacated or otherwise) adjoining the Land or any part thereof; all strips and gores belonging, adjacent or pertaining to the Land to the extent of Trustor's and/or Additional Trustor's right, title or interest therein; and any after-acquired title to any of the foregoing (all of the foregoing is herein referred to collectively as the "Real Estate");

                   (b)  Improvements and Fixtures. All of Trustor's and/or
                        -------------------------
   Additional Trustor's right, title and interest in and to all buildings, structures, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter owned or leased by the Trustor and/or Additional Trustor, and located or erected on the Real Estate, together with all buildings or construction materials, equipment, appliances, machinery, plant equipment, fittings, apparatus, fixtures and other articles of any kind or nature whatsoever now or hereafter owned or leased by the Trustor and/or Additional Trustor and found on, affixed to or attached to the Real Estate, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment (all of the foregoing is herein referred to collectively as the "Improvements");

                (c)  Personal Property. All gaming devices and associated
                     -----------------
   equipment, building materials, goods, construction material, appliances (including stoves, refrigerators, water fountains and coolers, fans, heaters, incinerators, compactors, dishwashers, clothes washers and dryers, water heaters and similar equipment), supplies, blinds, window shades, carpeting, floor coverings, elevators, office equipment, growing plants, fire sprinklers and alarms, control devices, equipment (including motor vehicles and all window cleaning, building cleaning, swimming pool, recreational, monitoring, garbage, air conditioning, pest control and other equipment) tools, furnishings, furniture, light fixtures, non-structural additions to the Real Estate, and all other tangible property of any kind or character now or hereafter owned by the Trustor and/or Additional Trustor and used or useful in connection with the Real Estate, any construction undertaken on the Real Estate or any trade, business or other activity (whether or not engaged in for profit) for which the Real Estate is used, the maintenance of the Real Estate or the convenience of any guests, licensees or invitees of the Trustor and/or Additional Trustor, all regardless of whether located on the Real Estate or located elsewhere for purposes of fabrication, storage or otherwise (all of the foregoing is herein referred to collectively as the "Goods");

        (d)  Intangibles.  All option rights, purchase contracts, and books and
             -----------
records of the Trustor and/or Additional Trustor relating to the Real Estate or the Improvements, and all contract rights of the Trustor and/or Additional Trustor with respect to the operation and/or maintenance of the Real Estate or the Improvements (all of the foregoing is herein referred to collectively as the "Intangibles");

        (e)  Rents.  All rents, issues, profits, royalties, avails, and other
             -----
benefits derived or owned by the Trustor and/or Additional Trustor or indirectly from the Real Estate or the Improvements or any business activity conducted thereon (all of the foregoing is herein collectively called the "Rents");

        (f)  Leases.  All rights of the Trustor and/or Additional Trustor under
             ------
all leases, licenses, occupancy agreements, concessions or other arrangements, whether written or oral, whereby any person, other than the Trustor, agrees to pay money or any consideration for the use, possession or occupancy of, or any estate in, the Real Estate or the Improvements or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof (all of the foregoing is herein referred to collectively as the "Leases"). The Leases include, but are not necessarily limited that certain Lease executed by the State of Nevada, acting by and through its Department of Highways, as Lessor, and Trustor, as Lessee, recorded October 3, 1978 in the Official Records of Washoe County, Nevada, as Document No. 561788; and

            (g) All the estate, interest, right, title, other claim or demand, both law in and in equity, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Trustor and/or Additional Trustor now has or may hereafter acquire in the Premises, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Collateral, including without limitation any award resulting from a change of grade of streets and any award for severance damages.

            (h) Other Property.  All other property or rights of the Trustor
                --------------
    and/or Additional Trustor of any kind or character related to the Real Estate or the Improvements, including, without limitation, goodwill, trademarks, servicemarks, tradenames, accounts, instruments, chattel paper, money and any general intangibles not specifically included in the Intangibles and all proceeds (including insurance proceeds, but subject to the limitations on the use of such proceeds set forth herein) and products of any of the foregoing (all of the foregoing is herein referred to collectively as the "Other Property"). (All of the Real Estate, the Improvements, the Leases and any other property which is real property under applicable law, is sometimes referred to collectively herein as the "Premises" and is sometimes referred to collectively herein as the "Real Property", all of the goods, intangibles and other property which is personal property under applicable law is sometimes collectively referred to herein as the "Personal Property".)

        1.2 Notes.  All capitalized terms used herein and not otherwise defined
            -----
herein shall have the meanings ascribed to the same in the Loan Agreement.

                                  ARTICLE 2.
                      COVENANTS AND AGREEMENTS OF TRUSTOR

        2.1 Payment of Secured Obligations.  Trustor shall pay when due the
            ------------------------------
principal, interest, premium, if any, and all other amounts due to Beneficiary as provided in the Loan Agreement and the Notes; the principal of and interest on any amount advanced in the future and secured by this Deed of Trust; and the principal of and interest on any other amount secured by this Deed of Trust and all charges, fees and other amounts as provided in the Loan Agreement.

        2.2 Maintenance, Repair, Alterations. Trustor shall maintain and
            --------------------------------
preserve the Collateral in good condition and repair and in a prudent and businesslike manner; Trustor, except upon the prior written consent of Beneficiary, shall not remove, demolish or substantially alter any of the Improvements, other than to make repairs in the ordinary course of business of a non-structural nature which serve to preserve or increase the value of the Premises; Trustor shall complete promptly and in a good and workmanlike manner any Improvement which may be now or hereafter constructed on the Premises and promptly restore in like manner any Improvement which may be damaged or destroyed thereon from any cause whatsoever, and pay when due all claims for labor performed and materials furnished therefor; Trustor shall comply with all laws, ordinances, rules, regulations, covenants, conditions, restrictions and orders of any governmental authority now or hereafter affecting the conduct or operation of Trustor's business or the Collateral or any part thereof or requiring any alteration or improvement to be made thereon; Trustor shall not commit, suffer or permit any act to be done in, upon or to the Collateral or any part thereof in violation of any such laws, ordinances, rules, regulations or orders, or any covenant, condition or restriction now or hereafter affecting the Premises; Trustor shall not commit or permit any waste or deterioration of the Collateral, and shall keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair; Trustor shall not take (or fail to take) any action, which if taken (or not so taken) would increase in any way the risk of fire or other hazard occurring to or affecting the Premises or which otherwise would impair the security of Beneficiary in the Collateral; Trustor shall comply with the provisions of all leases, if any, constituting a portion of the Collateral; Trustor shall not abandon the Collateral or any portion thereof or leave the Premises unprotected, unguarded, vacant or deserted; except as otherwise expressly permitted under the Loan Agreement and except for Permitted Encumbrances, Trustor shall not initiate, join in or consent to any change in any zoning ordinance, general plan, specific plan, private restrictive covenant or other public or private restriction limiting the uses which may be made of the Premises by Trustor or by the owner thereof without the prior written consent of Beneficiary; Trustor shall secure and maintain in full force all permits necessary for the use, occupancy and operation of the Collateral; except as otherwise prohibited or restricted by the Loan Documents, or any of them, Trustor shall do any and all other acts which may be reasonably necessary to protect or preserve the value of the Collateral and the rights of Trustee and Beneficiary with respect thereto.

        Trustor and Additional Trustor hereby agree that Beneficiary may conduct from time to time, through representatives of its own choice, on-site inspections and observations of (1) the maintenance and repair of the Collateral, including a review of all maintenance and repair programs and practices and all reports and records, including the records of expenditures, relating thereto, and (2) such other facilities, practices and records of Trustor relating to the Premises as Beneficiary deems to be necessary or appropriate in order to monitor Trustor's compliance with the provisions of this Section.

        2.3  Required Insurance.
             ------------------

             2.3.1 Trustor shall at all times provide, maintain, keep in full force and effect or cause to be provided, maintained, and kept in full force and effect, at no expense to Trustee or Beneficiary, policies of insurance in form, amounts and with companies required by the Loan Agreement.

             2.3.2 All policies of insurance required by the terms of this Deed of Trust shall have attached thereto a lender's loss payable endorsement for the benefit of Beneficiary and shall name Beneficiary as an additional insured, all in such form and substance as required by the Loan Agreement.

             2.3.3 Trustor shall also provide from time to time at the written request of Beneficiary satisfactory evidence of the insurable value of the Premises. Such evidence may be in the form of an insurance appraisal or valuation report prepared by an insurance company, agent or broker, professional appraiser, architect, engineer or contractor reasonably approved by Beneficiary. Trustor shall bear the cost, if any, of such insurance appraisal or valuation report. Trustor shall not be required to deliver such evidence of insurable value more often than once in any two calendar year period.

        2.4 Delivery of Policies, Payment of Premiums. At Beneficiary's option,
            -----------------------------------------
Trustor shall furnish Beneficiary with an original of all policies of insurance required under Section 2.3 and/or a certificate of insurance for each required
                       ---
policy setting forth the coverage, the limits of liability, the deductibles, if any, the name of the carrier, the policy number, and the period of coverage, which certificates shall be executed by authorized officials of the companies issuing such insurance, or by agents or attorneys-in-fact authorized to issue said certificates (in which event each such certificate shall be accompanied by a notarized affidavit, agency agreement or power of attorney evidencing the authority of the signatory to issue such certificate on behalf of the insurer named therein). If Beneficiary consents, Trustor may provide any of the required insurance through blanket policies carried by Trustor and covering more than one location, or by policies procured by a tenant or other party holding under Trustor; provided, however, all such policies shall be in form, substance and amounts and issued by companies reasonably satisfactory to Beneficiary. As soon as practicable, but in any event prior to the expiration of each required policy, Trustor shall deliver to Beneficiary evidence satisfactory to Beneficiary of the payment of premium and the renewal or replacement of such policy continuing insurance in form as required by this Deed of Trust. All such policies shall contain a provision that, notwithstanding any contrary agreement between Trustor and the insurance company, such policies will not be cancelled, allowed to lapse without renewal, surrendered or materially amended (which term shall include any reduction in the scope or limits of coverage) without at least thirty (30) days' prior written notice to Beneficiary. If Trustor fails to provide, maintain, keep in force or deliver to Beneficiary the policies of insurance required by this Deed of Trust or by any of the Loan Documents, Beneficiary may (but shall have no obligation to ) procure such insurance, or single interest insurance for such risks covering Beneficiary's interests, and Trustor shall pay all premiums therefor promptly upon demand by Beneficiary;
and until such payment is made by Trustor, the amount of all such premiums, together with interest thereon at the Default Rate, as that term is defined under the Loan Agreement, shall be secured by this Deed of Trust.

        2.5 Casualties. Trustor shall give prompt written notice to Benenficiary
            ----------
upon the occurrence of any casualty to or in connection with the Collateral or any part thereof, whether or not covered by insurance. In the event of such casualty (which, in the case of casualties occurring prior to the occurrence of an Event of Default, are in excess of $250,000 and thereafter, all casualties of any size or amount), the gross insurance proceeds less all expenses (including attorney's fees) incurred in the collection of such proceeds shall, subject to the provisions of the Loan Agreement, be payable to Beneficiary, and Trustor and Additional Trustor hereby authorize and direct any affected insurance company to make payment of such proceeds in such case directly to Beneficiary. If Trustor and/or Additional Trustor receive any proceeds of insurance resulting from such casualty, Trustor and/or Additional Trustor shall promptly pay over such proceeds to Beneficiary. Beneficiary is hereby authorized and empowered by Trustor and Additional Trustor at Beneficiary's option and in Beneficiary's sole discretion, as attorney-in-fact for Trustor and Additional Trustor, to make proof of loss, to appear in and prosecute any action arising from any policy or policies of insurance, and upon the occurrence of an Event of Default hereunder the Loan Agreement, to settle, adjust or compromise any claim for loss, damage or destruction under any policy or policies of insurance. Trustor and Additional Trustor shall not settle, adjust or compromise any claim for loss, damage or destruction of the Collateral or any part thereof under any policy or policies of insurance without the prior written consent of Beneficiary to such settlement, adjustment or compromise (which consent shall not be unreasonably withheld). In the event of any damage to or destruction of the Premises, all insurance proceeds shall be applied in accordance with the terms of the Loan Agreement. Except as provided in the Loan Agreement, nothing herein contained shall be deemed to excuse Trustor from repairing or maintaining the Collateral as provided in Section 2.2 hereof or
                                                               ---
restoring all damage or destruction to the Collateral, regardless of whether or not there are insurance proceeds available to Trustor or whether any such proceeds are sufficient in amount, and the application or release by Beneficiary of any insurance proceeds shall not cure or waive any default or notice under this Deed of Trust or invalidate any act done pursuant to such notice.

        2.6  Assignment of Policies Upon Foreclosure.  In the event of
             ---------------------------------------
foreclosure of this Deed of Trust or other transfer of title or assignment of the Collateral in extinguishment, in whole or in part. of the debt secured hereby, all right, title and interest or Trustor and Additional Trustor in and to all policies of insurance required by Section 2.3 hereof and any unearned
                                                 ---
premiums paid thereon shall, without further act, be assigned to and shall inure to the benefit of and pass to the successor in interest to Trustor and Additional Trustor or the purchaser or grantee of the Collateral, and Trustor and Additional Trustor hereby appoint Beneficiary their lawful attorney-in-fact to execute an assignment thereof and any other document necessary to effect such transfer.

        2.7  Indemnification; Subrogation; Waiver of Offset.
             ----------------------------------------------

             2.7.1. If Beneficiary is made a party to any litigation concerning this Deed of Trust, any of the Loan Documents, the Collateral or any part thereof or interest therein, or the occupancy of the Premises by Trustor or any tenant of Trustor, then Trustor shall indemnify, defend and hold Beneficiary harmless from all liability to any third party by reason of said litigation, including all reasonable attorney's fees and expenses incurred by Beneficiary as a result of any such litigation, whether or not such litigation is prosecuted to judgment. Beneficiary may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment, Trustor shall pay Beneficiary reasonable attorneys' fees and expenses incurred by such Beneficiary, whether or not an action is actually commenced against Trustor by reason of its breach. Neither this para-
graph nor any other provision of this Deed of Trust shall be deemed to include or create any obligation or liability of Trustor to Beneficiary which constitutes an obligation or liability of Trustor to Beneficiary under the indemnity in favor of Beneficiary set forth in Section 11.15 of the Loan
                                                       -----
Agreement entitled "Hazardous Materials Indemnity", which indemnity shall be and is unsecured and is not subject to the lien of this Deed of Trust on the Premises.

          2.7.2 Trustor and Additional Trustor waive any and all right to claim or recover against Beneficiary, its officers, employees, agents and representatives, for loss of or damage to Trustor and/or Additional Trustor, the Collateral, Trustor's and/or Additional Trustor's property or the property of others under Trustor's and/or Additional Trustor's control from any cause insured against or required to be insured against by the provisions of this Deed of Trust; provided, however, that this waiver of subrogation shall not be effective with respect to any policy of insurance permitted or required by this Deed of Trust if (i) such policy prohibits such waiver of subrogation, or if coverage thereunder would be reduced as a result of such waiver of subrogation and (ii) Trustor is unable to obtain from a carrier issuing such insurance a policy that, by special endorsement or otherwise, permits such a waiver of subrogation.

          2.7.3 Except as otherwise specifically provided herein, all amounts payable by Trustor pursuant to this Deed of Trust shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Collateral or any-part thereof; (ii) any restriction or prevention of or interference by any third party with any use of the Collateral or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (v) any claim which Trustor has or might have against Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Trustor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Trustor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Trustor.

                  2.8  Taxes and Impositions.
                       ---------------------

                       2.8.1 Subject to Trustor's rights to contest provided in the Loan Agreement, Trustor shall pay, or cause to be paid at least ten (10) days prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation non-governmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Collateral, which are assessed or imposed upon the Collateral, or upon Trustor as owner or operator of the Premises, or become due and payable, and which create, may create or appear to create a lien upon the Collateral, or any part thereof, or upon any personal property, equipment or other facility used in the operation or maintenance thereof (all the above collectively hereinafter referred to as "Impositions"); provided, however, that if, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Trustor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

                       2.8.2 Subject to Trustor's rights to contest provided in the Loan Agreement, if at any time after the date hereof there shall be assessed or imposed (i) a tax or assessment on the Collateral in lieu of or in addition to the Impositions payable by Trustor pursuant to paragraph 2.8.1 hereof, or
(ii) a license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in paragraph 2.8.1 hereof, and Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions. If Trustor fails to pay such Impositions prior to delinquency, Beneficiary may at its option declare all obligations secured hereby together with all accrued interest thereon, immediately due and payable. Anything to the contrary herein notwithstanding, Trustor shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Beneficiary or on the obligations secured hereby.

                       2.8.3 Subject to Trustor's rights to contest provided in the Loan Agreement, and upon request by

Beneficiary, Trustor shall deliver to Beneficiary, within thirty (30) days after the date upon which any such Imposition is due and payable by Trustor or as soon thereafter as the same becomes available, official receipts of the appropriate taxing authority, or other proof satisfactory to Beneficiary, evidencing the payment thereof.

                  2.9  Utilities. Trustor shall promptly pay all gas,
                       ---------
electricity, water, sewer and other utility charges which are incurred for the benefit of the Collateral or which may become a lien against the Collateral and all other assessments and other charges of a similar nature, public or private, relating to the Collateral or any portion thereof, regardless of whether or not any such charge is or may become a lien thereon.

                  2.10 Defense of Actions and Costs. Trustor, at no cost or
                       ----------------------------
expense to Beneficiary or Trustee, shall appear in and defend any action or proceeding purporting to affect the security hereof, the other Loan Documents, any additional or other security for the obligations secured hereby, the interest of Beneficiary, or the rights, powers or duties of Beneficiary or Trustee hereunder. If Beneficiary and Trustee, or either of them, elects to become a party to such action or proceeding, or is made a party thereto or to any other action or proceeding, of whatever kind or nature, concerning the Loan Agreement, this Deed of Trust, any of the Loan Documents, the Collateral or any part thereof or interest therein, or the occupancy thereof, Trustor shall indemnify, defend and hold Trustee and Beneficiary harmless from all liability, damage, cost and expense incurred by Trustee and Beneficiary, or either of them, by reason of said action or proceeding (including, without limitation, Trustee's fees and expenses, the fees of attorneys for Trustee and for Beneficiary, and other expenses, of whatever kind or nature, incurred by Trustee or Beneficiary, or either of them, as a result of such action or proceeding), whether or not such action or proceeding is prosecuted to judgment or decision. Immediately upon demand therefor by Trustee or Beneficiary, Trustor shall pay thereto an amount equal to Trustor's liability to such person under this section, together with interest thereon from date of expenditure at the Default Rate; and until paid, such sums shall be secured hereby.

                  2.11 Actions by Beneficiary to Preserve Collateral.
                       ---------------------------------------------
If Trustor fails to make any payment or to do any act as and in the manner provided in any of the Loan Documents, Beneficiary, and Trustee, and each of them, each in its own discretion, without obligation so to do, without releasing Trustor from any obligation, upon notice reasonable under the circumstances (which notice may be written or oral), may make or do the same in such manner and to such extent as either may reasonably deem necessary to protect the security hereof. In connection therewith (without limiting their general and other powers, whether conferred herein, in another Loan Document or by law), Beneficiary and Trustee, and each of them, each shall have and are hereby given the right, but not the obligation:
(i) to enter upon the Premises and take possession of the Collateral; (ii) to make additions, alterations, repairs and improvements to the Collateral which they or either of them may consider necessary or proper to keep the Collateral in good condition and repair; (iii) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary or Trustee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of either may affect or appears to affect the security of this Deed of Trust or to be prior or superior hereto; and (v) in exercising such powers, to pay necessary expenses, including employment of counsel or other necessary or desirable consultants. Trustor shall, immediately upon demand therefor by Beneficiary, pay to Beneficiary an amount equal to all costs and expenses incurred by it in connection with the exercise by Beneficiary of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and receiver's, Trustee's and attorneys' fees, costs and expenses (including, without limitation, the fees and expenses of attorneys for Trustee), whether or not an action is actually commenced in connection therewith, together with interest thereon from the date of such expenditures until Beneficiary has been repaid such amount at the Default Rate and, until paid, said sums shall be secured hereby.

                  2.12 Transfer of Collateral by Trustor and/or Additional
                       ---------------------------------------------------
Trustor. Except as otherwise provided in the Loan Agreement, Trustor shall not
- -------
sell, assign, encumber, lease as a whole or otherwise transfer or convey all or any part of the Premises or any interest therein without the prior written consent of Beneficiary, except for transfers or conveyances of personal property in the ordinary course of business and otherwise permitted by the Loan Agreement. with the prior written consent of Beneficiary (which consent shall not be unreasonably withheld or delayed, or in any event withheld for a reason other than the financial status of the proposed transferee or the fact that such transferee or its affiliates has previously defaulted in any material respect in any obligation owed to Beneficiary or any of the Banks) Additional Trustor may sell, assign, convey or otherwise transfer its all or any part of the Premises or any interest therein to any financially responsible person or entity, provided that in any event (i) each sale, assignment, conveyance or transfer is made expressly subject to this Deed of Trust, (ii) such sale, assignment, conveyance or transfer complies with all applicable laws and regulations, including those promulgated by any applicable gaming authorities, and (iii) Additional Trustor shall not enter into any transaction calling for the granting of a lien or other encumbrance on the Premises or any portion thereof (as opposed to an outright sale or conveyance) unless the holder of such lien or encumbrance has entered into a subordination of such lien or encumbrance in favor of Beneficiary which is in form and substance satisfactory to Beneficiary. Notwithstanding the foregoing, without obtaining the prior written consent of Beneficiary, the partners, shareholders or other constituent members of Additional Trustor shall have the right to sell, transfer or otherwise convey their partnership interests shares or other equity ownership interests in Additional Trustor.

                  2.13 Survival of Warranties. Trustor shall ful1y and
                       ----------------------
faithfully satisfy and perform the obligations of Trustor contained in the Loan Documents, each agreement of Trustor and Additional Trustor incorporated by reference therein or herein and each agreement the performance of which is secured hereby, and any modification or amendment thereof. All representations, warranties and covenants of Trustor contained in any such agreement between Trustor and Beneficiary shall survive the execution and delivery hereof and shall remain continuing obligations, warranties and representations of Trustor during any time when any portion of the obligations secured hereby remain outstanding.

                  2.14 Condemnation and Other Awards. Immediately upon its
                       -----------------------------
obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation or other taking for public or quasi-public use of the Collateral or any part thereof, or if the same be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Trustor and/or Additional Trustor receive any notice or other information regarding such proceeding, action, taking or damage, Trustor and Additional Trustor shall promptly notify Trustee and Beneficiary of such fact. Trustor shall then, if requested by Beneficiary, file or defend its rights thereunder and prosecute the same with due diligence to its final disposition and shall cause any award or settlement to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust. Subject to the Loan Agreement, at Beneficiary's option, Beneficiary or Trustor may be the nominal party in such proceeding but in any event Beneficiary shall be entitled, without regard to the adequacy of its security, to participate in and to control the same and to be represented therein by counsel of its choice, and Trustor will deliver, or cause to be delivered, to Beneficiary such instruments as may be requested by it from time to time to permit such participation. If the Collateral or any part thereof is taken or diminished in value, or if a consent settlement is entered, by or under threat of such proceeding, all compensation, awards, damages, rights of action, proceeds and settlements payable to Trustor and/or Additional Trustor by virtue of its interest in the Collateral shall be and hereby are assigned, transferred and set over unto Beneficiary to be held by it, in trust, subject to the lien and security interest of this Deed of Trust. All such proceeds shall be first applied to reimburse Trustee and Beneficiary for all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection of such award or settlement. The balance of such award or settlement shall be applied in accordance with the terms of the Loan Agreement. Application or release of such proceeds as provided herein shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

                  2.15 Additional Security. No other security now existing, or
                       -------------------
hereafter taken, to secure the obligations secured hereby nor the liability of any maker, surety, guarantor or endorser with respect to such obligations, or any of them, shall be impaired or affected by the execution of this Deed of Trust; and all additional security shall be taken, considered and held as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of the time of payment of the indebtedness shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of any maker, surety, guarantor or endorser for the payment of said indebtedness. In the event Beneficiary at any time holds additional security for any of the obligations secured hereby, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently, or after a sale is made hereunder.

                  2.16 Inspections. Beneficiary, Trustee and the agents,
                       -----------
representatives or workers of each of them, are authorized, upon notice reasonable under the circumstances (which may be written or oral), to enter at any reasonable time upon or in any part of the Premises for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform hereunder or under the terms of any of the Loan Documents. Neither Beneficiary nor Trustee shall, during the course of any such inspection, unreasonably interfere with the construction of any work or improvement then under construction.

                  2.17 Liens. Trustor shall pay and promptly discharge, at
                       -----
Trustor's cost and expense, all liens, encumbrances and charges upon the Collateral, or any part thereof or interest therein other than Permitted Encumbrances; provided that the existence of any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right thereto shall not constitute a violation of this Section if payment is not yet due under the contract which is the foundation thereof and if such contract does not postpone payment for more than forty-five (45) days after the performance thereof. Nothing contained herein shall prohibit Trustor from exercising any right or rights Trustor may have under the Loan Agreement to contest any such lien. Subject to Trustor's right to contest any such lien as aforesaid, if Trustor shall fail to remove and discharge any such lien, encumbrance or charge, then in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, without inquiring into the validity of such lien, encumbrance or charge nor into the existence of any defense or offset thereto, either by paying the amount claimed to be due, or by procuring the discharge of such lien, encumbrance or charge by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law. Trustor shall, immediately upon demand therefor by Beneficiary, pay to Beneficiary an amount equal to all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing right to discharge any such lien, encumbrance or charge, together with interest thereon from the date of such expenditure at the Default Rate, and until paid, such sums shall be secured hereby.

                  2.18 Beneficiary's Powers. Without affecting the liability of
                       --------------------
any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Collateral not then or therefore released as security for the full amount of all unpaid obligations, Beneficiary may, from time to time and without notice
(i) release any person so liable, (ii) extend the maturity or alter any of the terms of any such obligation (provided, however, that the consent of Trustor shall be required with respect to the extension or alteration of any unpaid obligation of Trustor to Beneficiary), (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option. any parcel, portion or all of the Collateral, (v) take or release any other or additional security for any obligation herein mentioned, or
(vi) make compositions or other arrangements with debtors in relation thereto. By accepting payment or performance of any obligation secured by this Deed of Trust after the payment or performance thereof is due or after the filing of a notice of default and election to sell, Beneficiary shall not have thereby waived its right to require prompt payment or performance, when due, of all other obligations secured hereby, or to declare a default for failure so to pay or perform, or to proceed with the sale under any notice of default and election to sell therefore given by Beneficiary, or with respect to any unpaid balance of the indebtedness secured hereby. The acceptance by Beneficiary of any sum in an amount less than the sum then due shall not constitute a waiver of the obligation of Trustor to pay the entire sum then due.

Trustor's failure to pay the entire sum then due shall continue to be a default, notwithstanding the acceptance of partial payment, and, until the entire sum then due shall have been paid, Beneficiary or Trustee shall at all times be entitled to declare a default and to exercise all the remedies herein conferred, and the right to proceed with a sale under any notice of default and election to sell shall in no way be impaired, whether or not such amounts are received prior or subsequent to such notice. No delay or omission of Trustee or Beneficiary in the exercise of any right or power hereunder shall impair such right or power or any other right or power nor shall the same be construed to be a waiver of any default or any acquiescence therein.

                  2.19 Other Instruments. Subject to Trustor's right to contest
                       -----------------
as provided in the Loan Agreement, Trustor shall punctually pay all amounts due and payable, and shall promptly and faithfully perform or observe each and every other obligation or condition to be performed or observed under, each deed of trust, mortgage or other lien or encumbrance, lease, sublease, declaration, covenant, condition, restriction, license, order or other instrument or agreement which affects or appears to affect the Collateral, whether at law or in equity.

                                   ARTICLE 3.
                      ASSIGNMENT OF RENTS, ISSUES AND PROFITS

                  3.1  Assignment of Rents. Issues and Profits. Trustor and
                       ---------------------------------------
Additional Trustor hereby absolutely and irrevocably assign and transfer to Beneficiary all of their right, title and interest in and to all rents, issues, profits, royalties, income and other proceeds and similar benefits derived from the Collateral (collectively, the "Rents"), and hereby give to and confer upon Beneficiary the right, power and authority to collect such Rents. Trustor and Additional Trustor irrevocably appoint Beneficiary their true and lawful attorney-in-fact, at the option of Beneficiary, at any time and from time to time, upon the occurrence of an Event of Default, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in its name or in the name of Trustor and Additional Trustor, for all Rents, and apply the same to the obligations secured hereby; provided, however, Trustor and Additional Trustor shall have the right to collect Rents (but not more than one month in advance unless the written approval of Beneficiary has first been obtained), and to retain and enjoy the same, so long as an Event of Default shall not have occurred hereunder and be continuing. The assignment of the Rents in this Article 3 is intended to be an absolute assignment from Trustor and Additional Trustor to Beneficiary and not merely the passing of a security interest.

                    3.2  Collection Upon Default. Upon the occurrence of an
                         -----------------------
Event of Default hereunder, Beneficiary may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the obligations hereby secured, enter upon and take possession of the Collateral, or any part thereof, and, with or without taking possession of the Collateral or any part thereof, in its own name sue for or otherwise collect such Rents (including those past due and unpaid, and all prepaid Rents and all other monies which may have been or may hereafter be deposited with Trustor by any lessee or tenant of Trustor to secure the payment of any Rent or for any services thereafter to be rendered by Trustor for any other obligation of any tenant to Trustor arising under any lease, and Trust agrees that, upon the occurrence of any Event of Default hereunder, Trustor shall promptly deliver all Rents and other monies to Beneficiary), and Beneficiary may apply the same, less costs and expenses of operation and collection, including, without limitation, reasonable attorneys' fees, whether or not suit is brought or prosecuted to judgment, upon any indebtedness or obligation of Trustor secured hereby, and in such order as Beneficiary may determine notwithstanding that said indebtedness or the performance of said obligation may not then be due. The collection of Rents, or the entering upon and taking possession of the collateral, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default or be deemed or construed to make Beneficiary a mortgagee-in-possession of the Collateral or any portion thereof.

                  3.3  Further Assignments. Upon demand of Beneficiary, Trustor
                       -------------------
shall, from time to time hereafter, execute and deliver to Beneficiary recordable assignments of Trustor's interest in any or all leases, subleases, contracts, rights, licenses and permits now or hereafter affecting the Collateral or any portion thereof. Such assignments shall be made by instruments in form and substance satisfactory to Beneficiary; provided, however, that no such assignment shall be construed as imposing upon Beneficiary any obligation with respect thereto. Beneficiary may, at its option, exercise its rights hereunder or under any such specific assignment and such exercise shall not constitute a waiver of any right hereunder or under any such specific assignment.

                  Trustor and Additional Trustor by execution of this Deed of Trust unconditionally covenant and agree that this Deed of Trust shall be an encumbrance lien against the Collateral senior and paramount to all right, title and interest of Trustor and Additional Trustor now owned or hereafter acquired as set forth in that certain Lease wherein Additional Trustor is Lessor and Trustor is Lessee dated July 21, 1972, as amended by Addendum to Lease dated March 20, 1973, as further amended by Amendment to Lease dated January 1, 1978, as further amended by amendment to Lease dated January 31, 1985, and as further amended by Third Amendment to Lease dated December 24, 1987, together with all further and subsequent amendments relating thereto, including, but not limited to, all rights of reverted therein contained.

                                   ARTICLE 4.
                              REMEDIES UPON DEFAULT

                  4.1  Events of Default. Any of the following events shall be
                       -----------------
deemed an event of default ("Event of Default") hereunder:

                       4.1.1 Trustor shall fail to pay any amount owing under this Deed of Trust or any of the Notes when due; or

                       4.1.2 Trustor shall fail to observe or perform any other obligation contained in this Deed of Trust, and such failure is not cured within 30 days after Beneficiary gives Trustor notice of such failure; or

                       4.1.3 The occurrence of an "Event of Default" under the Loan Agreement; or

                       4.1.4 A default under any other document or agreement secured hereby, subject to any applicable cure period.

                  4.2  Acceleration Upon Default; Additional Remedies. Upon the
                       ----------------------------------------------
occurrence of an Event of Default, Beneficiary may, at its option, declare all indebtedness and obligations secured hereby to be immediately due and payable without anyone presentment, demand, protest or further notice of any kind; and whether or not Beneficiary exercises said option, Beneficiary may:

                       4.2.1 Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Collateral, or any part thereof, in its own name or in the name of Trustee, and do any act which it deems necessary or desirable to preserve the value, marketability or rentability of the Collateral, or part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Collateral, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including without limitation attorneys' fees, upon any indebtedness secured hereby, all in such order as Beneficiary may determine. The entering upon the Premises and taking possession of the Collateral, the collection of such Rents and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession by Trustee, Beneficiary or a receiver of all or any portion of the Premises or the collection, receipt and application of any of the Rents, the Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including the right to exercise the power of sale.

                   4.2.2 Commence an action to foreclose this Deed of Trust as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

                   4.2.3 Deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause Trustor's interest in the Collateral to be sold, which notice the Trustee or Beneficiary shall cause to be duly filed for record in the official Records of the County in which the Collateral is located; or

                   4.2.4 Exercise all other rights and remedies provided herein, in any Loan Document or other document or agreement now or hereafter securing all or any portion of the obligations secured hereby, or provided by law.

              4.3      Foreclosure By Power of Sale.
                       ----------------------------

                   4.3.1 Upon the occurrence of an Event of Default as defined by section 4.1 hereof, then Trustee, its successors and assigns, on
                   ---
demand by Beneficiary, shall sell the real property in order to accomplish the objects of this Trust in the manner set forth by Subsections 4.3.2 through 4.3.5 below.

                   4.3.2 Upon receipt of notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustor and Additional Trustor such Notice of Default and Election to Sell as is then required by Chapter 107 of the Nevada Revised Statutes. Trustee shall, without demand on Trustor or Additional Trustor, after lapse of such time as may then be required by law and after recordation of such Notice of Default and Election to Sell first give notice of the time and place of such sale, in the manner provided by the laws of the State of Nevada for the sale of real property under execution, and may from time to time postpone such sale by such advertisement as it may deem reasonable, or without further advertisement, by proclamation made to the persons assembled at the time and place previously appointed and advertised for such sale, and on the day of sale so advertised, or to which such sale may have been postponed, the Trustee may sell the property so advertised, at public auction, at the time and place specified in the notice, either in the county in which the property, or any part thereof, to be sold, is situated, or at the principal office of the Trustee located in Washoe County, in its discretion, to the highest cash bidder. The Beneficiary or the holder or holders of the Notes and Loan Agreement secured hereby may bid and purchase at such sale. Beneficiary may, after recording the Notice of Default and Election to Sell, give or withdraw the same or any proceedings thereunder, and shall thereupon be restored to their former position and have and enjoy the same rights as though such notice had not been recorded after Notice of Sale having been given as required by law, sell the Real Property at the time and place of sale fixed by it in said Notice of Sale, either as a whole, or in separate lots or parcels or items and in such order as Beneficiary may direct Trustee so to do, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matter or fact shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Additional Trustor, Trustee or Beneficiary, may purchase at such sale, and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.

                   4.3.3 After deducting all costs, fees and expenses of Beneficiary and Trustee, including costs of evidence of title in connection with sale, Beneficiary shall apply the proceeds of sale in the following priority, to payment of (i) first, all amounts expended under the terms hereof, not then repaid, with accrued interest at the Default Rate; (ii) second, all other amounts then secured hereby; and (iii) the remainder, if any, to the person or persons legally entitled thereto.

                   4.3.4 In the event of a sale of the Premises conveyed or transferred in trust, or any part thereof, and the execution of a deed or deeds therefor under such trust, the recital therein of default, and of the recording notice of breach and election of sale, and of the elapsing of the 3-month period, and of the giving of notice of sale, and of a demand by Beneficiary that such sale should be made, shall be conclusive proof of such default, recording, election, elapsing of time, and of the due giving of such notice and that the sale was regularly and validly made on due and proper demand by Beneficiary; and any such deed or deeds with such recitals therein shall be effectual and conclusive against Trustor and Additional Trustor, its successors and assigns, and all other persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligation to see to the property application of the purchase money, according to the trusts aforesaid.

                   4.3.5 A sale of less than the whole of the Real Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein; and subsequent sales may be made hereunder until all obligations secured hereby have been satisfied, or the entire Collateral sold, without defect or irregularity.

              4.4  Uniform Commercial Code Remedies. Upon the occurrence of
                   --------------------------------
an Event of Default, Beneficiary shall have all rights and remedies made available to a secured party under the Uniform Commercial Code. In addition to those rights and remedies which are generally made available to a secured party under the Uniform Commercial Code, Beneficiary shall have the following:

                   (a) Beneficiary may notify the Trustor and/or Additional Trustor, under any account which is included within the Personal Property, to make payment under such account directly to Beneficiary.

                   (b) Beneficiary may require Trustor and/or Additional Trustor to assemble the Personal Property and to make it available to Beneficiary at the location of the Real Property, provided that
                                                           --------
         Additional Trustor shall have the obligation to assemble only that portion of the Personal Property, if any, which is its own property. Trustor, Additional Trustor and Beneficiary agree that such location shall be deemed to be reasonably convenient to each of them.

                   (c) Any other remedy provided by this Deed of Trust, with respect to the Personal Property, which is authorized or permitted under the Uniform Commercial Code.

Without limiting the generality of the foregoing, to the extent that this Deed of Trust covers both real and personal property, Beneficiary may, in the sole discretion of Beneficiary, either alternatively, concurrently, or consecutively in any order:

                   (d) Proceed as to both the real and personal property in accordance with Beneficiary's rights and remedies in respect to the Real Property; or

                            (e) Proceed as to the Real Property in accordance with Beneficiary's rights and remedies in respect to the real property and proceed as to the personal property in accordance with Beneficiary's rights and remedies in respect to the personal property.

                   Beneficiary may, in the sole discretion of Beneficiary, appoint Trustee as the agent of Beneficiary for the purpose of disposition of the Personal Property in accordance with the UCC.

                   If Beneficiary should elect to proceed as to both the Real Property and Personal Property collateral in accordance with Beneficiary's rights and remedies in respect to real property:

                            (a) All the Real Property and all the Personal Property may be sold, in the manner and at the time and place provided in this Deed of Trust and security Agreement, in one lot, or in separate lots consisting of any combination or combinations of Real and Personal Property, as the Beneficiary may elect, in the sole discretion of Beneficiary,

                            (b) Trustor and Additional Trustor acknowledge and agree that a disposition of the Personal Property Collateral in accordance with Beneficiary's rights and remedies in respect to Real Property, as hereinafter provided, is a commercially reasonable disposition of the Collateral.

                   4.5  Appointment of Receiver. If an Event of Default in this
                        -----------------------
Deed of Trust shall have occurred and be continuing, Beneficiary, as a matter of right and without notice to Trustor or Additional Trustor or anyone claiming under Trustor, and without regard to the then value of the Collateral or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Collateral, in a manner consistent with applicable law. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein and shall continue as Beneficiary in case of entry as provided herein and shall continue as such and exercise all such powers until the date of confirmation of sale of the Collateral unless such receivership is sooner terminated.

                   4.6  Application of Funds After Default. Except as otherwise
                        ----------------------------------
herein provided, upon the occurrence of an Event of Default hereunder, Beneficiary may, but shall be under no obligation to, at any time without notice, apply any or all sums or amounts received and held by Beneficiary to pay insurance premiums, Impositions, or either of them, or as rents or income of the Premises, or as insurance or condemnation proceeds, and all other sums or amounts received by Beneficiary from or on account of Trustor or Additional Trustor or the Premises, or otherwise, upon any indebtedness or obligation of the Trustor secured hereby, in such manner and order as Beneficiary may elect, notwithstanding that said indebtedness of the performance of said obligation may not yet be due. The receipt, use or application of any such sum or amount shall not be construed to affect the maturity of any indebtedness secured by this Deed of Trust, or any of the rights or powers of Beneficiary or Trustee under the terms of the Loan Documents, or any of the obligations of Trustor or any guarantor under the Loan Documents; or to cure or waive any default or notice of default under any of the Loan Documents; or to invalidate any act of Trustee or Beneficiary.

                   4.7  Costs of Enforcement. If any Event of Default occurs,
                        --------------------
Beneficiary and Trustee, and each of them, may employ an attorney or attorneys to protect their rights hereunder. Trustor promises to pay to Beneficiary, on demand, the fees and expenses of such attorneys and all other costs of enforcing the obligations secured hereby, including, without limitation, recording fees, the expense of a trustee's sale guarantee, Trustee's fees and expenses, receivers' fees and expenses, and all other expenses, of whatever kind or nature, incurred by Beneficiary and Trustee, and each of them, in connection with the enforcement of the obligations secured hereby, whether or not such enforcement includes the filing of a lawsuit. Until paid, such sums shall be secured hereby and shall bear interest, from date of expenditure, at the Default Rate.

                   4.8  Remedies Not Exclusive. Trustee and Beneficiary, and
                        ----------------------
each of them, shall be entitled to enforce payment and performance of any indebtedness or obligation secured hereby and to exercise all rights and powers under this Deed of Trust or under any Loan Document or other agreement or any law now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by guaranty, mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Trustee's or Beneficiary's right to realize upon or enforce any other security now or hereafter held by Trustee or Beneficiary, it being agreed that Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other security for the obligation hereby secured now or hereafter held by Beneficiary or Trustee in such order and manner as they may in their absolute discretion determine.

No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein, or granted to Beneficiary under any other agreement, or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder, or granted to Beneficiary under any other agreement, or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to the Trustee or Beneficiary or to which either of them may be otherwise entitled may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Trustee or Beneficiary, and either of them may pursue inconsistent remedies. Trustor and Additional Trustor may be joined in any action brought by Beneficiary to foreclose under or otherwise enforce this Deed of Trust.

                   4.9  Deficiency. Trustor agrees to pay any deficiency arising
                        ----------
from any cause after application of the proceeds of the sale of the Collateral. Additional Trustor shall have the right to cure any default hereunder within the times and in the manner set forth herein and in the Loan Documents, but shall not be liable for any deficiency arising hereunder.

                   4.10  Request for Notice. Trustor and Additional Trustor
                         ------------------
hereby request that a copy of any notice of default and that a copy of any notice of sale hereunder be mailed to them at 345 North Virginia Street, Reno, Nevada 89501.

                                   ARTICLE 5.
                                  MISCELLANEOUS

                   5.1  Amendments. This instrument cannot be waived, changed,
                        ----------
discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought. A copy of said instrument shall be sent by said party to all other parties in the manner specified below.

                   5.2  Trustor Waiver of Rights. Trustor and Additional Trustor
                        ------------------------
waive, to the extent permitted by law, (i) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Collateral, and, whether now existing or hereafter arising or created, (ii) all rights of valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of foreclosure of the liens hereby created, and (iii) all rights and remedies which Trustor and Additional Trustor may have or be able to assert by reason of the laws of the State of Nevada pertaining to the rights and remedies of sureties.

                  5.3  Rights of Beneficiary. Additional Trustor authorizes
                       ---------------------
Beneficiary to perform any or all of the following acts at any time in its sole discretion, all without notice to Additional Trustor and without affecting Additional Trustor's obligations under this Deed of Trust, and except to the extent otherwise expressly set forth in this Deed of Trust:

                  (a) Beneficiary may alter any terms of the Loan Documents, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Loans or Letters of Credit referred to in the Loan Agreement.

                  (b) Beneficiary may take and hold security for the Loan Documents, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

                  (c) Beneficiary may direct the order and manner of any sale of all or any part of any security now or later to be held for the Loan Documents, and Beneficiary may also bid at any such sale.

                  (d) Beneficiary may apply any payments or recoveries from Trustor, Additional Trustor or any other source, and any proceeds of any security, to Trustor's obligations under the Loan Documents in such manner, order and priority as Beneficiary may elect, whether or not those obligations are guarantied by this Deed of Trust or secured at the time of the application.

                  (e) Beneficiary may release Trustor of its liability under the Loan Documents or any part of it.

                  (f) Beneficiary may substitute, add or release any one or more guarantors or endorsers.

                  (g) In addition to that contemplated by the Loan Documents, Beneficiary may extend other credit to Trustor, and may take and hold security for the credit so extended, all without affecting Additional Trustor's liability under this Deed of Trust.

Additional Trustor expressly agrees that until all obligations and indebtedness of Trustor under the Loan Documents are paid and performed in full and each and every term, covenant and condition of this Deed of Trust is fully performed, Additional Trustor shall not be released by or because of:

                  (h) Any act or event which might otherwise discharge, reduce, limit or modify Additional Trustor's obligations under this Deed of Trust;

                  (i) Any waiver, extension, modification, forbearance, delay or other act or omission of Beneficiary, or its failure to proceed promptly or otherwise as against Trustor, Additional Trustor or any security;

                  (j) Any action, omission or circumstance which might increase the likelihood that Additional Trustor may be called upon to perform under this Deed of Trust or which might affect the rights or remedies of Additional Trustor as against Trustor; or

                  (k) Any dealings occurring at any time between Trustor and Beneficiary, whether relating to the Loan Documents or otherwise.

         Additional Trustor hereby expressly waives and surrenders any defense to its liability under this Deed of Trust based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Deed of Trust that the obligations of Additional Trustor under it shall be absolute and unconditional under any and all circumstances.

              5.4     Additional Trustor's Waivers.  Additional Trustor waives:
                      ----------------------------

                  (a) All statutes of limitations as a defense to any action or proceeding brought against Additional Trustor by Beneficiary, to the fullest extent permitted by law;

                  (b) Any right it may have to require Beneficiary to proceed against Trustor, proceed against or exhaust any security held from Trustor, or pursue any other remedy in Beneficiary's power to pursue;

                  (c) Any defense based on any claim that Additional Trustor's obligations exceed or are more burdensome than those of Trustor;

                  (d) Any defense based on: (i) any legal disability of Trustor, (ii) any release, discharge, modification, impairment or limitation of the liability of Trustor to Beneficiary from any cause, whether consented to by Beneficiary or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance of the Loan Documents, or any part of it, or any security held for it, in any such Insolvency Proceeding;

                  (e) Any defense based on any action taken or omitted by Beneficiary in any Insolvency Proceeding involving Trustor, including any election to have Beneficiary's claim allowed as being secured, partially secured or unsecured, any extension of credit by Beneficiary to Trustor in any Insolvency Proceeding, and the taking and holding by Beneficiary of any security for any such extension of credit;

                  (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Deed of Trust and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Beneficiary to Additional Trustor expressly provided for herein; and

                  (g) Any defense based on or arising out of any defense that Trustor may have to the payment or performance of the Loan Documents.

              5.5   Waivers of subrogation and Other Rights. Upon a default by
                    ---------------------------------------
Trustor, Beneficiary in its sole discretion, without prior notice to or consent of Additional Trustor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Loan Documents, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the obligations under the Loan Documents or any part of thereof or make any other accommodation with Trustor or Additional Trustor, or (iv) exercise any other remedy against Trustor or any security. No such action by Beneficiary shall release or limit the liability of Additional Trustor, who shall remain liable under this Deed of Trust after the action, even if the effect of the action is to deprive Additional Trustor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Trustor for any sums paid to Beneficiary, whether contractual or arising by operation of law or otherwise. Additional Trustor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Beneficiary or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan Documents.

              5.6  Revival and Reinstatement. If Beneficiary is required to
                   -------------------------
pay, return or restore to Trustor or any other person any amounts previously paid with respect to the Loan Documents because of any Insolvency Proceeding of Trustor, any stop notice or any other reason, the obligations of Additional Trustor shall be reinstated and revived and the rights of Beneficiary shall continue with regard to such amounts, all as though they had never been paid.

                  5.7  Information Regarding Trustor and the Property. Before
                       ----------------------------------------------
signing this Deed of Trust, Additional Trustor investigated the financial condition and business operations of Trustor, the present and former condition, uses and ownership of the Real Property, and such other matters as Additional Trustor deemed appropriate to assure itself of Trustor's ability to discharge its obligations under the Loan Documents. Additional Trustor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Trustor's ability to pay and perform its obligations to Beneficiary. Beneficiary has no duty to disclose to Additional Trustor any information which Beneficiary may have or receive about Trustor's financial condition or business operations, the condition or uses of the Real Property, or any other circumstances bearing on Trustor's ability to perform.

                  5.8  Prepayments of Rents. Subject to the absolute assignment
                       --------------------
of Rents set forth in Article III, for so long as the license set forth therein is in effect, Additional Trustor is not prohibited from receiving any payments required to be paid by Trustor to Additional Trustor under the Groundlease, provided that (i) no such payment shall be made more that one month prior to the
- --------
date when due and (ii) any payment made in violation of clause (i) shall be held in trust by Additional Trustor for the benefit of Beneficiary.

                  5.9  Statements by Trustor. Trustor and Additional Trustor
                       ---------------------
shall, within ten (10) days after notice thereof from Beneficiary, deliver to Beneficiary a written statement setting forth the amounts then unpaid and secured by this Deed of Trust and stating whether any offset or defense exists against such amounts.

                  5.10  Beneficiary Statements. For any statement or accounting
                        ----------------------
requested by Trustor or Additional Trustor or any other person or for any other document or instrument furnished to Trustor by Beneficiary, Beneficiary may charge the maximum amount permitted by law at the time of the request therefor, or if there be no such maximum, then in accordance with Beneficiary's customary charges therefor or the actual cost to Beneficiary therefor, whichever is greater.

                  5.11  Reconveyance by Trustee. Upon written request of
                        -----------------------
Beneficiary stating that all sums and obligations secured hereby have been paid and fully performed, and upon surrender by Beneficiary of this Deed of Trust and the Note to Trustee for cancellation and retention and upon payment by Trustor of

Trustee's fees and the costs and expenses of executing and recording any requested reconveyance, Trustee shall reconvey to Trustor and Additional Trustor, or to the person or persons legally entitled thereto, without warranty, any portion of the Real Property then held hereunder. The recitals in any such reconveyance of any matter or fact shall be conclusive proof of the truthfulness thereof. The grantee in any such reconveyance may be described as "the person or persons legally entitled thereto."

                  5.12  Notices. Whenever Beneficiary, Trustor, Additional
                        -------
Trustor or Trustee shall desire to give or serve any notice, demand, request or other communication with respect to this Deed of Trust, each such notice, demand, request or other communication shall be in writing (except as otherwise expressly permitted herein) and shall be delivered by personal service or mailed by United States mail, as certified mail, postage prepaid, return receipt requested, addressed to the addressee at its address set forth on Exhibit B, affixed hereto and by this reference incorporated herein and made a part hereof. Any party may at any time change its address for such notices by delivering or mailing to the other parties hereto, as aforesaid, a notice of such change. Except as otherwise provided herein; if any notice, request or other communication is given by certified mail as aforesaid, it shall be effective on the third day after the same is deposited in the United States mails, postage prepaid; or if given by personal delivery, when delivered (provided, however, that nonreceipt of any notice, request or other communication as a result of a change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such notice, request or other communication).

                  5.13  Acceptance by Trustee. Trustee accepts this Trust when
                        ---------------------
this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

                  5.14  Captions. The captions or headings at the beginning of
                        --------
Articles, Sections and Subsections hereof are for the convenience of the parties, are not a part of this Deed of Trust, and shall not be used in construing it.

                  5.15  Invalidity of Certain Provisions. Every provision of
                        --------------------------------
this Deed of Trust is intended to be severable. In the event any term or provision hereof is declared to be illegal, invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the

Collateral, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Deed of Trust.

                  5.16  Subrogation. To the extent that proceeds of the Notes
                        -----------
are used, either directly or indirectly, to pay any outstanding lien, charge or prior encumbrance against the Collateral, Beneficiary shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

                  5.17  Mandatory Arbitration. Any controversy or claim by
                        ---------------------
Trustor or Additional Trustor, including but not limited to those arising out of or relating to this Deed of Trust and any claim based on or arising from an alleged tort, shall at the request of Beneficiary be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  5.18  Governing Law.  This Deed of Trust shall be governed by
                        -------------
and construed in accordance with the laws of the State of Nevada.

                  5.19  Statute of Limitations. Except insofar as now or
                        ----------------------
hereafter prohibited by law, the right to plead, use or assert any statute of limitations as a plea or defense or bar of any kind, or for any purpose, to any debt, demand or obligation secured or to be secured hereby, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Deed of Trust or any rights hereunder, is hereby waived by Trustor.

                  5.20  Interpretation. In this Deed of Trust the singular shall
                        --------------
include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires; and the word "person" shall include corporation, partnership or other form of association.

                  5.21  Trust Irrevocable; Not Offset.  The trust created hereby
                        -----------------------------
is irrevocable by Trustor and Additional Trustor. No offset or claim that Trustor and/or Additional Trustor now or may in the future have against Beneficiary shall relieve Trustor and/or Additional Trustor from paying the indebtedness or performing any other obligation contained herein or secured hereby.

                  5.22  Corrections. Trustor and Additional Trustor shall, upon
                        -----------
request of Beneficiary, promptly correct any defect, error or omission which may be discovered in the contents hereof or in the execution or acknowledgment hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Beneficiary to carry out more effectively the purposes hereof, to subject to the lien and security interest hereby created any of Trustor's properties, rights or interest covered or intended to be covered hereby, or to perfect and maintain such lien and security interest.

                  5.23  Further Assurances. Trustor, Additional Trustor,
                        ------------------
Beneficiary and Trustee agree to do or cause to be done such further acts and things and to execute and deliver or to caused to be executed and delivered such additional assignments, agreements, powers and instruments, as any of them may reasonably require or deem advisable to keep valid and effective the charges and lien hereof, to carry into effect the purposes of this Deed of Trust or to better assure and confirm unto any of them their rights, powers and remedies hereunder; and, upon request by Beneficiary, shall supply evidence of fulfillment of each of the covenants herein contained concerning which a request for such evidence has been made.

                  5.24  Execution of Instruments by Trustee. At any time, and
                        -----------------------------------
from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Agreement secured hereby for endorsement, and without affecting the personal liability of any person for payment of the indebtedness or the performance of any other obligation secured hereby or the effect of this Deed of Trust upon the remainder of said Collateral, Trustee may (i) reconvene any part of the Real Property,
(ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, or (iv) join in any extension agreement, agreement subordinating the lien or charge hereof, or other agreement or instrument relating hereto or to the Collateral or any portion thereof.

                      5.25  Appointment of Successor Trustee. Trustee or any
                            --------------------------------
successor acting hereunder may resign and thereupon be discharged of the trusts hereunder upon thirty (30) days' written notice to Beneficiary. Regardless of whether such resignation occurs, Beneficiary may, from time to time, substitute a successor or successors to any Trustee named herein or acting hereunder in accordance with any statutory procedure for such substitution; or if Beneficiary, in its sole discretion, so elects, Beneficiary may substitute such successor or successors by recording, in the office of the recorder of the county or counties where the Property is situated, an instrument executed by Beneficiary, and containing the name of the original Trustor, Additional Trustor, Trustee and Beneficiary hereunder, the book and page where this Deed of Trust is recorded and the name and address of the new Trustee, which instrument shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the predecessor Trustee, succeed to all its title, estate, rights, powers and duties hereunder.

                      5.26  Successors and Assigns. This Deed of Trust applies
                            ----------------------
to, inures to the benefit of and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns, except that the provisions of Section 5.29 are personal to Additional Trustor and its general partners, and may not be assigned. Any assignment in violation of this Section shall be void.

                      5.27  Fixture Filing.  This deed of trust is being
                            --------------
recorded as a fixture filing and covers goods which are, and goods which become, fixtures on the Premises.

                      5.28  Limitation on Maturity. Notwithstanding any other
                            ----------------------
provision of this Deed of Trust to the contrary, Beneficiary shall not enter into any agreement providing for an extension of the maturity of the Notes to a date which is later than June 30, 2027.

                      5.29  No Personal Obligations of Additional Trustor. It is
                            ---------------------------------------------
agreed that neither Additional Trustor, nor any partners, shareholders, directors, officers, employees, trustees, beneficiaries, or successors and assigns of Additional Trustor as the owners of the fee interest in Parcel 2 shall have any personal liability with respect to this Deed of Trust or the obligations secured hereby. As against Additional Trustor and such partners, shareholders, directors, officers, employees, trustees, beneficiaries, successors and assigns, Beneficiary's recourse under this Deed of Trust shall be limited to the Real Estate, the Real Property and the Personal Property (if any is owned by Additional Trustor) described herein, provided, however, that the
                                                  --------  -------
foregoing provisions of this paragraph shall not (a) constitute a waiver of any obligation evidenced by this

Deed of Trust, (b) limit the right of Beneficiary to name Additional Trustor as a party defendant in any action or suit for judicial foreclosure and sale under this Deed of Trust so long as no judgment in the nature of a deficiency judgment shall be enforced against Additional Trustor except to the extent of such Real Estate, Real Property or Personal Property, (c) constitute a waiver by Beneficiary of any rights to reimbursement for actual, or out-of-pocket, losses, costs or expenses, or any other remedy at law or equity, against Additional Trustor by reason of (i) fraudulent acts or omissions of Additional Trustor, or
(ii) willful misapplication by Additional Trustor of any insurance proceeds, condemnation awards or tenant security deposits, or of any rental or other income required by this Deed of Trust to be paid to the Beneficiary, or (d) in any manner limit the recourse of Beneficiary to Trustor.

                  5.30  Reconveyances. By acceptance of this Deed of Trust,
                        -------------
Beneficiary agrees that, prior to the date upon which the principal obligations evidenced by the Notes are due (whether at the final maturity thereof or by acceleration), it shall not release or reconvey all or any material portion of the real property described on Exhibit A as Parcels 1 or 3, without the prior written consent of Trustor and Additional Trustor. Without the prior written consent of Additional Trustor, Trustor shall not request or receive any release or reconveyance of any portion of Parcels 1 or 3, unless Parcel 2 is also released or reconveyed.

                  5.31  The Groundlease. Trustor and Additional Trustor
                        ---------------
represent and warrant that the Groundlease has not been amended since March 25, 1994, and agree that the Beneficiary shall be entitled to continue to rely upon the Ground Lessor Estoppel Certificate dated as March 25, 1994 and delivered in connection with the Original Loan Agreement.

                  IN WITNESS WHEREOF, Trustor and Additional Trustor have caused this Deed of Trust to be executed by their duly authorized representatives as of the day and year first above written.

                             "Trustor":

                                    ELDORADO RESORTS LLC,
                                    a Nevada limited liability company

                                    By________________________________________
                                    Donald L. Carano, Chief Executive Officer

                             "Additional Trustor"

                                  C.S.&Y. ASSOCIATES
                                  a Nevada General Partnership

                                  By
                                    -------------------------------------------
                                    Donald L. Carano, individually and as
                                    Trustee of The Sonya Carano Trust under
                                    Agreement dated January 16, 1979
                                    General Partner

                                  By
                                    -------------------------------------------
                                    George E. Yori, as Co-Trustee of The George
                                    Yori and Genevieve Yori Family Trust under
                                    Agreement dated September 28, 1981
                                    General Partner

                                  By
                                    -------------------------------------------
                                    Genevieve K. Yori, as Co-Trustee of The
                                    George Yori and Genevieve Yori Family Trust under Agreement dated September 28, 1991 General Partner

                                  By
                                    -------------------------------------------
                                    George L. Siri, as Co-Trustee of The Siri
                                    Family Trust, under Agreement dated
                                    December 13, 1991
                                    General Partner

                                  By
                                    -------------------------------------------
                                    Susan B. Siri, as Co-Trustee of The Siri
                                    Family Trust, under Agreement dated
                                    December 13, 1991
                                    General Partner

                                  By
                                    -------------------------------------------
                                    Lena Carano, as Trustee of The William and
                                    Lena Carano Family Trust - Exemption Trust, under Trust Agreement dated April 10, 1984 General Partner

                                  By
                                    -------------------------------------------
                                    Lena Carano, as Trustee of The William and
                                    Lena Carano Family Trust - Survivors Trust, under Trust Agreement dated April 10, 1984 General Partner

                                  By
                                    -------------------------------------------
                                    Caryl Stringham, as Trustee of The Caryl
                                    Stringham Trust, under Trust Agreement
                                    dated January 28, 1992
                                    General Partner

                                  By
                                    -------------------------------------------
                                    Lawrence Yori, as Trustee of The Lawrence
                                    Yori Trust, under Trust Agreement dated
                                    November 2, 1992
                                    General Partner

                                  By
                                    -------------------------------------------
                                    Daniel E. Siri, as Co-Trustee of The Siri
                                    1993 Irrevocable Trust, under Trust
                                    Agreement dated June 18, 1992
                                    General Partner

                                  By
                                    -------------------------------------------
                                    Jeffrey L. Siri, as Co-Trustee of The Siri
                                    1993 Irrevocable Trust, under Trust
                                    Agreement dated June 18, 1992
                                    General Partner

                                  By
                                    -------------------------------------------
                                    Sally Dennison-Steinhauser, as Co-Trustee of The Siri 1993 Irrevocable Trust, under Trust Agreement dated June 18, 1992
                                    General Partner

STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF ___________________________________)

               On_____________________, 1996, personally appeared before me, a Notary Public,________________________, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.

- ----------------------------------------
             Notary Public



STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF____________________________________)

               On______________________, 1996, personally appeared before me, a Notary Public,_________________________, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.

- -----------------------------------------
             Notary Public


STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF____________________________________)

               On____________________________, 1996, personally appeared before me, a Notary Public,_________________________, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.


- -----------------------------------------
             Notary Public

STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF____________________________________)

               On____________________________, 1996, personally appeared before me, a Notary Public,_________________________, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.


- -----------------------------------------
              Notary Public


STATE OF NEVADA                              )
                                             )  ss.
COUNTY OF____________________________________)

               On____________________________,1996, personally appeared before me, a Notary Public,________________________ , personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.


- -----------------------------------------
              Notary Public


STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF____________________________________)

               On___________________________ , 1996, personally appeared before me, a Notary Public,________________________ , personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.


- -----------------------------------------
              Notary Public

STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF____________________________________)

               On___________________________ , 1996, personally appeared before me, a Notary Public,________________________ , personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.


- -----------------------------------------
              Notary Public


STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF WASHOE_____________________________)

               On____________________________, 1996, personally appeared before me, a Notary Public,________________________ , personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.


- -----------------------------------------
              Notary Public


STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF WASHOE_____________________________)

               On this ____ day of _________, in the year 1996, before me ______________, a notary public in and for said state, personally appeared
____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that she executed it.


- -----------------------------------------
              Notary Public

STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF____________________________________)

               On____________________________, 1996, personally appeared before me, a Notary Public,_________________________, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.

- -----------------------------------------
              Notary Public


STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF____________________________________)

               On____________________________, 1996, personally appeared before me, a Notary Public,________________________ , personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.

- -----------------------------------------
              Notary Public



STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF____________________________________)

               On____________________________, 1996, personally appeared before me, a Notary Public,_________________________, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.


- -----------------------------------------
              Notary Public

STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF____________________________________)

               On____________________________, 1996, personally appeared before me, a Notary Public,_________________________, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.


- -----------------------------------------
              Notary Public



STATE OF NEVADA                              )
                                             ) ss.
COUNTY OF____________________________________)

               On____________________________, 1996, personally appeared before me, a Notary Public,_________________________, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that __he executed the instrument.


- -----------------------------------------
              Notary Public

                                   EXHIBIT A
                                   ---------

                                   EXHIBIT B
                                   ---------
                               Notice Addresses

If to Beneficiary:
- -----------------

Bank of America National Trust and Savings Association, as
Administrative Agent
555 South Flower Street, 10th Floor
Los Angeles, California 90017
Attention: Scott Faber, Vice President

If to Trustor:
- -------------

Eldorado Resorts LLC
295 North Virginia Street
Reno, Nevada   89501
Attention: Robert Jones, Chief Financial Officer

with a copy to Additional Trustor

If to Additional Trustor:
- ------------------------

C.S.& Y. Associates
c/o Daniel E. Siri
7 Rita Way
Orinda, California 94563

with a copy to:

C.S.& Y. Associates
c/o Jeffrey L. Siri
45 Scattergun Court
Reno, Nevada 89509

                                  [EXHIBIT D]

                                   GUARANTY
                                   --------
                  This Guaranty dated as of______________ , 1996, is made by ELDORADO CAPITAL CORP., a Nevada corporation ("Guarantor") in favor of Bank of America National Trust and Savings Association, as Administrative Agent for the benefit of the Banks that are party to the Loan Agreement referred to below from time to time (collectively with the Banks, "Lender"), with reference to the following facts:

                                   RECITALS
                                   --------

                  A. Pursuant to the Amended and Restated Loan Agreement dated as of July 31, 1996 among Eldorado Resorts LLC, a Nevada limited liability corporation ("Borrower") and Bank of America National Trust and Savings Association, as Administrative Agent and sole initial Bank (as it may hereafter be amended, extended, renewed, supplemented, or otherwise modified from time to time, being the "Loan Agreement"), certain credit facilities are being made available to Borrower.

                  B. As a condition to the availability of such credit facilities, Guarantor is required to enter into this Guaranty and to guaranty the Guarantied Obligations as hereinafter provided.

                  C. Guarantor expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower.

                                   AGREEMENT
                                   ---------

                  NOW, THEREFORE, in order to induce Lender to continue to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantor hereby represents, warrants, covenants, agrees and guaranties as follows:

                  1.     Definitions. This Guaranty is the Guaranty referred to
                         -----------
in the Loan Agreement and is one of the Loan Documents. Terms defined in the Loan Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Loan Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

                  "Guarantied Obligations" means all Obligations of Borrower or
                   ----------------------
                  any Party at any time and from time to time owed to Lender under the Loan Agreement and the other Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including
                                                                ---------
                  obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of
                      ---------
                  any bankruptcy or insolvency proceeding by or against Borrower, Guarantor or any other Person.

                  "Lender" means the Administrative Agent (acting as the
                   ------
                  Administrative Agent and/or on behalf of the Banks), and the Banks, and each of them, and any one or more of them. Subject to the terms of the Loan Agreement, any right, remedy, privilege or power of Lender may be exercised by the Administrative Agent, or by the Majority Banks, or by any Bank acting with the consent of the Majority Banks.

                  "Guaranty" means this Guaranty, and any extensions,
                   --------
                  modifications, renewals, restatements, reaffirmations, supplements or amendments hereof.

                  2.     Guaranty of Guarantied Obligations. Guarantor hereby
                         ----------------------------------
irrevocably, unconditionally guaranties and promises to pay and perform on demand the Guarantied Obligations and each and every one of them, including all
                                                                  ---------
amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

                  3.     Nature of Guaranty. This Guaranty is irrevocable and
                         ------------------
continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

                  4.     Relationship to Other Agreements. Nothing herein shall
                         --------------------------------
in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to

Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

          5.  Subordination of Indebtedness of Borrower to Guarantor to the
              -------------------------------------------------------------
Guarantied Obligations.  Guarantor agrees that:
- ----------------------

              (a) Any indebtedness of Borrower now or hereafter owed to Guarantor hereby is subordinated to the Guarantied Obligations.

              (b) If Lender so requests, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of Borrower now or hereafter owed to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lender and shall be paid over to Lender in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of Guarantor under the other provisions of this Guaranty.

              (c) Should Guarantor fail to collect or enforce any such indebtedness of Borrower now or hereafter owed to Guarantor and pay the proceeds thereof to Lender in accordance with Section 5(b) hereof, Lender
                                                           ---
     as Guarantor's attorney-in-fact may do such acts and sign such documents in Guarantor's name as Lender considers necessary or desirable to effect such collection, enforcement and/or payment.

          6.  Statutes of Limitations and Other Laws.  Until the Guarantied
              --------------------------------------
Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

          7.  Waivers and Consents.  Guarantor acknowledges that the obligations
              --------------------
undertaken herein involve the guaranty of obligations of Persons other than Guarantor and, in full recognition of that fact, consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;
- ---------
(b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents to which Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof;
(d) accept partial payments on the Guarantied Obligations; (e) receive and hold additional security or guaranties the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable Laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or
(i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower, Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

          Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Guaranty independently as to Guarantor and independently of any other remedy or security Lender at any time may have or hold in connection with the Guarantied Obligations. Guarantor expressly waives any right to require Lender to marshal assets in favor of Borrower, and agrees that Lender may proceed against Borrower, or upon or against any security or remedy, before proceeding to enforce this Guaranty, in such order as it shall determine in its sole and absolute discretion. Lender may file a separate action or actions against Borrower and/or Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Lender and Borrower and any Affiliates of Borrower may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty. Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Guaranty with respect to Guarantor at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor or surety and whether or not Borrower shall have any personal liability with respect thereto. Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Lender to marshal assets in favor of Borrower or any other person, (e) except as otherwise provided in this Guaranty, any failure of Lender to give notice of sale or other disposition of Collateral to Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Guarantied Obligation, including without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Guarantied Obligation, (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section llll(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (1) any use of cash collateral under

Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Lender for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay
                                    ---------
against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes ("NRS"), the benefits of the one-action rule under NRS Section 40.430, or (q) any action taken by Lender that is authorized by this Section or any other provision of any Loan Document. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

          8.  Condition of Borrower and its Subsidiaries. Guarantor represents
              ------------------------------------------
and warrants to Lender that Guarantor has established adequate means of obtaining from Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties. Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by Lender during the life of this Guaranty. With respect to any of the Guarantied Obligations, Lender need not inquire into the powers of Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

          9.  Liens on Real Property. In the event that all or any part of the
              ----------------------
Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, Guarantor authorizes Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Guarantied Obligations of Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any Liens of Lender on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Guarantor expressly waives any defenses to the enforcement of this Guaranty or any rights of Lender created or granted hereby or to the recovery by Lender against Borrower, Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Guarantor or may preclude Guarantor from obtaining reimbursement or contribution from Borrower. Guarantor expressly waives any defenses or benefits that may be derived from NRS Section 40.430 and judicial decisions relating thereto, any provision of Nevada Law which is comparable to California Code of Civil Procedure (S)(S) 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under Nevada Law or other applicable Law. Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and Guarantor's or any other Person's failure to receive any such notice shall not impair or affect Guarantor's Obligations or the enforceability of this Guaranty or any rights of Lender created or granted hereby.

          10. Waive  of Rights of Subrogation.
              -------------------------------
Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which Guarantor is a Party, Guarantor hereby expressly waives with respect to Borrower and its successors and assigns (including any
                                                                ---------
surety) and any other Person which is directly or indirectly a creditor of Borrower or any surety for Borrower, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantor may have or hereafter acquire against Borrower or any other such Person in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty or any other Loan Document to which Guarantor is a party. Guarantor agrees that it shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of Borrower or
 ---------
any surety for Borrower, either directly or as an attempted setoff to any action commenced against Guarantor by Borrower (as borrower or in any other capacity), Lender or any other such Person. Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Borrower and Lender and shall not limit or otherwise affect Guarantor's liability hereunder, under any other Loan Document to which Guarantor is a party, or the enforceability hereof or thereof.

          11. Understandings With Respect to Waivers and Consents.  Guarantor
              ---------------------------------------------------
warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Borrower, Lender or others, or against any Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

          12. Representations and Warranties. Guarantor hereby makes each and
              ------------------------------
every representation and warranty applicable to Guarantor set forth in Article 4
                                                                       ---------
of the Loan Agreement as if set forth in full herein.

          13. Costs and Expenses. Guarantor agrees to pay to Lender all costs
              ------------------
and expenses (including, without limitation, reasonable attorneys' fees and
              ---------
disbursements) incurred by Lender in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and
                                       ---------
disbursements (including the reasonably allocated cost of legal counsel employed by Lender), incurred or paid by Lender in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Lender by Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

          14. Construction of this Guaranty. This Guaranty is intended to give
              -----------------------------
rise to absolute and unconditional obligations on the part of Guarantor; hence,
        --------------------------
in any construction hereof, notwithstanding any provision of any Loan Document
                            --------------------------------------------------
to the contrary, this Guaranty shall be construed strictly in favor of Lender in
- ---------------
order to accomplish its stated purpose.

          15. Liability.  Notwithstanding anything to the contrary elsewhere
              ---------
contained herein or in any Loan Document to which Guarantor is a Party, the aggregate liability of Guarantor hereunder for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a "fraudulent transfer", "fraudulent conveyance", or terms of similar import, under applicable state or federal Law, including without limitation,
Section 548 of the United States Bankruptcy Code. The liability of Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any guarantor in whole or in part shall not affect the continuing liability of Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

          16. WAIVER OF JURY TRIAL. GUARANTOR AND LENDER EXPRESSLY WAIVE THEIR
              --------------------
RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GUARANTOR AND LENDER AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          17. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA WITHOUT REFERENCE TO THE CONFLICT OF LAWS OR CHOICE OF LAW PRINCIPLES THEREOF.

          IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

                                      "Guarantor"

                                      ELDORADO CAPITAL CORP.,
                                      a Nevada corporation

                                      By:_______________________

                                      Title: ___________________

                                  [EXHIBIT E]

                                     NOTE
                                     ----

$50,000,000                                                      July 31, 1996
                                                                 Reno, Nevada

           FOR VALUE RECEIVED, the undersigned promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank") the principal amount of FIFTY MILLION and 00/100 DOLLARS ($50,000,000) in consideration of Advances made by Bank pursuant to the Commitment under the Loan Agreement hereinafter described, payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date of each Loan hereunder until the date of payment in full, payable as hereinafter set forth.

           Reference is made to the Amended and Restated Loan Agreement dated as of July 31, 1996 among the undersigned, as Borrower, the Banks therein named, and Bank of America National Trust and Savings Association, as Administrative Agent for itself and for the Banks (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

           The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

           Interest shall be payable on the outstanding daily unpaid principal amount of each Loan hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue interest to bear interest at the Default Rate, to the fullest extent permitted by applicable Law.

           The amount of each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Bank, in lawful money of the United States of America and in immediately available funds not later than 11:00 a.m., California time, on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m., California time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The Bank shall use its best efforts to keep a record of Advances made by it and payments of principal with respect to this Note, and such record shall be presumptive evidence of the principal amount owing under this Note.

           The undersigned hereby promises to pay all costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of any holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith, subject however to the provisions of Section
11.3 of the Loan Agreement.
- ----

           The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws, except as
                                                               ------
otherwise provided in any Loan Document.

           THIS NOTE SHALL BE DELIVERED TO AND ACCEPTED BY THE BANK, OR BY THE ADMINISTRATIVE AGENT ON THE BANK'S BEHALF, IN THE STATE OF NEVADA, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LOCAL LAWS THEREOF.


                                        ELDORADO RESORTS LLC PARTNERSHIP, a
                                        Nevada limited liability company

                                        By:  _____________________________
                                        Donald L. Carano, Chief Executive
                                        Officer

                     LOANS AND PAYMENTS OF PRINCIPAL


- --------------------------------------------------------------------------------
          Amount of     Amount of            Unpaid         Notation
Date        Loans       Principal Paid       Principal      Made by
                                             Balance

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                  [Exhibit G]

                              PRICING CERTIFICATE

To: Bank of America National Trust and Savings Association, as Administrative Agent

           This Certificate is delivered with reference to that certain Amended and Restated loan Agreement dated as of July 31, 1996 among Eldorado Resorts LLC, a Nevada limited liability company, the Banks therein named, and Bank of America National Trust and Savings Association, as Administrative Agent for itself and for the Banks (the "Loan Agreement"). Capitalized terms used herein are used with the meanings set forth in the loan Agreement, as amended as of the date of this Pricing Certificate.

           The undersigned Senior Officer of Borrower hereby certifies that, as of the last day of the Fiscal Quarter ended ________________ (the "Subject Fiscal Quarter"), the Pricing Leverage Ratio was :1.00. The Pricing Leverage Ratio as of the last day of the Subject Fiscal Quarter was calculated as the ratio of:

(a)  the average daily outstanding principal
     amount of Funded Debt for the
     Subject Fiscal Quarter; to

                                                 $________________________

(b) Consolidated EBITDA for the twelve month fiscal period ended on the last day of the Subject Fiscal Quarter.

                                                 $________________________

  IN WITNESS WHEREOF, this Pricing Certificate has been executed as of the date set forth below.


ELDORADO RESORTS LIC


By:________________________________

___________________________________
[Printed Name and Title of Officer]

Dated:_____________________________

                                  [Exhibit H]

                         REQUEST FOR LETTER OF CREDIT
                         ----------------------------

         This REQUEST FOR LETTER OF CREDIT is executed and delivered by Eldorado Resorts LLC, a Nevada limited liability company ("Borrower") to Bank of America National Trust and Savings Association, as Administrative Agent, pursuant to the Amended and Restated Loan Agreement (the "Agreement") dated as of July 31, 1996, entered into by Borrower and Bank of America National Trust and Savings Associ-ation, as Administrative Agent and sole initial Bank. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

         Borrower hereby requests that the Issuing Bank issue a Letter of Credit for the account of Borrower pursuant to the Agreement, as follows:

         Face Amount of Letter of Credit:  $___________.

         Date of Issuance:  _______________, 19__.

         Beneficiary under Letter of Credit:

              Name:  -------------------------------
              Address:
                        --------------------------
                        --------------------------
                        --------------------------

         Expire Date:  _______________, 19__


         In connection with the Letter of Credit requested herein, Borrower hereby represents, warrants and certifies to the Banks that, as of the date of the Letter of Credit requested herein:

               (i) except as disclosed by Borrower and approved in writing by the Majority Banks, the representations and warranties contained in
     Article 4 (other than Sections 4.5 (first sentence), 4.6, 4.7, 4.11 and
     ---------  ----- ----          ---                   ---  ---  ----
     4.18) are true and correct on and as of the date hereof;
     ----

               (ii)  other than matters described in Schedule 4.11 or not
                                                     -------------
     required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Property before any Governmental Agency that constitutes a Material Adverse Effect;

               (iii)  no Default or Event of Default exists.

         This Request for Letter of Credit is executed on _______ 19__, by a Responsible Official of Borrower, on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.



                                        ELDORADO RESORTS LLC


                                        By:  _________________________

                                        Title: _________________________

                                  [Exhibit I]

                               REQUEST FOR LOAN
                               ----------------

         This REQUEST FOR LOAN is executed and delivered by Eldorado Resorts LLC, a Nevada limited liability company ("Borrower") to Bank of America National Trust and Savings Association, as Administrative Agent, pursuant to the Amended and Restated Loan Agreement (the "Agreement") dated as of July 31, 1996, entered into by Borrower and Bank of America National Trust and Savings Association, as the Administrative Agent and sole initial Bank. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

         Borrower hereby requests that the Banks make a Loan for the account of Borrower pursuant to the Agreement, as follows:

               A.   Amount of Loan:  $_________________.

               B.   Date of Loan:    ______________, 19__.

               C.   Type of Loan (check one box only):

               [___]          Base Rate Loan.

               [___]          Eurodollar Loan with a ____-day
                              Eurodollar Rate Period.

         In connection with the Loan requested herein, Borrower hereby represents, warrants and certifies to the Banks that, as of the date of the Loan requested herein:

               (i) except as disclosed by Borrower and approved in writing by the Majority Banks, the representations and warranties contained in
     Article 4 (other than Sections 4.5 (first sentence), 4.6, 4.7, 4.11 and
     ---------  ----- ----          ---                   ---  ---  ----
     4.18) are true and correct on and as of the date hereof;
     ----

               (ii)  other than matters described in Schedule 4.11 or not
                                                     -------------
     required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Property before any Governmental Agency that constitutes a Material Adverse Effect;

               (iii) no Default or Event of Default exists.

         This Request for Loan is executed on _______, 19__, by a Responsible Official of Borrower, on behalf of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.



                                          ELDORADO RESORTS LLC, a Nevada
                                          limited liability company


                                          By:
                                               -------------------------


                                          Title:
                                                 -----------------------

                                  [Exhibit J]

                    AMENDED AND RESTATED SECURITY AGREEMENT
                    ---------------------------------------

         This AMENDED AND RESTATED SECURITY AGREEMENT ("Agreement"), dated as of July 31, 1996, is made by ELDORADO RESORTS LLC, a Nevada limited liability company, as Grantor, in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as the Administrative Agent and sole initial Bank under the Amended and Restated Loan Agreement hereafter referred to, and in favor of each of the Banks which may hereafter become a party thereto, collectively as Secured Party, with reference to the following facts:


                                   RECITALS
                                   --------

         A. Grantor has entered into an Amended and Restated Loan Agreement of even date herewith among Grantor and Bank of America National Trust and Savings Association, as Administrative Agent and sole initial Bank (as it may from time to time be amended, restated, extended, renewed, modified or supplemented, the "Loan Agreement"). This Agreement is the Security Agreement referred to in the Loan Agreement and is one of the "Loan Documents" referred to in the Loan Agreement.

         B. Pursuant to the Loan Documents of even date the Banks are making certain credit facilities available to Grantor.

         C. As a condition of the availability of such credit facilities, Grantor is required to enter into this Agreement to amend and restate the Security Agreement referred to in the Existing Loan Agreement and to grant security interests to Secured Party as herein provided.


                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, in order to induce Secured Party to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

         1.     Definitions. Terms defined in the Loan Agreement and not
                -----------
otherwise defined in this Agreement shall have the meanings defined for those terms in the Loan Agreement. Terms defined in the Uniform Commercial Code and not otherwise defined in this Agreement or in the Loan Agreement shall have the meanings defined for those terms in the Nevada Commercial Code. In addition, as used in this Agreement, the following terms shall have the meanings respectively set forth after each:

         "Agreement" means this Security Agreement, and any extensions,
          ---------
modifications, renewals, restatements, supplements or amendments hereof.

         "Collateral" means and includes all present and future right, title and
          ----------
interest of Grantor in or to any Property or assets whatsoever, and all rights and powers of Grantor to transfer any interest in or to any Property or assets whatsoever, including, without limitation, any and all of the following
            ---------
Property:

               (a) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to Grantor or in which Grantor may have any interest, however created or arising;

               (b) All present and future general intangibles, all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, service marks, patents, licenses, copyrights, technology, processes, proprietary information and insurance proceeds;

               (c) All present and future deposit accounts of Grantor, including, without limitation, any demand, time, savings, passbook or like
     ---------
     account maintained by Grantor with any bank, savings and loan association, credit union or like organization, and all money, Cash and Cash Equivalents of Grantor, whether or not deposited in any such deposit account;

               (d)  All present and future books and records, including, without
                                                              ---------
     limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Grantor or its business, all receptacles and containers for such records, and all files and correspondence;

               (e)  All present and future goods, including, without limitation,
                                                  ---------
     all consumer goods, farm products, inventory, equipment, gaming devices and associated equipment as defined in Nevada Revised Statutes Chapter 463, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Grantor's business;

               (f)  All present and future inventory and merchandise, including,
                                                                      ---------
     without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

        (g) All present and future stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, Investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

        (h) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

        (i)  All other tangible and intangible Property of Grantor;

        (j) All rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing; and

        (k) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

        "Secured Obligations" means any and all present and future Obligations
         -------------------
of any type or nature of Grantor arising under or relating to the loan Documents or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including
                                                            ---------
Obligations of performance as well as Obligations of payment, and including
                                                                  ---------
interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Grantor.

        "Secured Party" means the Administrative Agent, as collateral agent for
         -------------
the ratable benefit of the Banks. All rights of the Secured Party under this Agreement shall be exercised by the Administrative Agent, acting with the consent of the Banks or Majority Banks to the extent required by the Loan Agreement.

    2.  Further Assurances. At any time and from time to time at the request of
        ------------------
Secured Party, Grantor shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to Secured Party as shall be necessary or desirable to fully perfect, when filed and/or recorded, Secured Party's security interests granted pursuant to Section 3 of this Agreement. At any time and from time to time, Secured Party shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Secured Party may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. Before and after the occurrence of any Event of Default, at Secured Party's request, Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Secured Party to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Secured Party, or the priority thereof. With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which Secured Party's security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantor will upon demand of Secured Party deliver possession of same in pledge to Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

        3.  Security Agreement. For valuable consideration, Grantor hereby
            ------------------
assigns and pledges to Secured Party, and grants to Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of Grantor or any other Person or any other event or proceeding affecting any Person.

        4.  Grantor's Representations. Warranties and Agreements. Except as
            ----------------------------------------------------  ------
otherwise disclosed to Secured Party in writing concurrently herewith, Grantor represents, warrants and agrees that: (a) Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral, except such as are expressly permitted by the Loan Agreement or are timely
- ------
contested in good faith, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, Secured Party at its option may pay any of them, and Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (b) the Collateral will not be used for any unlawful purpose or in violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (c) Grantor will, to the extent consistent with good business practice, keep the Collateral in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered good practice by owners of like Property; (d) Grantor will take all reasonable steps to preserve and protect the Collateral;
(e) Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Loan Agreement and as is consistent with sound business practice, and will cause Secured Party to be designated as an additional insured and loss payee with respect to such insurance, will obtain the written agreement of the insurers that such insurance shall not be cancelled, terminated or materially modified to the detriment of Secured Party without at least 30 days prior written notice to Secured Party, and will furnish copies of such insurance policies or certificates to Secured Party promptly upon request therefor; and (f) Grantor will promptly notify Secured Party in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and, except for
                                                                   ------
the disposition of collections and other proceeds of the Collateral permitted by
Section 6 hereof, Grantor will not remove or permit to be removed any part of the Collateral from its place of business without the prior written consent of Secured Party, except for such items of the Collateral as are removed in the
               ------
ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Loan Documents.

        5.  Secured Party's Rights Re Collateral. At any time (whether or not an
            ------------------------------------
Event of Default has occurred), without notice or demand and at the expense of Grantor, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (a) enter upon any premises on which Collateral is situated and examine the same or
(b) perform any obligation of Grantor under this Agreement or any obligation of any other Person under the Loan Documents. At any time and from time to time, at the expense of Grantor, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (i) notify obligors on the Collateral that the Collateral has been assigned to Secured Party; (ii) at any time and from time to time request from obligors on the Collateral, in the name of Grantor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon; and (iii) cause the Collateral to be registered in the name of Secured Party, as legal owner. Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as Secured Party shall reasonably require consistent with Secured Party's interests hereunder. Grantor shall at any time at Secured Party's request mark the Collateral and/or Grantor's ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Secured Party disclosing that they are subject to Secured Party's security interests. Secured Party shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Grantor's books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with
- --------  -------
customers of Grantor shall be carried out by Secured Party through Grantor's independent auditors unless Secured Party shall then have the right directly to notify obligors on the Collateral as provided in
Section 9. Secured Party shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

        6.  Collections on the Collateral. Except as otherwise provided in any
            -----------------------------  ------
Loan Document, Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, except as prohibited by applicable Law Grantor's right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantor in trust for Secured Party and immediately delivered in kind to Secured Party. Any remittance received by Grantor from any Person shall be presumed to relate to the Collateral and to be subject to Secured Party's security interests. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized officer of Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

        7.  Possession of Collateral by Secured Party. All the Collateral now,
            -----------------------------------------
heretofore or hereafter delivered to Secured Party shall be held by Secured Party in its possession, custody and control. Any or all of the Collateral delivered to Secured Party may be held in an interest bearing or noninterest bearing account, in

Secured Party's sole and absolute discretion, and Secured Party may, in its discretion, apply any such interest to payment of the Secured Obligations. Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Secured Party's possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantor's obligations with respect thereto, or otherwise. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

        8.  Events of Default. There shall be an Event of Default hereunder upon
            -----------------
the occurrence and during the continuance of an Event of Default under the Loan Agreement.

        9.  Rights Upon Event of Default. Upon the occurrence and during the
            ----------------------------
continuance of an Event of Default, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in
                      ---------
Section 6 hereof) or under any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantor and without affecting the Obligations of Grantor hereunder or under any other Loan Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party; (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (g) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (h) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of Grantor; (i) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of Grantor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or
            ---------
thereon, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantor may be applied by Secured Party without notice to Grantor to the Secured Obligations in such order and manner as Secured Party in its sole discretion shall determine; (j) to insure, process and preserve the Collateral; (k) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (1) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy of any premises of Grantor for such purposes and for such periods of time as reasonably required by Secured Party; (m) to receive, open and dispose of all mail addressed to Grantor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that
                                                                 --------
Secured Party agrees that it will promptly deliver over to Grantor such opened mail as does not relate to the Collateral; and (n) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party's sole option and as Secured Party in its sole discretion may deem advisable. Grantor will, at Secured Party's request, assemble the Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of Grantor or elsewhere, and will make available to Secured Party, free of cost, all premises, equipment and facilities of Grantor for the purpose of Secured Party's taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

        Upon the occurrence and during the continuance of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

        Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Grantor's place of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral's being within the view of prospective purchasers. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantor expressly waives any right to direct the order and manner of sale of any Collateral. Secured Party or any Person on Secured Party's behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys' fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Secured Party in its sole and absolute discretion. Grantor and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

        Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Grantor at its address set forth in the Loan Agreement, or delivered or otherwise sent to Grantor, at least five (5) days before the date of the sale. Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.
- ------
        With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933 or other applicable Laws, Secured Party may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circum-stances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may
(i) approach and negotiate with a limited number of potential purchasers, and
(ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, Grantor agrees that if such Collateral is sold for a price which Secured Party in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, (b) Grantor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) Secured Party shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

        Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other Person except a third party lienholder permitted under the Loan Documents, and Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fall to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

        10.  Voting Rights: Dividends: etc. With respect to any Collateral
             -----------------------------
consisting of securities, partnership interests, joint venture interests, Investments or the like (referred to collectively and individually in this
Section 10 and in Section 11 as the "Investment Collateral"), so long as no
                                     ---------------------
Event of Default occurs and remains continuing:

             10.1  Voting Rights. Grantor shall be entitled to exercise any and
                   -------------
all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement, or the other Loan Documents; provided, however,
                                                            --------  -------
that Grantor
shall not exercise, or shall refrain from exercising, any such right if it would result in a Default.

             10.2  Dividend and Distribution Rights. Except as otherwise
                   --------------------------------
provided in any loan Document, Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Investment Collateral; provided, however, that any and all such dividends or
                       --------  -------
distributions received in the form of capital stock, certificated securities, warrants, options or rights to acquire capital stock or certificated securities forthwith shall be, and the certificates representing such capital stock or certificated securities, if any, forthwith shall be delivered to Secured Party to hold as pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other Property of Grantor, and forthwith be delivered to Secured Party as pledged Collateral in the same form as so received (with any necessary endorsements).

        11.  Rights During Event of Default. With respect to any Investment
             ------------------------------
Collateral, so long as an Event of Default has occurred and is continuing:

             11.1  Voting. Dividend. and Distribution Rights. At the option of
                   -----------------------------------------
Secured Party, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 10.1 above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 10.2 above, shall cease, and all such rights thereupon shall become vested in Secured Party which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Collateral such dividends and distributions.

             11.2  Dividends and Distributions Held in Trust. All dividends and
                   -----------------------------------------
other distributions which are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and forthwith shall be paid over to Secured Party as pledged Collateral in the same form as so received (with any necessary endorsements).

             11.3  Irrevocable Proxy. Grantor does hereby revoke all previous
                   -----------------
proxies with regard to the Investment Collateral and appoint Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders or other equity holders of the Persons that issued the Investment Collateral and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders or equity holders of such Persons executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted its shares or other interests or had personally signed the written consents; provided, however, that the proxyholder shall have rights
                  --------  -------
hereunder only upon the occurrence and during the continuance of an Event of Default. Grantor hereby authorizes Secured Party to substitute another Person as the proxyholder and, upon the occurrence and during the continuance of any Event of Default, hereby authorizes the proxyholder to file this proxy and any substitution instrument with the secretary or other appropriate official of the appropriate Person. This proxy is coupled with an interest and is irrevocable until such time as all Secured Obligations have been paid and performed in full.

        12.  Attorney-in-Fact. Grantor hereby irrevocably nominates and appoints
             ----------------
Secured Party as its attorney-in-fact for the following purposes: (a) to do all acts and things which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Grantor is obligated to do under this Agreement, at the expense of the Grantor so obligated and without any obligation to do so; (c) to prepare, sign, file and/or record, for Grantor, in the name of the Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Secured Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party's security interests therein; provided, however, that Secured Party shall be under no
                   --------  -------
obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act taken or omission with respect thereto.

        13.  Costs and Expenses. Grantor agrees to pay to Secured Party all
             ------------------
costs and expenses (including, without limitation, reasonable attorneys' fees
                    ---------
and disbursements) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including
                                                             ---------
reasonable attorneys' fees and disbursements, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of
 ---------
Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Secured Party by Grantor, immediately upon demand, together with interest thereon at the Default Rate.

        14.  Statute of Limitations and Other Laws. Until the Secured
             -------------------------------------
Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

        15.  Other Agreements. Nothing herein shall in any way modify or limit
             ----------------
the effect of terms or conditions set forth in any other security or other agreement executed by Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference.

        16.  Understandings With Respect to Waivers and Consents. Grantor
             ---------------------------------------------------
warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against Secured Party or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

        17.  Release of Grantor. This Agreement and all Secured Obligations of
             ------------------
Grantor hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when no portion of the Commitments remain outstanding. Upon such release of Grantor's Secured Obligations hereunder, Secured Party shall return any pledged Collateral to Grantor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party's interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantor.

        IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officers as of the date first written above.

                                       "Grantor"

                                       ELDORADO RESORTS LLC


                                       By:______________________________________
                                       Donald L. Carano, Chief Executive Officer

                                  [Exhibit K]

                              SECURITY AGREEMENT
                              ------------------

        This SECURITY AGREEMENT ("Agreement"), dated as of July 31, 1996, is made by ELDORADO CAPITAL CORP., a Nevada corporation, as Grantor, in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as the Administrative Agent and sole initial Bank under the Amended and Restated Loan Agreement hereafter referred to, and in favor of each of the Banks which may hereafter become a party thereto, collectively as Secured Party, with reference to the following facts:


                                   RECITALS
                                   --------

        A. Grantor has guaranteed the obligations of ELDORADO RESORTS LLC ("Borrower") pursuant to an Amended and Restated Loan Agreement of even date herewith among Borrower and Bank of America National Trust and Savings Association, as Administrative Agent and sole initial Bank (as it may from time to time be amended, restated, extended, renewed, modified or supplemented, the "Loan Agreement"). This Agreement is the Security Agreement referred to in the Loan Agreement and is one of the "Loan Documents" referred to in the Loan Agreement.

        B. Pursuant to the Loan Documents of even date the Banks are making certain credit facilities available to Borrower.

        C. As a condition of the availability of such credit facilities, Grantor is required to enter into this Agreement and to grant security interests to Secured Party as herein provided.

        D. Grantor expects to realize direct and indirect benefits from the execution of this Agreement

                                   AGREEMENT
                                   ---------

        NOW, THEREFORE, in order to induce Secured Party to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

        1.  Definitions. Terms defined in the Loan Agreement and not otherwise
            -----------
defined in this Agreement shall have the meanings defined for those terms in the Loan Agreement. Terms defined in the Uniform Commercial Code and not otherwise defined in this Agreement or in the Loan Agreement shall have the meanings defined for those terms in the Nevada Commercial Code. In addition, as used in this Agreement, the following terms shall have the meanings respectively set forth after each:

               "Agreement" means this Security Agreement, and any extensions,
                ---------
     modifications, renewals, restatements, supplements or amendments hereof.

               "Collateral" means and includes all present and future right,
                ----------
     title and interest of Grantor in or to any Property or assets whatsoever, and all rights and powers of Grantor to transfer any interest in or to any Property or assets whatsoever, including, without limitation, any and all
                                    ---------
     of the following Property:

                    (a) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to Grantor or in which Grantor may have any interest, however created or arising;

                    (b) All present and future general intangibles, all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, service marks, patents, licenses, copyrights, technology, processes, proprietary information and insurance proceeds;

                    (c) All present and future deposit accounts of Grantor, including, without limitation, any demand, time, savings, passbook or
          ---------
          like account maintained by Grantor with any bank, savings and loan association, credit union or like organization, and all money, Cash and Cash Equivalents of Grantor, whether or not deposited in any such deposit account;

                    (d) All present and future books and records, including,
                                                                  ---------
          without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Grantor or its business, all receptacles and containers for such records, and all files and correspondence;

                    (e) All present and future goods, including, without
                                                      ---------
          limitation, all consumer goods, farm products, inventory, equipment, gaming devices and associated equipment as defined in Nevada Revised Statutes Chapter 463, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Grantor's business;

               (f) All present and future inventory and merchandise, including,
                                                                     ---------
     without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

               (g) All present and future stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, Investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

               (h) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

               (i) All other tangible and intangible Property of Grantor;

               (j) All rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing; and

               (k) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles,
     ---------
     deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

          "Secured Obligations" means any and all present and future Obligations
           -------------------
of any type or nature of Grantor arising under or relating to the Guaranty, of even date herewith, made Grantor in favor of Secured Party. The Guaranty relates to the Loan Agreement and the Loan Documents or any one or more of them, and all obligations thereunder whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including
                                                            ---------
Obligations of performance as well as Obligations of payment, and including
                                                                  ---------
interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Grantor.

          "Secured Party" means the Administrative Agent, as collateral agent
           -------------
for the ratable benefit of the Banks. All rights of the Secured Party under this Agreement shall be exercised by the Administrative Agent, acting with the consent of the Banks or Majority Banks to the extent required by the Loan Agreement.

          2.  Further Assurances. At any time and from time to time at the
              ------------------
request of Secured Party, Grantor shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to Secured Party as shall be necessary or desirable to fully perfect, when filed and/or recorded, Secured Party's security interests granted pursuant to Section 3 of this Agreement. At any time and from time to time, Secured Party shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Secured Party may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. Before and after the occurrence of any Event of Default, at Secured Party's request, Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Secured Party to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Secured Party, or the priority thereof. With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which Secured Party's security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantor will upon demand of Secured Party deliver possession of same in pledge to Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

          3.  Security Agreement. For valuable consideration, Grantor hereby
              ------------------
assigns and pledges to Secured Party, and grants to Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of Grantor or any other Person or any other event or proceeding affecting any Person.

          4.  Grantor's Representations. Warranties and Agreements. Except as
              ----------------------------------------------------- ------
otherwise disclosed to Secured Party in writing concurrently herewith, Grantor represents, warrants and agrees that: (a) Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral, except such as are expressly permitted by the Loan Agreement or are timely
- ------
contested in good faith, and upon its failure to pay or so contest such taxes, charges, Liens and assessments,

Secured Party at its option may pay any of them, and Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (b) the Collateral will not be used for any unlawful purpose or in violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (c) Grantor will, to the extent consistent with good business practice, keep the Collateral in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered good practice by owners of like Property; (d) Grantor will take all reasonable steps to preserve and protect the Collateral; (e) Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Loan Agreement and as is consistent with sound business practice, and will cause Secured Party to be designated as an additional insured and loss payee with respect to such insurance, will obtain the written agreement of the insurers that such insurance shall not be cancelled, terminated or materially modified to the detriment of Secured Party without at least 30 days prior written notice to Secured Party, and will furnish copies of such insurance policies or certificates to Secured Party promptly upon request therefor; and (f) Grantor will promptly notify Secured Party in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and, except for the disposition of
                                                ------
collections and other proceeds of the Collateral permitted by Section 6 hereof, Grantor will not remove or permit to be removed any part of the Collateral from its place of business without the prior written consent of Secured Party, except
                                                                          ------
for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Loan Documents.

          5.  Secured Party's Rights Re Collateral. At any time (whether or not
              ------------------------------------
an Event of Default has occurred), without notice or demand and at the expense of Grantor, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (a) enter upon any premises on which Collateral is situated and examine the same or
(b) perform any obligation of Grantor under this Agreement or any obligation of any other Person under the Loan Documents. At any time and from time to time, at the expense of Grantor, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (i) notify obligors on the Collateral that the Collateral has been assigned to Secured Party; (ii) at any time and from time to time request from obligors on the Collateral, in the name of Grantor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon; and (iii) cause the Collateral to be registered in the name of Secured Party, as legal owner. Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as Secured Party shall reasonably require consistent with Secured Party's interests hereunder. Grantor shall at any time at Secured Party's request mark the Collateral and/or Grantor's ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Secured Party disclosing that they are subject to Secured Party's security interests. Secured Party shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Grantor's books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party reasonably may deem necessary or desirable to protect its interests; provided,
                                                                     --------
however, that any such action which involves communicating with customers of
- -------
Grantor shall be carried out by Secured Party through Grantor's independent auditors unless Secured Party shall then have the right directly to notify obligors on the Collateral as provided in Section 9. Secured Party shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

          6.  Collections on the Collateral. Except as otherwise provided in any
              -----------------------------  ------
Loan Document, Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, except as prohibited by applicable Law Grantor's right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantor in trust for Secured Party and immediately delivered in kind to Secured Party. Any remittance received by Grantor from any Person shall be presumed to relate to the Collateral and to be subject to Secured Party's security interests. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized officer of Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

          7.  Possession of Collateral by Secured Party. All the Collateral now,
              -----------------------------------------
heretofore or hereafter delivered to Secured Party shall be held by Secured Party in its possession, custody and control. Any or all of the Collateral delivered to Secured Party may be held in an interest bearing or noninterest bearing account, in Secured Party's sole and absolute discretion, and Secured Party may, in its discretion, apply any such interest to payment of the Secured Obligations. Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Secured Party's possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantor's obligations with respect thereto, or otherwise. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

          8.  Events of Default. There shall be an Event of Default hereunder
              -----------------
upon the occurrence and during the continuance of an Event of Default under the Loan Agreement.

          9.  Rights Upon Event of Default. Upon the occurrence and during the
              ----------------------------
continuance of an Event of Default, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in
                      ---------
Section 6 hereof) or under any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantor and without affecting the Obligations of Grantor hereunder or under any other Loan Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party; (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (g) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (h) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of Grantor; (i) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of Grantor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or
                                                 ---------
nonjudicial foreclosure thereof or thereon, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, ad Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantor may be applied by Secured Party without notice to Grantor to the Secured Obligations in such order and manner as Secured Party in its sole discretion shall determine;
(j) to insure, process and preserve the Collateral; (k) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (1) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of Grantor, use such of its supplies; equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy of any premises of Grantor for such purposes and for such periods of time as reasonably required by Secured Party; (m) to receive, open and dispose of all mail addressed to Grantor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that Secured Party agrees that
                                        --------
it will promptly deliver over to Grantor such opened mail as does not relate to the Collateral; and (n) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party's sole option and as Secured Party in its sole discretion may deem advisable. Grantor will, at Secured Party's request, assemble the Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of Grantor or elsewhere, and will make available to Secured Party, free of cost, all premises, equipment and facilities of Grantor for the purpose of Secured Party's taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

          Upon the occurrence and during the continuance of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

          Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Grantor's place of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral's being within the view of prospective purchasers. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantor expressly waives any right to direct the order and manner of sale of any Collateral. Secured Party or any Person on Secured Party's behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys' fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Secured Party in its sole and absolute discretion. Grantor and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

          Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Grantor at its address set forth in the Loan Agreement, or delivered or otherwise sent to Grantor, at least five (5) days before the date of the sale. Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.
                    ------

          With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933 or other applicable Laws, Secured Party may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, Grantor agrees that if such Collateral is sold for a price which Secured Party in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects,
(b) Grantor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) Secured Party shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

          Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other Person except a third party lienholder permitted under the Loan Documents, and Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

          10.  Voting Rights: Dividends: etc. With respect to any Collateral
               -----------------------------
consisting of securities, partnership interests, joint venture interests, Investments or the like (referred to collectively and individually in this
Section 10 and in Section 11
as the "Investment Collateral"), so long as no Event of Default occurs and
        ---------------------
remains continuing:

          10.1 Voting Rights. Grantor shall be entitled to exercise any and all
               -------------
voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement, or the other Loan Documents; provided, however
                                                            --------  -------
that Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in a Default.

          10.2 Dividend and Distribution Rights. Except as otherwise provided in
               --------------------------------
any Loan Document, Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Investment Collateral; provided, however, that any and all such dividends or distributions
            --------  -------
received in the form of capital stock, certificated securities, warrants, options or rights to acquire capital stock or certificated securities forthwith shall be, and the certificates representing such capital stock or certificated securities, if any, forthwith shall be delivered to Secured Party to hold as pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other Property of Grantor, and forthwith be delivered to Secured Party as pledged Collateral in the same form as so received (with any necessary endorsements).

     11.  Rights During Event of Default. With respect to any Investment
          ------------------------------
Collateral, so long as an Event of Default has occurred and is continuing:

          11.1 Voting, Dividend, and Distribution Rights. At the option of
               -----------------------------------------
Secured Party, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 10.1 above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 10.2 above, shall cease, and all such rights thereupon shall become vested in Secured Party which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Collateral such dividends and distributions.

          11.2 Dividends and Distributions Held in Trust. All dividends and
               -----------------------------------------
other distributions which are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and forthwith shall be paid over to Secured Party as pledged Collateral in the same form as so received (with any necessary endorsements).

          11.3 Irrevocable Proxy. Grantor does hereby revoke all previous
               -----------------
proxies with regard to the Investment Collateral and appoint Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders or other equity holders of the Persons that issued the Investment Collateral and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders or equity holders of such Persons executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted its shares or other interests or had personally signed the written consents; provided,
                                                                  --------
however, that the proxyholder shall have rights hereunder only upon the
- -------
occurrence and during the continuance of an Event of Default. Grantor hereby authorizes Secured Party to substitute another Person as the proxyholder and, upon the occurrence and during the continuance of any Event of Default, hereby authorizes the proxyholder to file this proxy and any substitution instrument with the secretary or other appropriate official of the appropriate Person. This proxy is coupled with an interest and is irrevocable until such time as all Secured Obligations have been paid and performed in full.

          12.  Attorney-in-Fact. Grantor hereby irrevocably nominates and
               ----------------
appoints Secured Party as its attorney-in-fact for the following purposes: (a) to do all acts and things which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Grantor is obligated to do under this Agreement, at the expense of the Grantor so obligated and without any obligation to do so; (c) to prepare, sign, file and/or record, for Grantor, in the name of the Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Secured Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party's security interests therein; provided, however, that Secured Party shall be under no
                   --------  -------
obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act taken or omission with respect thereto.

          13.  Costs and Expenses. Grantor agrees to pay to Secured Party all
               ------------------
costs and expenses (including, without limitation, reasonable attorneys' fees
                    ---------
and disbursements) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including
                                                             ---------
reasonable attorneys' fees and disbursements, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of
 ---------
Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Secured Party by Grantor, immediately upon demand, together with interest thereon at the Default Rate.

          14.  Statute of Limitations and Other Laws. Until the Secured
               -------------------------------------
Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

          15.  Other Agreements. Nothing herein shall in any way modify or limit
               ----------------
the effect of terms or conditions set forth in any other security or other agreement executed by Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference.

          16.  Understandings With Respect to Waivers and Consents. Grantor
               ---------------------------------------------------
warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against Secured Party or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

          17.  Release of Grantor. This Agreement and all Secured Obligations of
               ------------------
Grantor hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when no portion of the Commitments remain outstanding. Upon such release of Grantor's Secured Obligations hereunder, Secured Party shall return any pledged Collateral to Grantor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party's interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantor.

          IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officers as of the date first written above.

                         "Grantor"

                         ELDORADO CAPITAL CORP.


                         By:
                             ----------------------------------------
                         Donald L Carano, Chief Executive Officer